================================================================================
                                                                     Exhibit 4.1


                                   $50,000,000

                           LOAN AND SECURITY AGREEMENT

                          DATED AS OF NOVEMBER 25, 2003

                                      AMONG

                            LOEHMANN'S OPERATING CO.
                                 (THE BORROWER)

                                       AND

                           LOEHMANN'S HOLDINGS, INC.,
                              LOEHMANN'S, INC. AND
                      LOEHMANN'S REAL ESTATE HOLDINGS, INC.
                         (COLLECTIVELY, THE GUARANTORS)

                                       AND

                        THE FINANCIAL INSTITUTIONS PARTY
                            HERETO FROM TIME TO TIME
                           (COLLECTIVELY, THE LENDERS)

                                       AND

                       THE CIT GROUP/BUSINESS CREDIT, INC.
                                   (THE AGENT)


================================================================================

                                TABLE OF CONTENTS

ARTICLE I. DEFINITIONS............................................................................................1

   SECTION 1.1       DEFINITIONS.   FOR THE PURPOSES OF THIS AGREEMENT:...........................................1
   SECTION 1.2       OTHER REFERENTIAL PROVISIONS................................................................32
   SECTION 1.3       EXHIBITS AND SCHEDULES......................................................................34

ARTICLE II. REVOLVING CREDIT LOANS...............................................................................34

   SECTION 2.1       REVOLVING CREDIT LOANS......................................................................34
   SECTION 2.2       MANNER OF BORROWING REVOLVING CREDIT LOANS..................................................34
   SECTION 2.3       REPAYMENT OF REVOLVING CREDIT LOANS.........................................................37
   SECTION 2.4       REVOLVING CREDIT NOTE.......................................................................37

ARTICLE III. LETTER OF CREDIT FACILITY...........................................................................37

   SECTION 3.1       ISSUANCE....................................................................................37
   SECTION 3.2       ADVANCES AUTOMATIC; PARTICIPATIONS..........................................................38
   SECTION 3.3       CASH COLLATERAL.............................................................................39
   SECTION 3.4       FEES AND EXPENSES...........................................................................40
   SECTION 3.5       REQUEST FOR INCURRENCE OF LETTER OF CREDIT OBLIGATIONS......................................40
   SECTION 3.6       OBLIGATION ABSOLUTE.........................................................................40
   SECTION 3.7       INDEMNIFICATION; NATURE OF LENDERS' DUTIES..................................................41

ARTICLE IV. GENERAL LOAN PROVISIONS..............................................................................42

   SECTION 4.1       INTEREST....................................................................................42
   SECTION 4.2       FEES........................................................................................45
   SECTION 4.3       MANNER OF PAYMENT...........................................................................46
   SECTION 4.4       LOAN ACCOUNTS; STATEMENTS OF ACCOUNT........................................................46
   SECTION 4.5       TERMINATION OF AGREEMENT....................................................................47
   SECTION 4.6       MAKING OF ADVANCES..........................................................................47
   SECTION 4.7       SETTLEMENT AMONG LENDERS....................................................................48
   SECTION 4.8       CHANGED CIRCUMSTANCES.......................................................................52
   SECTION 4.9       OBLIGATIONS ABSOLUTE........................................................................53
   SECTION 4.10      AGENT ADVANCES..............................................................................53
   SECTION 4.11      OVERADVANCES................................................................................54
   SECTION 4.12      FUNDING LOSSES..............................................................................55
   SECTION 4.13      WAIVER OF SURETYSHIP DEFENSES...............................................................55
   SECTION 4.14      CHANGE OF CONTROL...........................................................................56

ARTICLE V. CONDITIONS PRECEDENT..................................................................................56

   SECTION 5.1       CONDITIONS PRECEDENT TO REVOLVING CREDIT LOANS AND LETTERS OF CREDIT........................56
   SECTION 5.2       ALL ADVANCES; LETTERS OF CREDIT.............................................................60

ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF CREDIT PARTIES.....................................................60

   SECTION 6.1       REPRESENTATIONS AND WARRANTIES..............................................................60
   SECTION 6.2       SURVIVAL OF REPRESENTATION AND WARRANTIES, ETC..............................................72

ARTICLE VII. SECURITY INTEREST...................................................................................72

   SECTION 7.1       SECURITY INTEREST...........................................................................72
   SECTION 7.2       CONTINUED PRIORITY OF SECURITY INTEREST.....................................................73
   SECTION 7.3       THE UCC.....................................................................................75

ARTICLE VIII. COLLATERAL COVENANTS...............................................................................76

   SECTION 8.1       COLLECTIONS; PAYMENTS.......................................................................76
   SECTION 8.2       INSPECTION, VERIFICATION AND NOTIFICATION...................................................78

   SECTION 8.3       INVENTORY COVENANTS.........................................................................79
   SECTION 8.4       RETURNED INVENTORY..........................................................................79
   SECTION 8.5       OWNERSHIP AND DEFENSE OF TITLE..............................................................79
   SECTION 8.6       INSURANCE...................................................................................80
   SECTION 8.7       LOCATION OF OFFICES AND COLLATERAL..........................................................81
   SECTION 8.8       RECORDS RELATING TO COLLATERAL..............................................................82
   SECTION 8.9       MAINTENANCE OF EQUIPMENT....................................................................82
   SECTION 8.10      INFORMATION AND REPORTS.....................................................................82
   SECTION 8.11      COVENANTS REGARDING INTELLECTUAL PROPERTY COLLATERAL........................................84
   SECTION 8.12      LANDLORD AND OTHER WAIVERS..................................................................84
   SECTION 8.13      CONTROL AGREEMENTS..........................................................................85

ARTICLE IX. AFFIRMATIVE COVENANTS................................................................................85

   SECTION 9.1       PRESERVATION OF CORPORATE EXISTENCE AND SIMILAR MATTERS.....................................85
   SECTION 9.2       COMPLIANCE WITH APPLICABLE LAW..............................................................86
   SECTION 9.3       MAINTENANCE OF PROPERTY.....................................................................86
   SECTION 9.4       CONDUCT OF BUSINESS.........................................................................86
   SECTION 9.5       INSURANCE...................................................................................86
   SECTION 9.6       PAYMENT OF TAXES AND CLAIMS.................................................................86
   SECTION 9.7       ACCOUNTING METHODS AND FINANCIAL RECORDS....................................................87
   SECTION 9.8       USE OF PROCEEDS.............................................................................87
   SECTION 9.9       HAZARDOUS WASTE AND SUBSTANCES; ENVIRONMENTAL REQUIREMENTS..................................87
   SECTION 9.10      FURTHER ASSURANCES..........................................................................88

ARTICLE X. INFORMATION...........................................................................................88

   SECTION 10.1      FINANCIAL STATEMENTS........................................................................88
   SECTION 10.2      ACCOUNTANTS' CERTIFICATE....................................................................89
   SECTION 10.3      COMPLIANCE CERTIFICATE......................................................................89
   SECTION 10.4      COPIES OF OTHER REPORTS.....................................................................90
   SECTION 10.5      NOTICE OF LITIGATION AND OTHER MATTERS......................................................90
   SECTION 10.6      ERISA.......................................................................................91
   SECTION 10.7      ACCURACY OF INFORMATION.....................................................................91
   SECTION 10.8      REVISIONS OR UPDATES TO SCHEDULES...........................................................92

ARTICLE XI. NEGATIVE COVENANTS...................................................................................92

   SECTION 11.1      INDEBTEDNESS FOR MONEY BORROWED.............................................................92
   SECTION 11.2      GUARANTIES..................................................................................92
   SECTION 11.3      INVESTMENTS AND ACQUISITIONS................................................................92
   SECTION 11.4      CAPITAL EXPENDITURES........................................................................92
   SECTION 11.5      RESTRICTED DISTRIBUTIONS AND PAYMENTS.......................................................92
   SECTION 11.6      MERGER, CONSOLIDATION AND SALE OF ASSETS....................................................93
   SECTION 11.7      TRANSACTIONS WITH AFFILIATES................................................................93
   SECTION 11.8      LIENS.......................................................................................93
   SECTION 11.9      OPERATING LEASES............................................................................93
   SECTION 11.10     BENEFIT PLANS...............................................................................93
   SECTION 11.11     SALES AND LEASEBACKS........................................................................94
   SECTION 11.12     CAPITAL STRUCTURE AND BUSINESS..............................................................94
   SECTION 11.13     NO IMPAIRMENT OF INTERCOMPANY TRANSFERS.....................................................94
   SECTION 11.14     NO SPECULATIVE TRANSACTIONS.................................................................94
   SECTION 11.15     PARENT NOTES................................................................................94
   SECTION 11.16     TERMINATIONS; AMENDMENTS NOT AUTHORIZED.....................................................95
   SECTION 11.17     NO RESTRICTION ON PAYMENTS TO AGENT.........................................................95
   SECTION 11.18     REAL ESTATE; LEASES.........................................................................95
   SECTION 11.19     PNC LOANS AND ACCOUNTS......................................................................95
   SECTION 11.20     EXISTING DOCUMENTARY LETTERS OF CREDIT......................................................95

ARTICLE XII. DEFAULT.............................................................................................95

   SECTION 12.1      EVENTS OF DEFAULT...........................................................................95
   SECTION 12.2      REMEDIES....................................................................................98
   SECTION 12.3      APPLICATION OF PROCEEDS....................................................................101
   SECTION 12.4      MISCELLANEOUS PROVISION CONCERNING REMEDIES................................................101
   SECTION 12.5      TRADEMARK LICENSE..........................................................................103
   SECTION 12.6      PAYOUT AGREEMENT PAYMENTS..................................................................103

ARTICLE XIII. ASSIGNMENTS.......................................................................................104

   SECTION 13.1      SUCCESSORS AND ASSIGNS; PARTICIPATIONS.....................................................104
   SECTION 13.2      REPRESENTATION OF LENDERS..................................................................107

ARTICLE XIV. THE AGENT..........................................................................................107

   SECTION 14.1      APPOINTMENT OF AGENT.......................................................................107
   SECTION 14.2      DELEGATION OF DUTIES.......................................................................107
   SECTION 14.3      EXCULPATORY PROVISIONS.....................................................................108
   SECTION 14.4      RELIANCE BY AGENT..........................................................................108
   SECTION 14.5      NOTICE OF DEFAULT..........................................................................108
   SECTION 14.6      NON-RELIANCE ON AGENT AND OTHER LENDERS....................................................109
   SECTION 14.7      INDEMNIFICATION............................................................................109
   SECTION 14.8      AGENT IN ITS INDIVIDUAL CAPACITY...........................................................109
   SECTION 14.9      SUCCESSOR AGENT............................................................................110
   SECTION 14.10     NOTICES FROM AGENT TO LENDERS..............................................................110
   SECTION 14.11     AGENCY FOR PERFECTION......................................................................110

ARTICLE XV. MISCELLANEOUS.......................................................................................110

   SECTION 15.1      NOTICES....................................................................................110
   SECTION 15.2      EXPENSES...................................................................................111
   SECTION 15.3      STAMP AND OTHER TAXES......................................................................113
   SECTION 15.4      SETOFF; PRO RATA PARTICIPATION.............................................................113
   SECTION 15.5      LITIGATION.................................................................................114
   SECTION 15.6      WAIVER OF RIGHTS...........................................................................115
   SECTION 15.7      REVERSAL OF PAYMENTS.......................................................................115
   SECTION 15.8      INJUNCTIVE RELIEF..........................................................................115
   SECTION 15.9      ACCOUNTING MATTERS.........................................................................115
   SECTION 15.10     AMENDMENTS.................................................................................115
   SECTION 15.11     ASSIGNMENT.................................................................................117
   SECTION 15.12     PERFORMANCE OF EACH CREDIT PARTY'S DUTIES..................................................117
   SECTION 15.13     INDEMNIFICATION............................................................................117
   SECTION 15.14     ALL POWERS COUPLED WITH INTEREST...........................................................117
   SECTION 15.15     SURVIVAL...................................................................................117
   SECTION 15.16     SEVERABILITY OF PROVISIONS.................................................................118
   SECTION 15.17     GOVERNING LAW..............................................................................118
   SECTION 15.18     COUNTERPARTS...............................................................................118
   SECTION 15.19     REPRODUCTION OF DOCUMENTS..................................................................118
   SECTION 15.20     TERM OF AGREEMENT..........................................................................118
   SECTION 15.21     CONFIDENTIALITY............................................................................119

                                    EXHIBITS
                                    --------


EXHIBIT A                  FORM OF REVOLVING CREDIT NOTE
EXHIBIT B                  FORM OF BORROWING NOTICE
EXHIBIT C                  FORM OF BORROWING BASE CERTIFICATE
EXHIBIT D                  FORM OF OPINION OF COUNSEL TO CREDIT PARTIES
EXHIBIT E                  FORM OF ASSIGNMENT AND TRANSFER AGREEMENT
EXHIBIT F                  FORM OF OFFICER'S CERTIFICATE
EXHIBIT G                  FORM OF SECRETARY'S CERTIFICATE
EXHIBIT H                  INTENTIONALLY OMITTED
EXHIBIT I                  FORM OF TRADEMARK SECURITY AGREEMENT
EXHIBIT J                  FORM OF CREDIT CARD CONTROL AGREEMENT
EXHIBIT K                  FORM OF INSURANCE LOSS PAYABLE ENDORSEMENT
EXHIBIT L                  FORM OF STOCK PLEDGE AGREEMENT

                                    SCHEDULES


SCHEDULE 2.2:              Authorized Officers
SCHEDULE 6.1(a):           Organization; Power; Qualification; FEIN
SCHEDULE 6.1(b):           Subsidiaries and Ownership of the Borrower
SCHEDULE 6.1(e):           Business Description
SCHEDULE 6.1(f):           Compliance with Law; Government Approvals
SCHEDULE 6.1(g):           Real Estate; Titles to Properties
SCHEDULE 6.1(h):           Liens
SCHEDULE 6.1(i):           Indebtedness and Guaranties
SCHEDULE 6.1(j):           Litigation
SCHEDULE 6.1(k):           Tax Returns and Payments
SCHEDULE 6.1(n):           Benefit Plans; ERISA
SCHEDULE 6.1(r):           Inventory
SCHEDULE 6.1(t):           Chief Executive Office
SCHEDULE 6.1(v):           Corporate and Fictitious Names
SCHEDULE 6.1(z):           Intellectual Property
SCHEDULE 6.1(aa):          Trade Names
SCHEDULE 6.1(bb):          Brokers
SCHEDULE 6.1(cc):          Insurance
SCHEDULE 6.1(dd):          Deposit and Disbursement Accounts
SCHEDULE 6.1(gg):          Agreements and other Documents
SCHEDULE 9.8:              Use of Proceeds
SCHEDULE 12.1(j):          Excluded Judgments

                           LOAN AND SECURITY AGREEMENT

                          Dated as of November 25, 2003


         LOEHMANN'S OPERATING CO., a Delaware corporation ("Borrower"), LOEHMANN'S HOLDINGS, INC., a Delaware corporation ("Parent"), LOEHMANN'S, INC., a Delaware corporation ("Sub-Parent"), and LOEHMANN'S REAL ESTATE HOLDINGS, INC., a Delaware corporation ("REH"; together with Parent and Sub-Parent, the "Guarantors" and each a "Guarantor"; and together with the Borrower, the "Credit Parties" and each a "Credit Party"), the financial institutions party to this Agreement from time to time (collectively, the "Lenders"), and THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation (the "Agent"), agree as follows:

         RECITALS: The Borrower has requested that Lenders make, and the Lenders desire to make, available to the Borrower, a revolving credit facility in an aggregate amount of up to $50,000,000 (including a letter of credit subline in an aggregate amount of up to $15,000,000), upon the terms and subject to the conditions set forth herein.

                                   ARTICLE I.
                                   DEFINITIONS

SECTION 1.1       Definitions.   For the purposes of this Agreement:
                  -----------

                  "Accounts" means, as to any Person,  all of such Person's then owned or existing and future acquired or arising (a) "accounts", as such term is defined in the Uniform Commercial Code, and any and all other receivables (whether or not specifically listed on schedules furnished to Agent), including, without limitation, all accounts created by, or arising from, all of Borrower's sales, leases, rentals or other dispositions of goods or renditions of services to its customers (whether or not they have been earned by performance), including but not limited to, those accounts arising from sales, leases, rentals or other dispositions of goods or rendition of services made under any of the trade names, logos or styles of Borrower, or through any division of Borrower;
(b)  Instruments,   Documents,   Chattel  Paper,  Contracts,   Contract  Rights,
acceptances, and tax refunds relating to any of the foregoing or arising therefrom; (c) unpaid seller's rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to any of the foregoing or arising therefrom; (d) rights to any Goods relating to any of the foregoing or arising therefrom, including rights to returned, reclaimed or repossessed Goods; (e) reserves and credit balances relating to any of the foregoing or arising therefrom; (f) Supporting Obligations and Letter of Credit Rights relating to any of the foregoing or arising therefrom; (g) insurance policies or rights relating to any of the foregoing; (h) General Intangibles relating to any of the foregoing or arising therefrom, including, without limitation, all payment intangibles and other rights to payment (including, but not limited to, those arising in connection with bank and non-bank credit card receivables) and books and records and any electronic media and software relating thereto; (i) notes, deposits or property of Account Debtors relating to any of the foregoing or arising therefrom securing the obligations of any such

Account Debtors to the Borrower; (j) healthcare insurance receivables; and (k) cash and non-cash Proceeds of any and all the foregoing.

                  "Account Debtor" means a Person who is obligated on or in connection with an Account.

                  "Acquire", as applied to any Business Unit or Investment, means the acquiring or acquisition of such Business Unit or Investment by purchase, exchange, issuance of stock or other securities, or by merger, reorganization or any other method.

                  "Advance" means an amount or amounts advanced by the Lenders to the Borrower under the Revolving Credit Facility pursuant to ARTICLE 2 hereof.

                  "Affiliate" means, with respect to a Person, (a) any partner, officer, manager, director, employee or managing agent of such Person or such Person's Affiliates, (b) any spouse, parent, siblings, children or grandchildren (by birth or adoption) of such Person and (c) any other Person (other than a Subsidiary) that, (i) directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person, (ii) directly or indirectly beneficially owns or holds 10% or more of any class of voting stock or partnership or other voting interest of such Person or any Subsidiary of such Person, or (iii) 10% or more of the voting stock or partnership or other voting interest of which is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other voting interest, by contract or otherwise; provided, however, that the term "Affiliate" shall specifically exclude the Agent and each Lender.

                  "Agent" means CITBC, solely in its capacity as agent for the Lenders, and any successor agent appointed pursuant to SECTION 14.9 hereof.

                  "Agent's Office" means the office of the Agent specified in or determined in accordance with the provisions of SECTION 15.1(C) hereof.

                  "Agreement" means this Loan and Security Agreement, including all Schedules, Exhibits and other attachments hereto, and all amendments, modifications and supplements hereto and thereto and shall mean and refer to this Agreement as the same may be in effect at the time such reference becomes operative.

                  "Agreement Date" means the date as of which this Agreement is dated.

                  "Anniversary Date" means the Initial Anniversary Date and the same date in every year thereafter.

                  "Applicable Law" means all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and of all orders and decrees of all courts and arbitrators, including, without limitation, applicable Environmental Laws.

                  "Applicable Margin" means the percentage per annum set forth below opposite the Excess Availability for the respective interest rate option below, to be determined quarterly based on the daily average Excess Availability for the immediately preceding calendar quarter:

               Excess Availability                                  Applicable Margin
                                             ----------------------------------------------------------------
                                                     Prime Option                     LIBOR Option
       ------------------------------------- ------------------------------ ---------------------------------
       Less than $15 million                             0.75%                           2.25%
       ------------------------------------- ------------------------------ ---------------------------------
       $15 million or greater but less
       than $40 million                                  0.50%                           2.00%
       ------------------------------------- ------------------------------ ---------------------------------
       $40 million or greater                            0.25%                           1.75%
       ------------------------------------- ------------------------------ ---------------------------------

         The adjustment to the Applicable Margin, if any, shall be effective on the first Business Day of the then current calendar quarter (the "Adjustment Date"). Each Applicable Margin shall be effective from one Adjustment Date until the day before the next Adjustment Date. Any adjustment in the Applicable Margin shall be applicable to all existing Revolving Credit Loans outstanding, as well as any new Advances made or issued.

                  "Appraised GOB Value" means the net "going out of business" value of the relevant Inventory determined from time to time pursuant to an appraisal conducted by Great American Group or any other appraiser that is (a) satisfactory to Agent, in its sole discretion and (b) consented to by Borrower (which consent shall not be unreasonably withheld), which appraisal shall be conducted in accordance with the terms of SECTION 8.3 hereof.

                  "Asset Disposition" means the sale, transfer, conveyance or other disposition (including, without limitation, pursuant to any merger, consolidation or sale-leaseback transaction) of any asset or property of any Credit Party, including, but not limited to, the capital stock of any Credit Party.

                  "Assignment and Transfer" means an assignment and transfer agreement, substantially in the form of EXHIBIT E hereto, assigning all or a portion of a Lender's interests, rights and obligations under this Agreement pursuant to SECTION 13.1.

                  "Audited Financial Statements" shall have the meaning assigned to such term in SECTION 10.1(A) hereof.

                  "Availability Reserve" means such reserve or reserves as the Agent may establish or deem necessary from time to time in the exercise of its reasonable credit judgment, including, without limitation, (i) any reserve established by Agent, in its Permitted Discretion, pursuant to

SECTIONS 8.1, 8.12, and 8.13 hereof and (ii) any reserve established by Agent, in its reasonable credit judgment, as a result of any issues, circumstances or facts that could negatively impact the Borrower or the business, prospects, profits, operations, industry, financial condition or assets of the Borrower, including, without limitation, (w) Permitted Liens described in CLAUSES (A) or
(E) of the definition thereof attaching to Eligible Credit Card Accounts and/or Eligible Inventory, (x) Permitted Liens described in CLAUSE (C) of the definition thereof to the extent such Permitted Liens could reasonably be expected to materially and adversely affect the value of the Collateral located on the subject Real Estate or the ability of Agent to realize upon such Collateral (y) judgments entered against Borrower and (z) rights of chargeback, setoff and/or similar rights of a credit card issuer to the extent such chargebacks, setoffs or similar rights have not been reflected as reductions in the most recent Borrowing Base Certificate furnished to Agent.

                  "Availability Shortfall" means that Excess Availability, as measured by Agent at any time and from time to time during the term hereof, is less than $5,000,000.

                  "Benefit Plan" or "Plan" means an "employee benefit plan" as defined in Section 3(3) of ERISA (other than a Multi-Employer Plan) in respect of which Borrower or any Related Company is, or with respect to defined benefit plans (as defined under ERISA) within the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA, including such plans as may be established after the Effective Date.

                  "Blocked Account" means an account of Borrower maintained by it with a Clearing Bank pursuant to a Blocked Account Agreement.

                  "Blocked Account Agreement" means an agreement among Borrower, the Agent and a Clearing Bank, in form and substance satisfactory to Agent, concerning the collection, treatment and remission of payments or other deposits which represent the proceeds of Collateral.

                  "Borrower" shall have the meaning ascribed to such term in the preamble of this Agreement.

                  "Borrowing Base" means, at any time, an amount equal to the lesser of:

                                    (a) (i)  $50,000,000  minus  (ii) an  amount
                  equal to the Letter of Credit Reserve,

                           or

                                    (b) (i) an  amount  equal  to the sum of (A)
                  the lesser of (1) seventy-five percent (75%) of Eligible Inventory at Cost, less the amount of any Inventory Reserves, or (2) eighty-five percent (85%) of Eligible Inventory at its Appraised GOB Value, less the amount of any Inventory Reserves; and (B) eighty-five percent (85%) of Eligible Credit Card Accounts; minus (ii) an amount equal to the sum of (A) the Letter of Credit Reserve, (B) a reserve in an amount equal to ten percent (10%) of the aggregate amount of all Revolving Credit Loans and Letter of Credit Obligations (with Letter of Credit Obligations, for this purpose, not to include Reimbursement Obligations constituting

                  Revolving  Credit  Loans)   outstanding  and/or  requested  by
                  Borrower at such time and (C) the amount of any Availability Reserves.

                  "Borrowing Base Certificate" means a certificate in the form attached hereto as EXHIBIT C (or another form acceptable to the Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, in sufficient detail provided by Borrower or otherwise in such detail as shall be reasonably satisfactory to the Agent. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Borrower and certified to the Agent; provided, that the Agent shall have the right to review and adjust the Borrowing Base to the extent that such calculation is not in accordance with this Agreement.

                  "Borrowing Notice" shall have the meaning assigned to such term in SECTION 2.2(A)(I) hereof.

                  "Business Day" means (a) any day other than a Saturday, Sunday or other day on which either the office of JPMorgan Chase & Co. in New York, New York or the Agent's office in New York, New York is authorized to close and (b) with respect to all notices, determinations, fundings and payments in connection with LIBOR or the LIBOR Option, any day that is a Business Day pursuant to CLAUSE (A) above and that is also a day on which trading in Dollars is carried on by and between banks in the London Interbank Market.

                  "Business Unit" means the assets constituting the business or a division or operating unit thereof of any Person.

                  "Capital Expenditures" means, with respect to Borrower, all expenditures made and liabilities incurred for the acquisition of assets (other than assets which constitute a Business Unit) which are not, in accordance with GAAP, treated as expense items for Borrower in the year made. Insurance proceeds and any other payments received on account of any casualty loss applied to the repair or replacement of the property affected by such casualty loss within one
(1) year of the receipt of such proceeds and/or payments shall not constitute Capital Expenditures.

                  "Capitalized Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                  "Capitalized Lease Obligation" means Indebtedness represented by obligations under a Capitalized Lease, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

                  "Cash Collateral" means collateral consisting of cash or Cash Equivalents on which the Agent, for the benefit of itself as Agent and the Lenders, has a first priority Lien.

                  "Cash Collateral Account" shall have the meaning assigned to such term in SECTION 3.3(A) hereof.

                  "Cash Equivalents" means

                                    (a) marketable direct  obligations issued or
                  unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

                                    (b)  commercial  paper maturing no more than
                  one year from the date issued and, at the time of acquisition thereof, having a rating of at least A-2 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.;

                                    (c)  certificates  of  deposit  or  bankers'
                  acceptances issued in Dollar denominations and maturing within one year from the date of issuance thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000.00 and, unless issued by the Agent or a Lender, not subject to set-off or offset rights in favor of such bank arising from any extension of credit by such bank; and

                                    (d)   repurchase   agreements  in  form  and
                  substance and for amounts satisfactory to the Agent with a term of not more than seven days for underlying securities of the types described in CLAUSES (A), (B) and (C) above, entered into with any financial institution meeting the qualifications specified in clause (c).

                  "Change of Control" means any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 50% or more of the issued and outstanding shares of capital stock of Parent having the right to vote for the election of directors of Parent under ordinary circumstances; (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Parent (together with any new (including replacement) directors whose election to such board of directors of Parent or whose nomination for election by the stockholders of Parent was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; (c) Parent ceases to own and control all of the issued and outstanding capital stock of Sub-Parent, (d) Sub-Parent ceases to own and control all of the issued and outstanding capital stock of Borrower or (e) Borrower ceases to own and control all of the issued and outstanding capital stock of any of its Subsidiaries, except, solely with respect to SUBCLAUSES (C), (D) and (E), in the event of the merger, consolidation and/or sale of assets of any such entities that is expressly permitted under SECTION 11.6 of this Agreement.

                  "Charges" means all Federal, state, county, city, municipal, local, foreign or other governmental taxes (including, without limitation, taxes owed to PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Secured Obligations, (iii) the employees, payroll, income or gross receipts of Borrower,
(iv) the ownership or use of any assets by Borrower or (v) any other aspect of Borrower's business.

                  "Chase Bank Rate" means the rate of interest per annum announced by JPMorgan Chase & Co. from time to time as its prime rate in effect at its principal office in the City of New York. Such rate is not intended to be the lowest rate of interest charged by JPMorgan Chase & Co. to its borrowers.

                  "Chattel Paper" means as to any Person, any "chattel paper," as such term is defined in the Uniform Commercial Code, including electronic chattel paper, now owned or hereafter acquired by such Person.

                  "CITBC" means The CIT Group/Business Credit, Inc., a New York corporation.

                  "Clearing Bank" means any banking institution with which a Blocked Account has been established pursuant to a Blocked Account Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" means all of Borrower's right, title and interest in and to each of the following (whether in the name of Borrower or under any of Borrower's Trade Names), wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising:

                                    (a) all Accounts,

                                    (b) all Chattel Paper,

                                    (c) all Contracts,

                                    (d) all Contract Rights,

                                    (e) all Deposit Accounts,

                                    (f) all Documents,

                                    (g) all Equipment,

                                    (h) all Fixtures,

                                    (i)  all  General   Intangibles   (including
                  payment intangibles and Software),

                                    (j) all Instruments,

                                    (k) all Inventory,

                                    (l) all Investment Property,

                                    (m) all Real Estate,

                                    (n) all Supporting Obligations and Letter of
                  Credit Rights,

                                    (o) all other Goods and property, whether or
                  not delivered, including, without limitation, such other goods and property (i) the sale or lease of which gives or purports to give rise to any Account or other Collateral, including, but not limited to, all Inventory and other merchandise returned or rejected by or repossessed from customers, or (ii) securing any Account or other Collateral, including, without limitation, all rights as an unpaid vendor or lienor (including, without limitation, stoppage in transit, replevin and reclamation) with respect to such other Goods and properties,

                                    (p) all  substitutes and  replacements  for,
                  accessories, attachments, and other additions to, any of the above and any and all products or masses into which any Goods are physically united such that their identity is lost,

                                    (q)  all   policies  and   certificates   of
                  insurance relating to any of the foregoing, now owned or hereafter acquired, evidencing or pertaining to any and all items of Collateral,

                                    (r)  all  files,  correspondence,   computer
                  programs, tapes, discs and related data processing software which contain information identifying or pertaining to any of the Collateral or any Account Debtor, or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof,

                                    (s) all cash deposited with the Agent or any
                  Lender or which the Agent, for the benefit of the Lenders, or any Lender is entitled to retain or otherwise possess as Collateral pursuant to the provisions of this Agreement or any of the Security Documents or any agreement relating to any Letters of Credit, and

                                    (t) any and all products and Proceeds of the
                  foregoing (including, but not limited to, any claim to any item referred to in this definition, and any claim against any third party for loss of, damage to or destruction of any or all of the Collateral or for proceeds payable under, or unearned premiums with respect to, policies of insurance) in whatever form, including, but not limited to, cash, Instruments, Chattel Paper, security agreements and other documents.

Notwithstanding the foregoing, Collateral shall not include any Real Estate lease or general intangible that (x) by its express terms (which terms are enforceable under applicable law) or (y) pursuant to applicable law (regardless of whether the terms thereof permit assignment), cannot be subject to the Security Interest; provided, however, that, in the event of the termination or elimination (whether by agreement, lapse or otherwise) of each prohibition or requirement for any consent contained in any such Real Estate lease or general intangible, such Real Estate lease or general intangible, as applicable, shall immediately (without any act or delivery by any Person) be deemed to be Collateral; and provided, further, that each Credit Party agrees to use reasonable efforts to negotiate for the consent to the Security Interest by landlords under Real Estate leases and other parties to agreements regarding general intangibles entered into by such Credit Party after the Effective Date.

                  "Collection Account" means the Agent's account at JPMorgan Chase & Co., New York, New York.

                  "Collection Report" means a report delivered by the Borrower to the Agent, from time to time, pursuant to the provisions of SECTION 8.10(B).

                  "Commitment" means, as to each Lender, the amount set forth opposite such Lender's name on the signature pages hereof, representing such Lender's obligation, upon and subject to the terms and conditions of this Agreement (including the applicable provisions of SECTION 13.1), to make
Revolving Credit Loans and to purchase participations in Letters of Credit or, from and after the date hereof, in the Register representing such Lender's obligation to make Revolving Credit Loans and to purchase participations in Letters of Credit.

                  "Commitment   Percentage"   means,  as  to  any  Lender,   the
percentage of the Revolving Credit Facility obtained by dividing such Lender's Commitment by the Revolving Credit Facility Amount.

                  "Consolidated Balance Sheet" means a consolidated balance sheet for Parent and its consolidated Subsidiaries, eliminating all inter-company transactions and Liabilities and prepared in accordance with GAAP.

                  "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste the use, possession or discharge into the environment of which is regulated by Environmental Laws.

                  "Contracts" means, as to any Person, all "contracts" as such term is used in the Uniform Commercial Code, including, without limitation, all of such Person's then owned or existing and future acquired or arising contracts, undertakings or agreements (other than rights evidenced by chattel paper, documents or instruments as such terms are defined in the Uniform Commercial Code) in or under which such Person may now or hereafter have any right, title or interest, including, without limitation, any agreement relating to Inventory, the terms of payment or the terms of performance of any Account or any other Collateral.

                  "Contract Rights" means, as to any Person, all of such Person's then owned or existing and future acquired or arising rights under Contracts not yet fully performed and not evidenced by an instrument or chattel paper, to the extent that the same may lawfully be assigned.

                  "Control Agreement" means an acknowledgement from, or an agreement among the Borrower, Agent, for the benefit of the Lenders, and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of Borrower, in form and substance satisfactory to Agent; (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of Borrower, in form and substance satisfactory to Agent; (iii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by Borrower, in form and substance satisfactory to Agent; or (iv) a credit card company, in form and substance satisfactory to Agent, with respect to collections of and payments upon customer credit card transactions, whereby, among other things, the issuer, securities intermediary, futures commission merchant or credit card company disclaims any security interest in the applicable financial assets and acknowledges the Lien of Agent, for the benefits of the Lenders, on such financial assets.

                  "Cost" means with respect to Eligible Inventory of Borrower, the lower of cost or market value of such Eligible Inventory as determined in accordance with GAAP.

                  "Credit Party" and "Credit Parties" shall have the meanings ascribed to such terms in the preamble of this Agreement.

                  "Default" means any of the events specified in SECTION 12.1 which with the passage of time or giving of notice or both would constitute an Event of Default.

                  "Default Margin" means two percent (2%) per annum.

                  "Deposit Accounts" means, as to any Person, all "deposit accounts" as defined in the Uniform Commercial Code, now owned or hereafter acquired, including, without limitation, all of such Person's demand, time, savings, passbook, money market or like depository accounts and all certificates of deposit, maintained with a bank, savings and loan association, credit union or like organization (other than an account evidenced by a certificate of deposit that is an instrument under the Uniform Commercial Code).

                  "Disbursement Account" means an account maintained by and in the name of Borrower with a Disbursing Bank for the purposes of depositing proceeds of Advances.

                  "Disbursing Bank" means any commercial bank within which Borrower maintains a Disbursement Account after the Effective Date.

                  "Documentary Letter of Credit" means any documentary letter of credit issued or authorized to be issued by an Issuing Bank for the account of Borrower pursuant to ARTICLE 3 hereof.

                  "Documents" means, as to any Person, all "documents" as defined in the Uniform Commercial Code, now owned or hereafter acquired, including, without limitation, all of such Person's certificates or documents of origin and of title, warehouse receipts and manufacturers statements of origin.

                  "Dollar" and "$" mean freely transferable United States dollars.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time, and any successor statute.

                  "Early Termination Date" means any date, prior to the Initial Anniversary Date, on which the Borrower terminates this Agreement or the Revolving Credit Facility.

                  "Early Termination Fee" means an amount equal to (a) two percent (2%) of the Revolving Credit Facility Amount if the Early Termination Date falls within the first year after the Effective Date, (b) one percent (1%) of the Revolving Credit Facility Amount if the Early Termination Date falls within the second year after the Effective Date and (c) one-half of one percent (0.50%) of the Revolving Credit Facility Amount if the Early Termination Date falls thereafter but prior to the Initial Anniversary Date. If the Early Termination Date occurs in connection with a Rule 13e-3 transaction (as defined in Rule 13e-3 of the Securities Exchange Act of 1934, as amended from time to time) with respect to Parent (a "Rule 13e-3 Transaction") and (i) CITBC is given written notice by Parent of Parent's intent to make inquiries with respect to the debt (specifically excluding equity) financing of such Rule 13e-3 Transaction (any such financing, a "13e-3 Financing") prior to any Credit Party or any officer thereof contacting another financial institution with respect to a 13e-3 Financing; (ii) CITBC is given a right to substantially match all material terms of any written proposal for a 13e-3 Financing submitted to Parent by a financial institution other than CITBC (an "Alternative Financier"); (iii) CITBC fails to substantially match the material terms of such written proposal within a reasonable time (not exceeding fourteen (14) days) of CITBC's receipt of such written proposal; and (iv) such 13e-3 Financing closes with such Alternative Financier on material terms substantially similar to, or material terms more beneficial to Parent than, the terms contained in such written proposal, then the Early Termination Fee shall be an amount equal to $0.

                  "Effective Date" means the later of (a) the Agreement Date, and (b) the first date on which all of the conditions set forth in ARTICLE 5 shall have been fulfilled.

                  "Effective Interest Rate" means each rate of interest per annum on the Revolving Credit Loans in effect from time to time pursuant to the provisions of SECTION 4.1.

                  "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any State thereof, having total assets in excess of $500,000,000.00 or any commercial finance or asset-based lending affiliate of any such commercial bank; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, having a net worth of at least $250,000,000.00 calculated in accordance with GAAP; and (iii) any Lender listed on the signature page of this Agreement; provided in each case that the representations contained in SECTIONS 13.1(C) and
13.2 hereof shall be applicable with respect to such institution or Lender.

                  "Eligible Credit Card Accounts" of Borrower, means the unpaid portion of any credit card receivable payable in Dollars to Borrower, net of any returns, discounts, claims, credits, charges or other allowances, chargebacks, offsets, deductions, counterclaims, disputes or other defenses relating to a particular credit card receivable or otherwise, and reduced by the aggregate amount of all reserves, limits and deductions provided for in this definition, which are deemed by Agent in its reasonable credit judgment to be eligible for inclusion in calculation of the Borrowing Base. Unless otherwise approved in writing by the Agent, the following credit card receivables shall be excluded from Eligible Credit Card Accounts of Borrower:

                                    (a) Accounts  that (i) do not arise from the
sale, lease or rental of goods or rendition of services, (ii) are not owned by Borrower and/or (iii) do not represent complete bona fide transactions which require no further act under any circumstances on the part of Borrower to make such Accounts payable by the Account Debtor;

                                    (b) Accounts  that are unpaid more than five
(5) Business Days after the date of the sale resulting in any such Account;

                                    (c) (i)  Accounts and  underlying  contracts
that contravene any laws, rules or regulations applicable thereto, including, without limitation, the underlying credit card merchant agreement and rules and regulations relating to truth-in-lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and/or privacy and/or (ii) Accounts where a party to the underlying contract is in violation of the underlying credit card merchant agreement or any such laws, rules and/or regulations, in each case to the extent that the foregoing affects the enforceability of any such Account;

                                    (d)  Accounts  that are not  valid,  legally
enforceable obligations of the Account Debtors with respect thereto;

                                    (e) Accounts (i) that are not subject to the
Security Interest, which is perfected as to such Accounts, and/or are subject to any other Lien whatsoever (other than the Security Interest and Permitted Liens described in CLAUSES (A) and (E) of the definition thereof) and/or (ii) that arose from the sale of goods that were, at the time of such sale, subject to any Lien whatsoever (other than the Security Interest and Permitted Liens described in CLAUSES (A) and (E) of the definition thereof);

                                    (f)  Accounts  in   connection   with  which
Borrower is in breach of any express or implied representation or warranty with respect to the goods, the sale of which gave rise to such Accounts, and/or is in breach of any representation or warranty, covenant or other agreement contained in the Loan Documents with respect to such Accounts;

                                    (g)  Accounts in  connection  with which the
Account Debtor thereunder has not executed and delivered to Agent a Control Agreement (as described in CLAUSE (IV) of the definition thereof) with respect thereto; or

                                    (h)  Accounts  that do not satisfy any other
requirements deemed necessary by the Agent in its reasonable credit judgment and which are customary either in the commercial finance industry or in the lending practices of the Agent.

         "Eligible Inventory" of Borrower means items of Inventory of Borrower held for sale in the ordinary course of the business of Borrower. Unless otherwise approved in writing by the Agent, the following Inventory shall be excluded from Eligible Inventory:

                  (a) Inventory that is not owned by Borrower, Inventory that is not subject to the Security Interest, which is perfected as to such Inventory, and/or Inventory that is subject to any claim of reclamation, adverse claim, security interest or right of equal or superior priority to the Security Interest, or any other Lien whatsoever (other than Permitted Liens described in CLAUSES (A) and (E) of the definition thereof);

                  (b) Inventory that does not consist of finished goods;

                  (c) Inventory that is not in saleable condition and/or does not meet all material standards applicable to such goods for their use or sale imposed by any Person having regulatory authority over such matters;

                  (d) Inventory that is not currently usable or merchantable and/or not readily saleable to the public, at prices approximating at least the Cost thereof, in the normal course of Borrower's business;

                  (e) Inventory that is stale, obsolete, seconds, returned to vendors or used goods taken in trade;

                  (f) Inventory that is not located at one of the locations listed in SCHEDULE 6.1(R), unless such Inventory is in-transit between any such locations in the United States of America and (i) such Inventory continues to be subject to the first priority Security Interest of Agent therein; (ii) if such Inventory is subject to a negotiable bill of lading or other negotiable document, then no such bill of lading or document shall have been delivered to any Person other than Agent; (iii) if such Inventory is subject to a non-negotiable bill of lading or other similar non-negotiable document, then such bill of lading or document shall have been consigned to Agent; and (iv) such Inventory shall be subject to casualty insurance with respect to which Agent is loss payee;

                  (g) Inventory that is not in the possession and control of the Borrower, unless (i) (A) such Inventory is located in a facility owned by a third party or is subject to a mortgage in favor of a lender other than Agent and (B) the mortgagee, lessor, warehouseman, bailee or other third party, as the case may be, shall have executed and delivered to the Agent a Waiver and Consent in form and substance satisfactory to the Agent or (ii) such Inventory is in-transit between any of the locations listed in SCHEDULE 6.1(R) in the United States of America and (A) such Inventory continues to be subject to the first priority Security Interest of Agent therein; (B) if such Inventory is subject to a negotiable bill of lading or other negotiable document, then no such bill of lading or document shall have been delivered to any Person other than Agent; (C) if such Inventory is subject to a non-negotiable bill of lading or other similar non-negotiable document, then such bill of lading or document shall have been consigned to Agent; and (D) such Inventory shall be subject to casualty insurance with respect to which Agent is loss payee;

                  (h) Inventory that is food (other than seasonal candy (in accordance with Borrower's historical business practices)), perishables, live plants, excess inventory, damaged, defective or unmerchantable goods, cash discounts, sample inventory, display items, packaging or shipping materials, supplies used or consumed in Borrower's business, shrinkage or Inventory scheduled for return to vendors;

                  (i) Inventory with respect to which Borrower is in breach of any express or implied representation or warranty;

                  (j) Inventory that was produced in violation of the Fair Labor Standards Act and subject to the so-called "hot goods" provision contained in Title 29, Chapter 8, U.S.C. ss.215(a);

                  (k) Inventory that is subject to a license agreement, unless Borrower shall have entered into a licensor consent letter with the applicable licensor in form and substance satisfactory to Agent; or

                  (l) Inventory that is not acceptable to Agent for inclusion in Eligible Inventory pursuant to Agent's Permitted Discretion.

         Notwithstanding the foregoing, Inventory that is subject to a Documentary Letter of Credit in form and substance reasonably satisfactory to Agent, is insured in a manner acceptable to Agent and the documents with respect to which have been consigned to Agent in a manner acceptable to Agent shall not be disqualified from qualifying as Eligible Inventory under CLAUSES (F) or (G) above if such Inventory otherwise qualifies as Eligible Inventory.

                  "Environmental Laws" means all federal, state, local and foreign laws now or hereafter in effect relating to pollution or protection of the environment, including laws relating to emissions, discharges, Releases or threatened Releases of pollutants, Contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, removal, transport, or handling of pollutants, Contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, and any and all regulations, notices or demand letters issued, entered, promulgated or approved thereunder; such laws and regulations include but are not limited to the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., as amended; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 6901 et seq., as amended; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., as amended; the Clean Air Act, 46 U.S.C. ss. 7401 et seq., as amended; and state and federal lien and environmental cleanup programs.

                  "Environmental Lien" means a Lien in favor of any governmental entity for (a) any liability under Environmental Laws or (b) damages arising from, or costs incurred by such governmental entity in response to, a Release or threatened Release of Contaminant into the environment.

                  "Environmental Liabilities" means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

                  "Environmental   Permits"   means   all   permits,   licenses,
authorizations,   certificates,   approvals,   registrations  or  other  written
documents required by any Governmental Authority under any Environmental Laws.

                  "Equipment"  means, as to any Person,  all "equipment" as such term is defined in the Uniform Commercial Code, now owned or hereafter acquired, including, without limitation, all of such Person's then owned or existing and future acquired or arising machinery, apparatus, equipment, furnishings, Fixtures, motor vehicles, computers, trade fixtures, tractors, trailers, rolling stock, fittings, and other tangible personal property (other than Inventory) of every kind and description used in such Person's business operations or owned by such Person or in which such Person has an interest and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time, and any successor statute.

                  "Event  of  Default"  means  any of the  events  specified  in
SECTION 12.1, provided that any requirement for notice or lapse of time or any other express condition has occurred or been satisfied.

                  "Excess  Availability" means, at any time, the amount by which
(a) the Borrowing Base at such time exceeds (b) the aggregate amount of all Revolving Credit Loans outstanding and/or requested by Borrower at such time.

                  "Existing Lender" means Deutsche Bank (successor to Bankers Trust Company).

                  "Fee Letter" means that certain letter agreement dated as of the date of this Agreement by and among Agent and the Credit Parties pursuant to which certain fees are to be paid to The CIT Group/Business Credit, Inc. by Borrower.

                  "Financial Officer" means the chief financial officer, chief accounting officer, Treasurer or Controller of Borrower, or an officer in a comparable position at Borrower.

                  "Financing Statements" means all UCC financing statements required by Agent and executed by Borrower, in form and substance satisfactory to the Agent for the purpose of perfecting a security interest in the personal property Collateral.

                  "Fiscal   Month"   means  each  of  the  twelve  (12)  monthly
accounting periods of the Credit Parties comprising their Fiscal Year.

                  "Fiscal Quarter" means each of the quarterly accounting periods of the Credit Parties comprising their Fiscal Year.

                  "Fiscal Year" means each of the fiscal years of the Credit Parties ending on the Saturday nearest to January 31st of the applicable year.

                  "Fixtures" means, as to any Person, all "fixtures" as such term is defined in the Uniform Commercial Code, now owned or hereafter acquired by such Person.

                  "Form 10-K" means the Parent's annual report on Form 10-K and the accompanying consolidated financial statements filed with the Securities and Exchange Commission.

                  "Form 10-Q" means, for any given Fiscal Quarter, the Parent's quarterly report on Form 10-Q and the accompanying consolidated financial statements filed with the Securities and Exchange Commission.

                  "GAAP" means accounting principles generally accepted in the United States as in effect from time to time.

                  "General Intangibles" means, as to any Person, all "general intangibles" as defined in the Uniform Commercial Code, now owned or hereafter acquired, including, without limitation, all of such Person's then owned or existing and future acquired or arising general intangibles, choses in action and causes of action and all other intangible personal property of such Person of every kind and nature, including, without limitation, Intellectual Property, corporate or other business records, inventions, designs, blueprints, plans, specifications, trade secrets, goodwill, computer software, customer lists, licenses, franchises, tax refund claims, reversions or any rights thereto and any other amounts payable to such Person from any Benefit Plan, Multiemployer Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, and business interruption, property, casualty or any similar type of insurance and any proceeds thereof.

                  "Goods" means, as to any Person, all "goods" as defined in the Uniform Commercial Code, now owned or hereafter acquired, including, without limitation, all of such Person's then owned or existing and future acquired or arising movables, Fixtures, Equipment, Inventory and other tangible personal property.

                  "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all governmental bodies, whether federal, state, local or foreign national or provincial and all agencies thereof.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantor" and "Guarantors" shall have the meanings ascribed to such terms in the preamble of this Agreement.

                  "Guaranty," "Guaranteed" or to "Guarantee" as applied to any obligation of another Person means

                                    (a) a guaranty (other than by endorsement of
                  negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation of such other Person, and

                                    (b)  an   agreement   direct  or   indirect,
                  contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation of such other Person whether by (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation or to assure the owner of such obligation against loss, (iii) the supplying of funds to, or in any other manner investing in, the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligations.

                  "Indebtedness" of any Person means, without  duplication,  (a)
all obligations for money borrowed or for the deferred purchase price of property or services (excluding accounts payable arising in the ordinary course of business) or in respect of Reimbursement Obligations under letters of credit,
(b) all obligations represented by bonds, debentures, notes and accepted drafts that represent extensions of credit, (c) Capitalized Lease Obligations, (d) all obligations (including, during the noncancellable term of any lease in the nature of a title retention agreement, all future payment obligations under such lease discounted to their present value in accordance with GAAP) secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed by such Person, (e) all obligations of other Persons which such Person has Guaranteed, including, but not limited to, all obligations of such Person consisting of recourse liability with respect to accounts receivable sold or otherwise disposed of by such Person and (f) in the case of Borrower (without duplication), the Revolving Credit Loans. The obligation to make any payments under a Real Estate lease entered into in the ordinary course of a Credit Party's business shall not constitute Indebtedness.

                  "Initial Anniversary Date" means the third (3rd) anniversary of the Effective Date.

                  "Instruments" means, as to any Person, all "instruments," as such term is defined in the Uniform Commercial Code, now owned or hereafter acquired by such Person, including, without limitation, all certificated securities, all certificates of deposit, and all notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

                  "Intellectual Property" means, as to any Person, all of such Person's then owned existing and future acquired or arising patents, patent rights, copyrights, works which are the subject of copyrights, trademarks, service marks, trade names, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing and all other rights under any of the foregoing, all extensions, renewals reissues, divisions, continuations and continuations-in-part of any of the foregoing and all rights to sue for past, present and future infringements of any of the foregoing.

                  "Interbank Offered Rate" means at any time of determination, and subject to availability, for each LIBOR Period, the higher of the applicable reserve adjusted London Interbank Offered Rate paid in London on dollar deposits from other banks (a) as quoted by JPMorgan Chase & Co., (b) as published under "Money Rates" in the New York City edition of the Wall Street Journal or, if there is no such publication or statement therein as to the Lender Interbank Offered Rate, then in any publication used in the New York City financial community, or (c) as determined by the Agent based upon information presented on Telerate Systems at Page 3750 as of 11:00 a.m. (London Time).

                  "Interest Payment Date" means the first (1st) day of each calendar month commencing on the first day of the month immediately following the Effective Date and continuing thereafter until the Secured Obligations have been irrevocably paid in full.

                  "Inventory" means, as to any Person, all "inventory" as defined in the Uniform Commercial Code, including, without limitation, all of such Person's then owned or existing and future acquired or arising (a) inventory, merchandise, Goods and other personal property intended for sale or lease or for display or demonstration, (b) work in process, (c) raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of the foregoing or otherwise used or consumed in the conduct of business and (d) Documents evidencing, and General Intangibles relating to, any of the foregoing.

                  "Inventory Reserves" means such reserve or reserves as the Agent may establish or deem necessary from time to time in the exercise of its Permitted Discretion with respect to changes in the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as negatively affect the market value of the Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include, but are not limited to, reserves based on (i) obsolescence, (ii) shrinkage, (iii) imbalance, (iv) change in Inventory character, composition or mix, (v) markdowns (both permanent and point of sale), (vi) vendor chargebacks, (vii) retail markdowns and markups inconsistent with the prior period practice and performance, current business plans or advertising calendar and planned advertising events, (viii) estimated reclamation claims of unpaid sellers of Inventory to Borrower, (ix) with respect to Eligible Inventory that is subject to a Documentary Letter of Credit, estimated freight charges and duties with respect thereto and (x) any other issues, circumstances or facts that could otherwise negatively impact the value or saleability of Inventory. For the avoidance of doubt,

Agent shall not establish Inventory Reserves with respect to Inventory that is not Eligible Inventory.

                  "Investment" means, with respect to any Person: (a) the direct or indirect purchase or acquisition of any beneficial interest in, any share of capital stock of, evidence of Indebtedness of or other security issued by any other Person, (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, excluding advances to employees in the ordinary course of business or (c) any commitment or option to take any of the actions described in CLAUSES (A) or (B) above.

                  "Investment   Accounts"   means  any  and  all  of  Borrower's
Securities Accounts, brokerage accounts and commodities accounts.

                  "Investment Property" means, as to any Person, all "investment property", as defined in the Uniform Commercial Code, including, without limitation, (i) all securities, whether certificated or uncertificated, including, but not limited to, stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of such Person, including, but not limited to, the rights of such Person to any Investments Accounts and the financial assets held by a financial intermediary in such accounts and any free credit balance or other money owing by any financial intermediary with respect to such accounts; (iii) all commodity contracts of such Person; and (iv) all Investment Accounts of such Person.

                  "IRS" means the Internal Revenue Service or any successor agency thereto.

                  "Issuing Bank" means Agent or any banking institution which is an issuer of a Letter of Credit and its successors and assigns hereunder.

                  "Lender" means at any time any financial institution party to this Agreement at such time, including any such Person becoming a party hereto pursuant to the provisions of ARTICLE 13, and its successors and assigns, and "Lenders" means at any time all of the financial institutions party to this Agreement at such time, including any such Persons becoming parties hereto pursuant to the provisions of ARTICLE 13, and their successors and assigns.

                  "Letter of Credit" means any Documentary Letter of Credit or Standby Letter of Credit.

                  "Letter of Credit Amount" means, with respect to any Letter of Credit, the aggregate maximum amount at any time available for drawing under such Letter of Credit.

                  "Letter of Credit Default Margin" means 2.00% per annum.

                  "Letter of Credit Facility" means that part of this Agreement pursuant to which Letters of Credit or guarantees thereof are provided to Borrower.

                  "Letter of Credit Facility Amount" means the amount of $15,000,000.

                  "Letter of Credit Fee" and "Letter of Credit Fees" shall have the meanings ascribed thereto in SECTION 4.2(B) of this Agreement.

                  "Letter of Credit  Obligations" means, at any time, the sum of
(a) the aggregate  Reimbursement  Obligations of the Borrower at such time, PLUS
(b) the aggregate Letter of Credit Amount of Letters of Credit outstanding at such time (for the avoidance of doubt, not including any amounts drawn under the subject Letters of Credit and constituting Reimbursement Obligations), PLUS (c) the aggregate Letter of Credit Amount of Letters of Credit the issuance of which has been authorized by the Agent and the Issuing Bank pursuant to SECTION 3.1 but that have not yet been issued, in each case as determined by the Agent.

                  "Letter of Credit  Reserve"  means, at any time, the aggregate
Letter  of  Credit  Obligations  at  such  time,   excluding  Letter  of  Credit
Obligations that are fully secured by Cash Collateral.

                  "Letter of Credit Rights" means, as to any Person, all "letter of credit rights" as defined in the Uniform Commercial Code, now owned or hereafter acquired by such Person.

                  "Liabilities" means, as at the end of any fiscal period, all liabilities determined in accordance with GAAP and included on a balance sheet.

                  "LIBOR" means, with respect to the LIBOR Period applicable thereto, a simple per annum interest rate determined pursuant to the following formula:

                    LIBOR  =           Interbank Offered Rate
                               -----------------------------------------------
                                  1 - LIBOR Reserve Percentage

                  LIBOR shall be adjusted automatically (i) on the effective date of any change to the LIBOR Reserve Percentage, (ii) at the beginning of the applicable LIBOR Period or (iii) on the first day of any LIBOR Period following the conversion or continuation of such LIBOR Advance.

                  "LIBOR Advance" means those Revolving Credit Loans for which Borrower has elected to use LIBOR for interest rate computations.

                  "LIBOR Option" means (a) until the twelve (12) month anniversary of the Effective Date, a fixed rate for the LIBOR Period equal to the LIBOR for such period plus two percent (2%) per annum, and (b) after the twelve (12) month anniversary of the Effective Date and subject to the requirements set forth in the definition of Applicable Margin, a fixed rate for the LIBOR Period equal to the LIBOR for such period plus the Applicable Margin.

                  "LIBOR Period" means, with respect to each LIBOR Advance, the period commencing on the date of the making of, continuation of, or conversion to such LIBOR Advance and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Borrowing Notice; provided that:

                  (a) any LIBOR Period that would otherwise end on a day that is not a Business Day shall, subject to the provisions of CLAUSE (C) below, be extended to the next succeeding Business Day, unless such Business Day falls in the next calendar month, in which case such LIBOR Period shall end on the immediately preceding Business Day;

                  (b) any LIBOR Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall, subject to CLAUSE (C) below, end on the last Business Day of a calendar month;

                  (c) any LIBOR Period that would otherwise end after the Termination Date shall end on the Termination Date; and

                  (d) notwithstanding CLAUSE (C) above, no LIBOR Period shall have a duration of less than one (1) month and, if any applicable LIBOR Period would be for a shorter period, such LIBOR Period shall not be available hereunder.

                  "LIBOR Reserve Percentage" means, for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special or marginal reserves) applicable to any member bank with respect to "Eurocurrency" liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of any LIBOR Advance is determined), whether or not the Agent or any Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. All LIBOR Advances shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without the benefit of credits for proration, exceptions or offsets that may be available from time to time to the Agent or any Lender.

                  "Lien" as applied to the property of any Person means: (a) any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of such Person or upon the income and profits therefrom, whether such interest is based on the common law, statute or contract, (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person and (c) the filing of, or any agreement to give, any financing statement under the UCC of any state or its equivalent in any jurisdiction.

                  "Loan Account" and "Loan Accounts" shall have the meanings ascribed thereto in SECTION 4.4(A).

                  "Loan Documents" means, collectively, this Agreement, the Notes, the Security Documents, the Fee Letter and each other instrument, agreement or document executed by any Credit Party in connection with this Agreement whether prior to, on or after the Effective Date and each other instrument, agreement or document referred to herein or contemplated hereby, all in form and substance acceptable to the Agent.

                  "Margin Stock" means margin stock as defined in Section 221.1(h) of Regulation U, as the same may be amended or supplemented from time to time.

                  "Materially Adverse Effect" means a materially adverse effect upon (a) the business, assets, liabilities, condition (financial or otherwise) or results of operations or business prospects of the Credit Parties taken as a whole, (b) any Credit Party's ability to perform its obligations hereunder or under any other Loan Document to which it is a party or upon the enforceability of such obligations against such Credit Party or (c) the value of the Collateral, the Security Interest or the practical realization of the benefits of Agent's and each Lender's rights and remedies under this Agreement and the other Loan Documents.

                  "Minimum Commitment" shall have the meaning ascribed to such term in SECTION 13.1(B) hereof.

                  "Money Borrowed" means, as applied to Indebtedness, (a) Indebtedness for money borrowed, (b) Indebtedness, whether or not in any such case the same was for money borrowed, (i) represented by notes payable and drafts accepted, that represent extensions of credit or (ii) constituting obligations evidenced by bonds, debentures, notes or similar instruments, (c) Indebtedness that constitutes a Capitalized Lease Obligation, (d) Indebtedness that is such by virtue of CLAUSE (E) of the definition thereof, but only to the extent that the obligations Guaranteed are obligations that would constitute Indebtedness for Money Borrowed and (e) obligations in respect of mandatory redeemable capital stock, if any, of Borrower.

                  "Multi-employer Plan" means a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA to which Borrower or a Related Company is required to contribute or has contributed within the immediately preceding six years.

                  "Net Outstandings" of any Lender means, at any time, the sum of (a) all amounts paid by such Lender to the Agent in respect of Revolving Credit Loans or otherwise under this Agreement MINUS (b) all amounts paid by the Agent to such Lender which are received by the Agent and which, pursuant to this Agreement, are paid over to such Lender for application in reduction of the outstanding principal balance of the Revolving Credit Loans or the Letter of Credit Obligations.

                  "Net Proceeds" means with respect to any Asset Disposition, the aggregate cash payments received (directly or indirectly), including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, therefrom, but only as and when received, net of (i) the transaction costs of such Asset Disposition, including, without limitation, all reasonable legal and investment banking fees and expenses, title and recording tax expenses, commissions, fees and expenses incurred in obtaining regulatory approvals and other reasonable and customary fees and expenses incurred or agreed to be incurred, (ii) any tax liability arising from such Asset Disposition, including, without limitation, all foreign, federal, state and local income or other Taxes estimated to be payable currently, attributable thereto, and (iii) the amount of any contractually required repayments of Indebtedness (other than the Secured Obligations) to the extent secured by a Permitted Lien thereon.

                  "Non-Ratable Loan" means a Revolving Credit Loan made by the Settlement Lender in accordance with the provisions of SECTION 4.7(B)(II).

                  "Notes" means the Revolving Credit Notes.

                  "Operating Lease" shall have the meaning assigned to such term in SECTION 11.9 hereof.

                  "Operating Lease Obligations" means, with respect to an Operating Lease for any Credit Party, as of any date, an amount equal to the sum of (a) (i) the monthly lease payment for such Operating Lease including, without limitation, additional rent, escalation payments and any other payments by Borrower to any lessor under an Operating Lease relating to common area maintenance, operating expenses, real estate taxes, insurance or any other expenses allocated to Borrower as tenant under such Operating Lease multiplied times (ii) the number of months then remaining in the current term of such Operating Lease plus (b) any unpaid percentage rent due in the current term of such Operating Lease.

                  "Overadvance" means any advance made pursuant to SECTION 4.11 hereof.

                  "Overextension" shall have the meaning assigned to such term in SECTION 2.3(B) hereof.

                  "Parent" shall have the meaning assigned to such term in the preamble of this Agreement.

                  "Parent Notes" shall have the meaning ascribed to the term "Securities" in the Senior Note Indenture.

                  "Payoff Letter" means a letter, in form and substance reasonably satisfactory to Agent, from Borrower's Existing Lender under their existing credit facility, notifying the Agent and the Borrower of the amount necessary to repay in full all of the obligations of the Credit Parties to the Existing Lender and committing to terminate and release all Liens existing in favor of the Existing Lender in the properties and assets of the Credit Parties.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

                  "Permitted Discretion" means Agent's judgment exercised in good faith based upon its consideration of any factor which Agent believes in good faith: (a) will or could reasonably be expected to adversely affect the value of any real or personal property of any Credit Party, including, without limitation, any Inventory, Accounts (including credit card receivables), Equipment or General Intangibles (including leasehold interests in real property, but excluding any intellectual property registered with a non-U.S. Governmental Authority) and other Collateral, in each case of any Credit Party, the enforceability or priority of Agent's Liens thereon or the amount which Agent or the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (b) suggests that any collateral report or financial information delivered to Agent by any Person on behalf of any Credit Party is incomplete, inaccurate or misleading in any material respect; or (c) materially increases the likelihood of a bankruptcy, reorganization or other insolvency proceeding involving any Credit Party or any of the Collateral. In exercising such judgment, Agent may consider such factors already included in or tested by the definition of Eligible Credit Card Accounts or Eligible Inventory, as well as any of the following: (i) the changes in collection history and dilution with respect to Borrower's credit card receivables; (ii) changes in demand for, and pricing of, Borrower's Inventory;
(iii) changes in any concentration of risk with respect to Borrower's credit card receivables and Inventory; and (iv) any other factors that change the credit risk of lending to Borrower on the security of Borrower's credit card receivables and Inventory. The burden of establishing lack of good faith and/or lack of reasonableness hereunder shall be on Borrower.

                  "Permitted Guaranties" means (a) solely with respect to the Guarantors, their Guarantees of the Liabilities under this Agreement and their Guarantees of Permitted Obligations and (b) solely with respect to Borrower, (i) those guarantees described on SCHEDULE 6.1(I) and (ii) endorsements for collection in the ordinary course of business.

                  "Permitted Indebtedness for Money Borrowed" means (a) the Indebtedness to Lenders arising under this Agreement, (b) solely with respect to Parent, the Indebtedness under the Senior Notes and the Indebtedness incurred with respect to unsecured debt that is subject to a subordination agreement and other terms and conditions acceptable in writing in all respects to Agent in its good faith discretion, (c) Capitalized Lease Obligations (i) not to exceed $5,000,000 in the aggregate during the period beginning on the Effective Date and ending on the Initial Anniversary Date and (ii) not to exceed an aggregate amount mutually agreeable to the parties to this Agreement upon any renewal hereof and (d) the Indebtedness set forth on SCHEDULE 6.1(I) hereof.

                  "Permitted   Investments"   means,   solely  with  respect  to
Borrower, (a) direct obligations of the United States of America or any agency thereof or any agency sponsored thereby, or obligations fully guaranteed as to principal and interest by the United States of America, or any agency thereof (including, but not limited to, U.S. Treasury bills, notes, bonds and strips) or any agency sponsored thereby (including, but not limited to, by or under the
Government  National  Mortgage  Association  (GNMA),  Tennessee Valley Authority
(TVA), World Bank, Federal Farm Credit Bank (FFCB), Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC), Federal Home Loan Bank (FHLB), Student Loan Marketing Association (SLMA), Financing Corporation (FICO), The Resolution Funding Corporation (REFCO), Farm Credit System Financial Assistance Corporation and the Federal Housing Finance Board);
(b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least Five Hundred Million Dollars ($500,000,000); (c) commercial paper, banker's acceptances, time deposits, certificates of deposit, taxable municipal securities, money market preferreds, dutch auction securities, unconditional demand floating rate securities and other securities rated A-1, P-1, F-1 or D-1 (by Standard & Poor's Corporation, Moody's Investors Services, Inc., Duff & Phelps, LLC, Fitch IBCA or Thompson BankWatch, as applicable) or the equivalent at the time of purchase; (d) corporate bonds and medium term notes with long-term debt ratings of at least "Investment Grade" (by Standard & Poor's Corporation, Moody's Investors Services, Inc., Duff & Phelps, LLC, Fitch IBCA or Thompson BankWatch, as applicable); (e) asset-backed securities rated "AAA" (by Standard & Poor's Corporation, Moody's Investors Services, Inc., Duff & Phelps, LLC, Fitch IBCA or Thompson BankWatch, as applicable); (f) mortgage-backed securities and collateralized mortgage obligations rated "AAA" (by Standard & Poor's Corporation, Moody's Investors Services, Inc., Duff & Phelps, LLC, Fitch IBCA or Thompson BankWatch, as applicable); and (g) repurchase agreements that are (i) collateralized at 102% of their market value (including accrued interest) by obligations of the United States Government, any agency thereof or any agency sponsored thereby and (ii) with respect to which brokers/dealers are the primary dealers as recognized by the Federal Reserve System.

                  "Permitted Liens" means: (a) Liens securing taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, suppliers (not including vendors of Goods), mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, but in all cases, only if payment shall not at the time be required to be made in accordance with SECTION 9.6, and (b) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of utility payments, bids, tenders, contracts (other than contracts for payment of money), obligations under workers' compensation, unemployment insurance or similar legislation or under surety or performance bonds, in each case arising in the ordinary course of business; (c) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of the Real Estate; (d) Liens securing Permitted Obligations (excluding Real Estate leases and Permitted Obligations described in CLAUSES (B) and/or (d) of the definition of Permitted Indebtedness for Money Borrowed but including Liens permitted by clause (f) below); (e) Liens arising out of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Credit Party is fully protected by insurance or in respect of which the Credit Party shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured, and as to which appropriate reserves have been established on the books of the Credit Party; and
(f) Liens listed on SCHEDULE 6.1(H).

                  "Permitted   Obligations"   means  the  aggregate   amount  of
outstanding  Purchase  Money  Indebtedness,   Operating  Lease  Obligations  and
Permitted Indebtedness for Money Borrowed.

                  "Person" means an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, or a government or any agency, division, department, or political subdivision thereof.

                  "Pledge Agreements" means the Pledge Agreements with respect to (a) in the case of Parent, the capital stock of Sub-Parent and (b) in the case of Sub-Parent, the capital stock of Borrower and REH, substantially in the form of EXHIBIT L hereto, executed and delivered by Parent and Sub-Parent contemporaneously herewith, as the same may be amended, modified or supplemented from time to time.

                  "Prime Advance" means those Revolving Credit Loans for which Borrower has elected to use the Prime Option for interest rate computations.

                  "Prime Option" means (a) until the twelve (12) month anniversary of the Effective Date, an annual rate of interest equal to the Chase Bank Rate plus one-half of one percent (0.50%) and (b) after the twelve (12) month anniversary of the Effective Date and subject to the requirements set forth in the definition of Applicable Margin, an annual rate of interest equal to the Chase Bank Rate plus the Applicable Margin.

                  "Proceeds" means "proceeds," as such term is defined in the Uniform Commercial Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of Borrower against third parties (i) for past, present or future infringement of any patent or patent license, or (ii) for past, present or future infringement or dilution of any copyright, copyright license, trademark or trademark license, or for injury to the goodwill associated with any trademark or trademark license, (d) any recoveries by Borrower against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

                  "Projections"  shall have the meaning assigned to such term in
SECTION 6.1(L) hereof.

                  "Purchase Money Indebtedness" means Indebtedness created to finance or refinance the payment of all or any part of the purchase price (not in excess of the fair market value thereof) of any Equipment incurred at the time of or within ten (10) days prior to or after the acquisition of such Equipment and secured only by Purchase Money Liens.

                  "Purchase Money Lien" means any Lien securing Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the Equipment which was financed or refinanced through the incurrence of the Purchase Money Indebtedness secured by such Lien.

                  "Real  Estate"  means  all  of  the  Credit  Parties'  now  or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of the Credit Parties' now or hereafter owned or leased interests in the improvements and emblements thereon, the fixtures attached thereto and the easements appurtenant thereto, including, without limitation, the real property described on SCHEDULE 6.1(G).

                  "Register"  shall have the  meaning  assigned  to such term in
SECTION 13.1(D) hereof.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

                  "REH" shall have the meaning assigned to such term in the preamble of this Agreement.

                  "Reimbursement Agreement" means, with respect to a Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single document or several documents) as the Issuing Bank may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by an Issuing Bank and Borrower, provided that such application and agreement and any modifications thereto are not inconsistent with the terms of this Agreement.

                  "Reimbursement Obligations" means the reimbursement or repayment obligations of Borrower to an Issuing Bank pursuant to ARTICLE 3 or pursuant to a Reimbursement Agreement with respect to amounts that have been drawn under Letters of Credit.

                  "Related Company" means, as to any Person, any (a) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person, (b) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person, or (c) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as such Person or any corporation described in CLAUSE (A) above or any partnership, trade or business described in CLAUSE (B) above.

                  "Release" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

                  "Remedial Action" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or
(iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

                  "Replacement   Letters  of  Credit"  shall  have  the  meaning
assigned to such term in SECTION 3.3(A) hereof.

                  "Required Lenders" means, at any time, any combination of Lenders whose Commitment Percentages at such time aggregate at least sixty-six and two-thirds percent (66 2/3%).

                  "Restricted Distribution" by any Person means (a) its retirement, redemption, purchase, or other acquisition for value of any capital stock or other equity securities or partnership interests issued by such Person,
(b) the declaration or payment of any dividend or distribution on or with respect to any such securities or partnership interests, (c) any loan or advance by such Person to, or other investment by such Person in, the holder of any of such securities or partnership interests (other than employee loans made by a Credit Party in the ordinary course of business consistent with such Credit Party's historical business practices) and (d) any other payment by such Person in respect of such securities or partnership interests.

                  "Restricted Payment" means (a) any retirement, redemption, repurchase, prepayment or other acquisition, or the setting aside of any money for a sinking, defeasance or other analogous fund for any such retirement, redemption, repurchase, prepayment or other acquisition, prior to the stated maturity thereof or prior to the due date of any regularly scheduled installment or amortization payment with respect thereto, of any Indebtedness of a Person (other than the Secured Obligations), (b) the payment by any Person of the principal amount of or interest on any Indebtedness owing to an Affiliate (excluding the Credit Parties) of such Person, and (c) the payment of any management, consulting or similar fee by any Person to an Affiliate of such Person (other than such payments made in the ordinary course of such Person's business in a manner that does not violate SECTION 11.7 of this Agreement).

                  "Revolving Credit Facility" means that part of this Agreement pursuant to which Revolving Credit Loans are provided to Borrower.

                  "Revolving Credit Facility Amount" means the principal amount equal to $50,000,000.

                  "Revolving Credit Loans" means, as measured at any time, the aggregate outstanding amount of the Advances made to Borrower pursuant to
SECTION 2.1.

                  "Revolving Credit Notes" means the Revolving Credit Notes made by the Borrower payable to the order of a Lender evidencing the obligation of Borrower to pay the aggregate unpaid principal amount of the Revolving Credit Loans made to it by such Lender (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor whether payable to such Lender or to a different Lender in connection with a Person becoming a Lender after the Effective Date or otherwise) substantially in the form of EXHIBIT A hereto, with all blanks properly completed, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced.

                  "Schedule of Accounts" means a schedule delivered by the Borrower to the Agent, from time to time, pursuant to the provisions of SECTION 8.10(A).

                  "Schedule of Inventory" means a schedule delivered by the Borrower to the Agent, from time to time, pursuant to the provisions of SECTION 8.10(C).

                  "Secured Obligations" means, in each case whether now in existence or hereafter arising, (a) the principal of, and interest and premium, if any, on, the Revolving Credit Loans, (b) the Reimbursement Obligations and all other obligations of Borrower to the Agent or any Lender arising in connection with the issuance of Letters of Credit, (c) all indebtedness, liabilities, obligations, covenants and duties of Borrower to the Agent or to the Lenders of every kind, nature and description arising under or in respect of this Agreement, the Notes, or any of the other Loan Documents, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money, including without limitation, fees required to be paid pursuant to ARTICLE 4 and expenses required to be paid or reimbursed pursuant to SECTION 15.2 and (d) with respect to each of the foregoing, all interest, charges, expenses, fees and other sums accruing after the commencement of a bankruptcy with respect to Borrower, whether or not a claim therefore may be made in such bankruptcy.

                  "Security Documents" means each of the following:

                  (a)      the Financing Statements;

                  (b)      the Blocked Account Agreements;

                  (c)      the Control Agreements;

                  (d)      the Waivers and Consents;

                  (e)      the Trademark Security Agreement;

                  (f)      the Pledge Agreements; and

                  (g) each other agreement, document, instrument or writing executed and delivered by Borrower or any other Person securing the Secured Obligations.

                  "Security Interest" means the valid and perfected first priority Liens of the Agent, for the benefit of the Agent and the Lenders, on and in the Collateral effected hereby or by any of the Security Documents or pursuant to the terms hereof or thereof.

                  "Senior Note Indenture" means that certain Indenture dated as of October 10, 2000 between Parent and United States Trust Company of New York, as trustee thereunder.

                  "Settlement Date" means each Business Day after the Effective Date selected by the Agent in its sole discretion subject to and in accordance with the provisions of SECTION 4.7(B)(I) as of which a Settlement Report is delivered by the Agent and on which settlement is to be made among the Lenders in accordance with the provisions of SECTION 4.7.

                  "Settlement Lender" means, for the purposes of SECTION 4.7, the Agent in its capacity as a Lender.

                  "Settlement Report" means each report, substantially in the form agreed to by Agent and Lenders, prepared by the Agent and delivered to each Lender and setting forth, among other things, as of the Settlement Date indicated thereon and as of the next preceding Settlement Date, the aggregate principal balance of all Revolving Credit Loans outstanding, each Lender's Commitment Percentage thereof, each Lender's Net Outstandings and all
Non-Ratable Loans made, and all payments of principal, interest and fees received by the Agent from Borrower during the period beginning on such next preceding Settlement Date and ending on such Settlement Date.

                  "Software" means all "software" as such term is defined in the Uniform Commercial Code, now owned or hereafter acquired by Borrower, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

                  "Standby Letter of Credit" means any letter of credit (other than a Documentary Letter of Credit) issued by an Issuing Bank for the account of Borrower pursuant to ARTICLE 3 hereof.

                  "Sub-Parent" shall have the meaning assigned to such term in the preamble of this Agreement.

                  "Subsidiary"

                  (a) when used to determine the relationship of a Person to another Person, means a Person of which an aggregate of 50% or more of the stock of any class or classes or 50% or more of other ownership interests is owned of record or beneficially by such other Person, or by one or more Subsidiaries of such other Person, or by such other Person and one or more Subsidiaries of such Person,

                           (i) if the holders of such stock,  or other ownership
                  interests, (A) ordinarily, in the absence of contingencies, have voting power to elect a majority of the directors (or other individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (B) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency, or

                           (ii) in the case of such other  ownership  interests,
                  if such ownership interests constitute a majority voting interest, and

                  (b) when used with respect to a Plan, ERISA or a provision of the Code pertaining to employee benefit plans, also means any corporation, trade or business (whether or not incorporated) which is under common control with Borrower and is treated as a single employer with Borrower under Section 414(b) or (c) of the Code and the regulations thereunder.

                  "Supporting Obligations" means, as to any Person, all "supporting obligations" as such term is defined in the Uniform Commercial Code, now owned or hereafter acquired, including, without limitation, all of such Person's mortgages, deeds to secure debt and deeds of trust on real or personal property, guaranties, leases, security agreements, and other agreements and property which secure or relate to any Collateral, or are acquired for the purpose of securing and enforcing any item thereof,

                  "Termination Date" means the first to occur of (a) the Initial Anniversary Date or an Anniversary Date occurring thereafter, which shall occur only upon sixty (60) days' prior written notice by the terminating party (any of the Agent, a Lender or the Borrower), unless Borrower terminates this Agreement on an Early Termination Date and then only upon payment of the Early Termination Fee (if required) by the Borrower or Agent terminates this Agreement pursuant to
SECTION 4.14 hereof, (b) the date of termination of the Lenders' obligations to make Advances and to incur Letter of Credit Obligations or permit existing Advances to remain outstanding pursuant to SECTION 12.2 or (c) the tenth (10th) Anniversary Date.

                  "Termination Event" means (a) a "Reportable Event" as defined in Section 4043(b) of ERISA, but excluding any such event as to which the provision for 30 days' notice to the PBGC is waived under applicable regulations, (b) the filing of a notice of intent to terminate a Benefit Plan or the treatment of a Benefit Plan amendment as a termination under Section 4041 of ERISA or (c) the institution of proceedings to terminate a Benefit Plan by the PBGC under Section 4042 of ERISA or the appointment of a trustee to administer any Benefit Plan.

                  "Title IV Plan" means a Benefit Plan which is subject to Title IV of ERISA.

                  "Trademark Security Agreement" means the Trademark Security Agreement, substantially in the form of EXHIBIT I hereto, executed and delivered by Borrower to the Agent, for the benefit of the Lenders, contemporaneously herewith as the same may be amended, modified or supplemented from time to time.

                  "Trade Names" shall have the meaning  assigned to such term in
SECTION 6.1(AA) hereof.

                  "UCC" and "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in New York; provided, that to the extent that the UCC is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article 9 of the UCC shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent's or any Lender's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "UCC" or "Uniform Commercial Code" means the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

                  "Unfunded Vested Accrued Benefits" means with respect to any Title IV Plan as of the most recent annual valuation date for such Title IV Plan, the amount (if any) by which (a) the present value of all vested non-forfeitable benefits under such Title IV Plan exceeds (b) the fair market value of all Title IV Plan assets allocable to such benefits, all determined in accordance with the assumptions used for annual funding for the Title IV Plan pursuant to Section 412 of the Code as of the most recent annual valuation date for such Title IV Plan.

                  "Unused Line Fee" shall have the meaning assigned to such term in SECTION 4.2(A).

                  "Vendor Line of Credit" shall mean that certain $12,000,000 vendor line of credit facility to be provided by The CIT Group/Commercial Services, Inc.

                  "Vendor Line of Credit Documents" shall mean, collectively, all instruments, agreements or documents executed by any Credit Party in connection with the Vendor Line of Credit.

                  "Waiver and Consent" shall have the meaning assigned to such term in SECTION 8.12 hereof.

                           SECTION 1.2 Other Referential Provisions.

                  (a) All defined terms in this Agreement, the Exhibits and Schedules hereto shall have the same meanings when used in any other Loan Document, unless the context shall require otherwise.

                  (b) Except as otherwise expressly provided herein, all accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under GAAP including, without limitation, applicable statements and interpretations issued by the Financial Accounting Standards Board and bulletins, opinions, interpretations and statements issued by the American Institute of Certified Public Accountants or its committees. All financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing.

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

                  (c) All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. In any circumstance where use of the term "the Credit Party" as opposed to the term "the Credit Parties," or vice versa, would limit, diminish or otherwise impair or negatively affect any of Lenders' rights hereunder, the plural shall be substituted for the singular, or vice versa, in such manner as will result in the maintenance or enlargement of Lenders' rights hereunder or pursuant hereto. By way of example, but not in limitation, if a reference to "the Credit Parties' property" would otherwise be construed as referring only to property which is jointly owned by all the Credit Parties, such reference shall instead be construed as referring to the aggregate total of each Credit Party's property.

                  (d) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

                  (e) Titles of Articles and Sections in this Agreement are for convenience only, do not constitute part of this Agreement and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, Subsections, paragraphs, clauses, subclauses, Schedules or Exhibits shall refer to the corresponding Article, Section, Subsection, paragraph, clause or subclause of, or Schedule or Exhibit attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions or divisions of, or to schedules or exhibits to, another document or instrument.

                  (f) Each definition of a document in this Agreement shall include such document as amended, modified, supplemented or restated from time to time in accordance with the terms of this Agreement.

                  (g) Except where specifically restricted, reference to a party to a Loan Document includes that party and its permitted successors and assigns permitted hereunder or under such Loan Document.


                  (h) Unless otherwise specifically stated, whenever a time is referred to in this Agreement or in any other Loan Document, such time shall be the local time in the city in which the principal office of Agent is located.

                  (i) Whenever the phrase "to the knowledge of Borrower" or words of similar import relating to the knowledge of Borrower are used herein, such phrase shall mean and refer to (i) the actual knowledge of the President, chief executive officer, chief operating officer, chief financial officer or other executive officer, or (ii) the knowledge that such officers would have obtained if they had engaged in good faith in the diligent performance of their duties, including the making of such reasonable specific inquiries as may be necessary in the reasonable credit judgment of such officers to ascertain the accuracy of the matter to which such phrase relates.

                  (j) The term "including" shall not be limiting or exclusive, unless specifically indicated to the contrary. The terms "reasonable," "reasonably" and the like, when used in reference to a decision, conduct or the discretion of the Agent or a Lender, shall mean and refer to the reasonableness of the conduct, decision or discretion at issue of an agent or a lender in a position equivalent to that of the Agent or Lender, including without limitation the normal and customary concerns of an agent or a lender, including, without limitation, impairment of collateral, and the timeliness of a borrower's compliance with payment obligations.

                  (k) The terms "accounts," "chattel paper," "deposit accounts," "documents," "equipment," "fixtures," "general intangibles," "goods," "instruments," "inventory," "investment property," "letter of credit rights," "software," and "supporting obligations," as and when used (without being capitalized) in this Agreement or the Security Documents, shall have the meanings given those terms in the Uniform Commercial Code.

                  SECTION 1.3 Exhibits and Schedules. All Exhibits and Schedules attached hereto are by reference made a part hereof.

                                  ARTICLE II.
                             REVOLVING CREDIT LOANS

         SECTION 2.1 Revolving Credit Loans. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, each Lender agrees, severally, but not jointly, to make Advances to the Borrower from time to time from the Effective Date to but not including the Termination Date, as requested or deemed requested by the Borrower in accordance with the terms of SECTION 2.2, in amounts equal to such Lender's Commitment Percentage of each such Advance requested or deemed requested hereunder up to an aggregate amount at any one time outstanding equal to such Lender's Commitment Percentage of the Borrowing Base; provided, however, that the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to the Advances requested) shall not exceed the Borrowing Base. It is expressly understood and agreed that the Lenders may and at present intend to use the Borrowing Base as a maximum ceiling on Revolving Credit Loans to the Borrower; provided, however, that the parties agree that, should the Revolving Credit Loans exceed the ceiling so determined or any other limitation set forth in this Agreement, such Revolving Credit Loans shall nevertheless constitute Secured Obligations and, as such, shall be entitled to all benefits thereof and security therefor. The principal amount of any Advance which is repaid pursuant to SECTION 2.3(C) may be reborrowed by the Borrower, subject to the terms and conditions of this Agreement, in accordance with the terms of this SECTION 2.1. The Agent's and each Lender's books and records reflecting the date and the amount of each Advance and each repayment of principal thereof shall constitute prima facie evidence of the accuracy of the information contained therein, subject to the provisions of SECTION 4.7.

         SECTION 2.2 Manner of Borrowing Revolving Credit Loans. Borrowings under the Revolving Credit Facility shall be made as follows:

         (a) Requests for Advances. A request for an Advance shall be made, or shall be deemed to be made, in the following manner:

                  (i) a Financial Officer of the Borrower (or another authorized officer designated by a Financial Officer of the Borrower and listed on
         SCHEDULE 2.2 hereto) shall deliver to the Agent a Notice of Proposed Advance/Conversion/Continuation, in the form of EXHIBIT B hereto (the "Borrowing Notice") with respect to a Prime Advance, not later than 11:00 a.m. (New York time) on the Business Day of the proposed Prime Advance, and with respect to a LIBOR Advance, so long as no Default or Event of Default exists or would occur as a result of such an Advance, not later than 11:00 a.m. (New York time) on the third (3rd) Business Day prior to the Business Day of the proposed LIBOR Advance. The Borrowing Notice shall contain the information requested therein, including, without limitation, a statement that an Advance is requested, the amount of the proposed Advance, the date of the proposed Advance and whether it is a Prime Advance or a LIBOR Advance or a combination thereof and, if a LIBOR Advance, the LIBOR Period selected; PROVIDED, HOWEVER, that Borrower may not select a particular LIBOR Period if the last day of such period is later than the Termination Date. Unless the Agent has received notice in accordance with the provisions of SECTION 4.6(C) that a Lender will not make available to the Agent such Lender's ratable portion because of a Default or Event of Default, the Agent shall use commercially reasonable efforts to disburse the proceeds of each Advance not later than 3:30 p.m. (New York time) on the Business Day a Borrowing Notice is received with respect to a Prime Advance and not later than 3:30 p.m. (New York time) on the second (2nd) Business Day following the receipt of a Borrowing Notice with respect to a LIBOR Advance. The Borrowing Notice shall be given in accordance with the provisions of this SECTION 2.2 hereof; provided, however, that upon written notice from Agent, the Borrower shall thereafter include in each Borrowing Notice the amount of Excess Availability after giving effect to such requested Advance,

                  (ii) unless payment is otherwise made by the Borrower, the becoming due of any amount required to be paid under this Agreement or any of the Notes as interest shall be deemed to be a request for an Advance on the due date in the amount required to pay such interest,

                  (iii) unless payment is otherwise made by the Borrower, the becoming due of any other Secured Obligation shall be deemed to be a request for an Advance on the due date in the amount then so due, and such request shall be irrevocable,

                  (iv) the receipt by the Agent of notification from an Issuing Bank to the effect that a drawing has been made under a Letter of Credit and that Borrower has failed to reimburse the Issuing Bank therefor in accordance with the terms of the Letter of Credit, the Reimbursement Agreement and ARTICLE 3 shall be deemed to be a request for an Advance on the date such notification is received in the amount of such drawing which is so unreimbursed; and

                  (v) unless payment is otherwise made by the Borrower, the receipt by Agent of a demand for reimbursement by a Clearing Bank pursuant to the provisions of any Blocked Account Agreement shall be deemed to be a request for an Advance on the date any such demand is received by Agent in the amount set forth therein.

         (b) Notification to Lenders. Unless the Agent has elected periodic settlements pursuant to SECTION 4.7, the Agent shall promptly notify the Lenders of any Borrowing Notice delivered or deemed given pursuant to this SECTION 2.2(A) by 12:00 noon (New York time) on the proposed Advance date with respect to any Advance. The notice from the Agent to the Lenders shall set forth the information contained in the applicable Borrowing Notice. Not later than 1:30 p.m. (New York time) on the proposed Advance date, each Lender will make available to the Agent, for the account of the Borrower, at the Agent's Office in funds immediately available to the Agent, an amount equal to such Lender's Commitment Percentage of the Advance to be made on such Advance date.

         (c) Conversion/Continuation of Advances. Prime Advances shall continue as Prime Advances unless and until such Prime Advances are converted into LIBOR Advances pursuant to a Borrowing Notice, provided that, at such time, no Event of Default exists. Each LIBOR Advance shall continue as a LIBOR Advance until the end of the LIBOR Period, at which time such LIBOR Advance shall be automatically converted into a Prime Advance unless the Borrower shall have given the Agent a Borrowing Notice requesting that, at the end of the LIBOR Period, such LIBOR Advance either be converted into a Prime Advance or, so long as no Event of Default exists or will occur from the extension thereof, continue as a LIBOR Advance for the next LIBOR Period. Any conversion of any LIBOR Advance shall be made on, and only on, the last day of the LIBOR Period applicable thereto and the Borrower shall give Agent a Borrowing Notice prior to the date of the requested conversion or continuation complying with the timing and informational requirements set forth in SECTION 2.2(A) hereof and, in addition, specifying:

                  (i) the requested date, which shall be a Business Day, of such conversion or continuation,

                  (ii) the aggregate amount and type of converted or continued Advance, and

                  (iii) the amount and type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion or continuation of a LIBOR Advance, the duration of the new LIBOR Period.

         (d) Disbursement of Loans. Borrower hereby irrevocably authorizes the Agent to disburse the proceeds of each Advance requested, or deemed to be requested, pursuant to this SECTION 2.2 as follows:

                  (i) the proceeds of each Advance requested under SECTION 2.2(A)(I) shall be disbursed by the Agent in Dollars in immediately available funds (A) in the case of the initial Advance, in accordance with notice from the Borrower to the Agent referred to in SECTION 5.1(B)(XIII) and (B) in the case of each subsequent Advance, by wire transfer to the Disbursement Account, or by wire transfer to such other account as designated in writing by the Borrower at least two (2) Business Days prior to the borrowing date of such proposed Advance,

                           (ii) the  proceeds of each Advance  deemed  requested
                  under SECTION 2.2 (A)(II) OR (III) or (IV) shall be disbursed by the Agent by way of direct payment of the relevant interest or Secured Obligation, as the case may be, and

                           (iii) the proceeds of each Advance  deemed  requested
                  under SECTION 2.2(A)(V) shall be disbursed by the Agent directly to the Clearing Bank on behalf of the Borrower.

         SECTION 2.3 Repayment of Revolving Credit Loans. The Revolving Credit Loans will be repaid as follows:

                  (a) Whether or not any Default or Event of Default has occurred, the outstanding principal amount of all the Revolving Credit Loans is due and payable, and shall be repaid by the Borrower in full, not later than the Termination Date;

                  (b) If at any time the aggregate outstanding unpaid principal amount of the Revolving Credit Loans exceeds the Borrowing Base in effect at such time (such excess referred to herein as an "Overextension"), the Borrower shall repay the Revolving Credit Loans in an amount sufficient to reduce the aggregate unpaid principal amount of such Revolving Credit Loans by an amount equal to the Overextension, together with accrued and unpaid interest on the amount of the Overextension to the date of repayment; and

                  (c) The Borrower hereby instructs the Agent to repay the Revolving Credit Loans outstanding on any day in an amount equal to the amount received by the Agent on such day pursuant to SECTION 8.1(B).

         SECTION 2.4 Revolving Credit Note. Each Lender's Revolving Credit Loans and the obligation of the Borrower to repay such Revolving Credit Loans shall also be evidenced by a Revolving Credit Note payable to the order of such Lender. Each Revolving Credit Note shall be dated the Effective Date and be duly and validly executed and delivered by the Borrower.

                                  ARTICLE III.
                       LETTER OF CREDIT FACILITY SECTION

         SECTION 3.1 Issuance. Subject to the terms and conditions of this Agreement, Agent and the Lenders agree to incur, from time to time prior to the Termination Date, upon the request of the Borrower and for the Borrower's account, Letter of Credit Obligations by causing Letters of Credit to be issued (by Agent or an affiliate thereof reasonably acceptable to Borrower, or a bank or other legally authorized Person selected by and acceptable to Agent and reasonably acceptable to Borrower (each, an "Issuing Bank")) for the Borrower's account and guaranteed by Agent; provided, however, that if the Issuing Bank is a Lender, then such Letters of Credit shall not be guaranteed by Agent but rather each Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Agent, as more fully described in SECTION 3.2(B)(II) below. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the lesser of (i) the Letter of Credit Facility Amount or (ii) the Borrowing Base less the aggregate outstanding principal balance of the Revolving Credit Loans. No such Letter of Credit shall have an expiry date which is more than one year following the date of issuance thereof, and neither Agent nor the Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date which is later than five (5) Business
Days  prior  to  the   Termination   Date.

         SECTION 3.2 Advances Automatic; Participations.

                  (a) In the event that Agent or any Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute an Advance under
         SECTION 2.2 of the Agreement regardless of whether a Default or Event of Default shall have occurred and be continuing and notwithstanding the Borrower's failure to satisfy the conditions precedent set forth in
         ARTICLE 5, and each Lender shall be obligated to pay an amount calculated by applying such Lender's Commitment Percentage to the aggregate amount of such payment. The failure of any Lender to make available to Agent for Agent's own account an amount equivalent to such Lender's Commitment Percentage as to any such Revolving Credit Loan or payment by Agent under or in respect of a Letter of Credit shall not relieve any other Lender of its obligation hereunder to make available to Agent an amount equivalent to such other Lender's Commitment Percentage with respect thereto, but no breach by a Lender shall cause an increase in any other Lender's Commitment Percentage.

                  (b) If it shall be illegal or  unlawful  for the  Borrower  to incur Revolving Credit Loans in the circumstances contemplated by PARAGRAPH (A) above or if such Revolving Credit Loans are unavailable to Borrower because of an Event of Default described in SECTION 12.1(G) or (H) or otherwise or if it shall be illegal or unlawful for any Lender to be deemed to have assumed a ratable share of the Reimbursement Obligations owed to an Issuing Bank, then (i) immediately and without further action whatsoever, each Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such Issuing Bank, as the case may be) an undivided interest and participation in an amount equivalent to such Lender's Commitment
         Percentage (based on the Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and
         (ii) thereafter, immediately upon issuance of any Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such Issuing Bank, as the case may be) an undivided interest and participation in an amount equivalent to such Lender's Commitment Percentage (based on the Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to Advances as set out in SECTION 2.2(B) hereof.

                  SECTION 3.3 Cash Collateral.

                  (a) If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Termination Date (or, solely with respect to Standby Letters of Credit, an Event of Default shall have occurred), the Borrower shall, at the request of the Agent, either (i) provide cash collateral for any Standby Letter of Credit in the manner described below, (ii) cause all such Letters of Credit and guaranties thereof to be canceled and returned or (iii) deliver a stand-by letter (or letters) of credit in guarantee of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration as, and be in an amount equal to one hundred five percent (105%) of the aggregate then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, satisfactory to Agent in its sole discretion (the "Replacement Letters of Credit"). If the Borrower is required to provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement prior to the Termination Date, the Borrower will pay to Agent, for the benefit of the Lenders, cash or Cash Equivalents in an amount equal to one hundred five percent (105%) of the maximum amount then available to be drawn under each Standby Letter of Credit outstanding. Such funds or Cash Equivalents shall be held by Agent in a cash collateral account (the "Cash Collateral Account") maintained at a bank or financial institution acceptable to Agent. The Cash Collateral Account shall be in the name of the Borrower and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent and the Lenders, in a manner satisfactory to Agent. Borrower hereby pledges and grants to Agent, on behalf of itself and the Lenders, a security interest in all such funds and Cash Equivalents held in any Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Secured Obligations, whether or not then due. This Agreement shall constitute a security agreement under applicable law.

                  (b) From time to time after funds are deposited in the Cash Collateral Account by the Borrower, whether before or after the Termination Date, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, in such order as Agent may elect, as shall be or shall become due and payable by the Borrower to Lenders with respect to such Letter of Credit Obligations of the Borrower and, upon the satisfaction in full of all Letter of Credit Obligations, to any other Secured Obligations then due and payable.

                  (c) Neither Borrower nor any other Person claiming on behalf of or through Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination or satisfaction in full of all Letter of Credit Obligations and the payment of all amounts payable by the Borrower to Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be held and applied to other Secured Obligations then due and owing and upon payment in full of all Secured Obligations, any remaining amount shall be paid to the Borrower or as otherwise required by law.

                  SECTION 3.4 Fees and Expenses. The Borrower agrees to pay to Agent, for the benefit of the Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (a) all costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations and (b) for each month during which any Letter of Credit Obligation shall remain outstanding, an amount equal to the fee set forth in SECTION 4.2(B) hereof. Such fee shall be paid to Agent, for the benefit of the Lenders, in accordance with the terms of SECTION 4.2(B). In addition, the Borrower shall pay to any Issuing Bank, on demand, such fees, charges and expenses of such Issuing Bank in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or as are otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued; provided, however, that no such fee or charge shall be charged for the same purpose as the Letter of Credit Fee.

                  SECTION 3.5 Request for Incurrence of Letter of Credit Obligations. The Borrower shall give Agent at least three (3) Business Days prior written notice requesting approval of the issuance, or a guarantee, of any Letter of Credit, specifying the date such Letter of Credit Obligation is to be incurred, identifying the beneficiary to which such Letter of Credit Obligation relates and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the Issuing Bank) to be guaranteed and a completed application for the Standby Letter of Credit or the Documentary Letter of Credit in form and substance satisfactory to Borrower, Agent and the Issuing Bank. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by the Borrower and approvals by Agent may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower, Agent and the Issuing Bank.

                  SECTION 3.6 Obligation Absolute. The obligation of the Borrower to reimburse Agent and the Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Lender to make payments to Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of the Borrower and the Lenders to Agent shall be paid strictly in accordance with the terms hereof under all circumstances, including the following circumstances:

                  (a) any lack of  validity or  enforceability  of any Letter of
         Credit,  this  Agreement,   the  other  Loan  Documents  or  any  other
         agreement;

                  (b) the existence of any claim, set-off, defense or other right which Borrower or any of its Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with this Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between Borrower or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);

                  (c) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (d) except as expressly provided in SECTION 3.7(B)(III) hereof, payment by Agent or any Issuing Bank under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit or such guaranty;

                  (e) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

                  (f) the fact that a Default or an Event of Default shall have occurred and be continuing.

                  SECTION 3.7 Indemnification; Nature of Lenders' Duties.

                      (a) In addition to amounts payable by the Borrower to Agent and Lenders as elsewhere provided in this Agreement, the Borrower hereby agrees to pay and to protect, indemnify and save harmless Agent and each Lender (and the officers, directors, agents and attorneys of Agent and each Lender) from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which Agent or any Lender (and the officers, directors, agents and attorneys of Agent and each Lender) may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or guaranty thereof or (ii) the failure of Agent or any Lender (and the officers, directors, agents and attorneys of Agent and each Lender) seeking indemnification or of any Issuing Bank to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Agent or such Lender (or the applicable officers, directors, agents and attorneys of Agent and each Lender) as finally determined by a court of competent jurisdiction.

                  (b) Except as expressly provided below, as between Agent and any Lender and the Borrower, the Borrower hereby assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by, beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law, neither Agent nor any Lender shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided that, in the case of any payment by Agent under any Letter of Credit or guaranty thereof, Agent shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; provided that Agent shall be liable to the extent any such error, omission, interruption or delay occurred solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction); (v) for errors in interpretation of technical terms; provided that Agent shall be liable to the extent any such error occurred solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction); (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; provided that Agent shall be liable to the extent any such loss or delay occurred solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction); (vii) for the application of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (viii) for any consequences arising from causes beyond the control of Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent's or any Lender's rights or powers hereunder or under the other Loan Documents.

         (c) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrower in favor of any Issuing Bank in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between Borrower and such Issuing Bank.

                                  ARTICLE IV.
                             GENERAL LOAN PROVISIONS

         SECTION 4.1 Interest.

                  (a)      General Interest Provisions.

                           (i) Interest.  The Borrower agrees to pay interest to
                  Agent on the aggregate amount of the Revolving Credit Loans from time to time outstanding, for the ratable benefit of Lenders, in accordance with the type of Advance being made by each Lender, in arrears on each applicable Interest Payment Date, for the relevant period at a rate equal to (A) for Prime Advances, the Prime Option, or (B) for LIBOR Advances, the LIBOR Option. Subject to SECTION 4.1(A)(II), the LIBOR Option may be exercised by Borrower for all, or any portion, of the Revolving Credit Loans pursuant to SECTION 2.2 hereof. The Borrower shall not be entitled to select, convert to or continue to a new LIBOR Period any LIBOR Option Advances under the Revolving Credit Facility if a Default or Event of Default exists hereunder. In the event of any change in the Chase Bank Rate, the rate of the Prime Option shall change as of the first day of the first month following such change and shall be based on the Chase Bank Rate in effect on the last day of the immediately preceding month.

                           (ii) LIBOR Advance  Limitations.  The LIBOR elections
                  must be for $1,000,000 or whole multiples of $500,000 in excess thereof. In no event may the Borrower have in the aggregate more than seven (7) LIBOR Advances outstanding at any one time. If a LIBOR election is not timely made or cannot be made, or if LIBOR cannot be determined, then the Agent shall use the Prime Option to compute interest.

                           (iii) LIBOR  Breakage  Costs.  The Borrower  shall be
                  liable for, and shall pay to the Agent, for the benefit of the Lenders, upon the request of the Agent, such amount or amounts as shall reimburse the Agent and/or the Lenders for any loss, costs or expenses incurred by the Agent, the Lenders or both as a result of: (A) any payment or prepayment on a date other than the last day of a LIBOR Period for such LIBOR Advance or
                  (B) any failure of the Borrower to borrow a LIBOR Advance on the date for such borrowing specified in the relevant
                  Borrowing Notice, such reimbursement to include, without limitation, an amount equal to any loss, cost or expense suffered by the Agent, the Lenders or both during the period from the date of receipt of such payment or prepayment, or the date of such failure to borrow, to the last day of such LIBOR Period, if the rate of interest obtained by the Agent, the Lenders or both upon the reemployment of an amount of funds equal to the amount of such payment, prepayment or failure to borrow is less than the rate of interest applicable to such LIBOR Advance for such LIBOR Period (the "Breakage Fee"). The determination by the Agent, the Lenders or both of the Breakage Fee, when set forth in a written notice to the Borrower, containing their respective calculations thereof in reasonable detail, shall be conclusive on the Borrower, in the absence of manifest error. Calculation of all amounts payable to the Agent, the Lenders or both under this paragraph with regard to LIBOR Advances shall be made as though the Agent, the Lenders or both had actually funded the LIBOR Advances through the purchase of deposits in the relevant market and currency, as the case may be, bearing interest at the rate applicable to such LIBOR Advances in an amount equal to the amount of the LIBOR Advances and having a maturity comparable to the relevant interest period; provided, however, that the Agent and the Lenders may fund each of the LIBOR Advances in any manner the Agent and the Lenders determine in their discretion and the foregoing assumption shall be used only for calculation of amounts payable under this paragraph.

                  (b) Application of Proceeds to Loans. Notwithstanding anything to the contrary herein, the Agent and the Lenders shall apply all receipts with respect to payments on Revolving Credit Loans and proceeds of Collateral and all other amounts received by it from, or on behalf of, the Borrower (i) first, to the Agent to pay all costs and expenses, including, without limitation, indemnified amounts that have not been reimbursed to Agent by the Borrower, including interest thereon, if any; (ii) second, to the Agent to pay any fees due the Agent from the Credit Parties hereunder, including interest thereon, if any; (iii) third, to the Lenders for any indemnified amounts and costs and expenses paid to or reimbursed to the Agent (to the extent that the Credit Parties are obligated to reimburse or otherwise pay such amounts under this Agreement or any other Loan Documents); (iv) fourth, to the Lenders to pay any unpaid principal and accrued interest on the Revolving Credit Loans and to the other Secured Obligations then outstanding which payments shall be applied (A) initially to the Prime Advances outstanding to the Borrower, (B) next to LIBOR Advances outstanding to the Borrower and (C) finally to all other Secured Obligations in such order and manner as Agent may elect; PROVIDED, HOWEVER, in the event that (x) the aggregate amount of outstanding
         Advances exceeds the Borrowing Base, (y) the aggregate amount of outstanding LIBOR Advances exceeds the applicable maximum levels set therefor or (z) upon the occurrence of an Event of Default, the Agent and the Lenders may apply all such amounts received by it to the payment of Secured Obligations in such manner and in such order as the Agent may elect in its reasonable credit judgment; and (v) fifth, the balance to Borrower, subject to any obligations that Agent may have under applicable law to deliver such balance to third parties. In the event that any such amounts are applied to Revolving Credit Loans which are LIBOR Advances, such application shall be treated as a prepayment of such loans and the Agent and the Lenders shall be entitled to indemnification pursuant to SECTION 4.1(A)(III).

                  (c) Non-Business Day Payments. If any payment on the Revolving Credit Loans becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during any such extension.

                  (d) Default Interest. From and after the occurrence of an Event of Default, the unpaid principal amount of each Secured Obligation shall bear interest while such Event of Default is continuing at a rate per annum equal to the Default Margin plus the Prime Option, payable on demand. The interest rate provided for in this
         SECTION 4.1(D) shall to the extent permitted by applicable law also apply to and accrue on the amount of any judgment entered with respect to any Secured Obligation and shall continue to accrue at such rate during any proceeding described in SECTION 12.1(G) or (H).

                  (e)  Computation.  The  interest  rates  provided  for in this
         SECTION 4.1 shall be computed on the basis of a year of three hundred sixty (360) days and the actual number of days elapsed.

                  (f) Maximum Rate. It is not intended by the Lenders, and nothing contained in this Agreement or any Note shall be deemed, to establish or require the payment of a rate of interest in excess of the maximum rate permitted by applicable law (the "Maximum Rate"). If, in any month, the Effective Interest Rate, absent such limitation, would have exceeded the Maximum Rate, then the Effective Interest Rate for that month shall be the Maximum Rate, and if, in future months, the Effective Interest Rate would otherwise be less than the Maximum Rate, then the Effective Interest Rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In this connection, in the event that, upon payment in full of the Secured

         Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would have been paid or accrued if the Effective Interest Rate had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay to the Lenders an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued had the Effective Interest Rate, at all times, been in effect, and (ii) the amount of interest actually paid or accrued under this Agreement. In the event the Lenders receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall be applied to the reduction of the principal balance of the applicable Secured Obligation, and, if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower.

         SECTION 4.2 Fees.

                  (a) Unused Line Fee. As additional compensation for the costs and risks in making the Revolving Credit Facility available to the Borrower, the Borrower agrees to pay to the Agent, for the ratable benefit of the Lenders, in arrears, on the first (1st) Business Day of each month with respect to the immediately prior month, during the term hereof or any extension thereof, a fee of one-quarter of one percent (0.25%) per annum (the "Unused Line Fee") of the difference between (i) the Revolving Credit Facility Amount and (ii) the sum of the average daily outstanding balances of the Revolving Credit Loans and the Letter of Credit Obligations (with Letter of Credit Obligations, for this purpose, not to include Reimbursement Obligations constituting Revolving Credit Loans) during the period for which the Unused Line Fee is due.

                  (b) Letter of Credit Charges and Fees. The Borrower agrees to pay to Agent, (i) subject to SECTION 3.4 hereof, all charges imposed on the Agent or any Lender by the Issuing Bank in connection with any Letter of Credit or guaranty thereof and (ii) for each month during which any Letter of Credit Obligation is outstanding, a fee in an amount equal to (A) one and one-half percent (1.50%) per annum of the maximum amount available to be drawn under each Documentary Letter of Credit and (B) one and one-half percent (1.50%) per annum of the maximum amount available to be drawn under each Standby Letter of
         Credit (each fee in CLAUSE (II) a "Letter of Credit Fee" and collectively the "Letter of Credit Fees"). Such Letter of Credit Fees shall be paid to Agent, for the benefit of the Lenders, in arrears on the first (1st) Business Day of each month with respect to the immediately preceding month and on the Termination Date or until all such Letter of Credit Obligations have been paid or otherwise satisfied. Upon the occurrence and during the continuation of an Event of Default, the foregoing Letter of Credit Fees shall be increased by an amount equal to the Letter of Credit Default Margin.

                  (c) Early Termination Fee. Except as otherwise expressly provided in this Agreement, if this Agreement is terminated or the Revolving Credit Facility and Letter of Credit Facility are repaid at the option of Borrower (excluding Revolving Credit Loan payments in the ordinary course of business) on an Early Termination Date, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lenders' lost profits as a result thereof, the Borrower agrees to pay to Agent, for the ratable benefit of the Lenders, upon the effective date of such termination or prepayment of all of the Revolving Credit Loans, the Early Termination Fee.

                  SECTION 4.3 Manner of Payment.

                  (a) Each payment (including prepayments) by the Borrower on account of the principal of or interest on the Revolving Credit Loans or of any other amounts payable to the Lenders under this Agreement or any Note shall be made not later than 1:00 p.m. (New York time) on the date specified for payment under this Agreement to the Agent, for the account of the Lenders, at the Agent's Office, in Dollars, in immediately available funds and shall be made without any setoff, counterclaim or deduction whatsoever and, for purposes of calculating interest on Secured Obligations, shall be applied to the Secured Obligations as set forth in SECTION 8.1(B) hereof. Any payment received after 1:00 p.m. (New York time) on such day shall be deemed to have been made on the next succeeding Business Day.

                  (b) The Borrower hereby irrevocably authorizes each Lender to charge any account of the Borrower maintained with such Lender with such amounts as may be necessary from time to time to pay any Secured Obligations (whether or not owed to such Lender) which are not paid when due, and the proceeds thereof shall be applied as set forth in
         SECTION 4.1(B).

                  SECTION 4.4 Loan Accounts; Statements of Account.

                  (a) Each Lender shall open and maintain on its books a loan account in the Borrower's name (each, a "Loan Account"). Each Loan
         Account shall show as debits thereto each Advance made under this Agreement by such Lender to the Borrower and as credits thereto all payments received by such Lender and applied to the principal of such Revolving Credit Loans outstanding to the Borrower, so that the balance of the loan account at all times reflects the aggregate principal amount of Revolving Credit Loans due such Lender from the Borrower.

                  (b) The Agent shall maintain on its books a control account for the Borrower in which shall be recorded (i) the amount of each Advance made hereunder to the Borrower, (ii) the amount of any principal or interest due or to become due from the Borrower hereunder, and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's ratable share therein.

                  (c) The entries made in the accounts  pursuant to  SUBSECTIONS
         (A) and (B) shall be prima facie evidence, in the absence of manifest error, of the existence and amounts of the obligations of the Borrower therein recorded and in case of discrepancy between such accounts, in the absence of manifest error, the accounts maintained pursuant to SUBSECTION (B) shall be controlling.

                  (d) The Agent will account to the Borrower monthly with a statement of Revolving Credit Loans, charges and payments made to and by the Borrower pursuant to this Agreement, and such accounts rendered by the Agent shall be deemed final, binding and conclusive, save for manifest error, unless the Agent is notified by the Borrower in writing to the contrary within thirty (30) days of the date the account was so rendered. Such notice by the Borrower shall be deemed an objection to only those items specifically objected to therein. Failure of the Agent to render such account shall in no way affect the rights of the Agent or of the Lenders hereunder.

                  SECTION 4.5 Termination of Agreement. On the Termination Date, the Borrower shall pay to the Agent, for the account of the Lenders, in same day funds, an amount equal to all Secured Obligations then outstanding, including, without limitation, all (i) accrued interest thereon, (ii) all accrued fees provided for hereunder and in the Fee Letter, and (iii) any amounts payable to the Agent and the Lenders pursuant to SECTIONS 4.1, 4.2, 4.8, 15.2, 15.3, 15.12 and 15.13, and, in addition thereto, shall deliver to the Agent, in respect of each outstanding Letter of Credit, either the Replacement Letter of Credit or the Cash Collateral as provided in SECTION 3.3. Upon payment in full of the amounts specified in this SECTION 4.5, this Agreement shall be terminated and the Agent, the Lenders and the Borrower shall have no further obligations to any other party hereto except for the obligations to the Agent and the Lenders pursuant to SECTIONS 15.12 and 15.13 hereof and those which survive according to their express terms.

                  SECTION 4.6 Making of Advances.

         (a) Nature of Obligations of Lenders to Make Advances. The obligations of the Lenders under this Agreement to make Advances are several and are not joint or joint and several.

         (b) Assumption by Agent. Subject to the provisions of SECTION 4.7 and notwithstanding the occurrence or continuance of a Default or Event of Default or other failure of any condition to the making of Advances hereunder subsequent to the Advances to be made on the Effective Date, unless the Agent shall have received notice from a Lender in accordance with the provisions of SECTION 4.6(C) prior to a proposed borrowing date that such Lender will not make available to the Agent such Lender's ratable portion of the amount to be borrowed on such date, the Agent may assume that such Lender will make such portion available to the Agent in accordance with SECTION 2.2(B), and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Lender shall not make such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount (the "Make-Whole Amount"), together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent at the Effective Interest Rate or, if lower, subject to SECTION 4.1(C), the Maximum Rate. If such Lender shall repay to the Agent such corresponding amount, the amount so repaid shall constitute such Lender's Commitment Percentage of the Advance made on such borrowing date for purposes of this Agreement. The failure of any Lender to make available its Commitment Percentage of any Advance shall not (without regard to whether the Borrower shall have returned the amount thereof to the Agent in accordance with this SECTION 4.6) relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Advance available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make available its Commitment Percentage of such Advance on the borrowing date.

         (c) Delegation of Authority to Agent.

                  (i) Without limiting the generality of SECTION 14.1, each Lender expressly authorizes the Agent to determine on behalf of such Lender (A) any reduction or increase of advance rates applicable to the Borrowing Base, so long as such advance rates do not at any time exceed the rates set forth in the Borrowing Base definition, (B) the creation or elimination of any reserves (other than the Letter of Credit Reserve) against the Revolving Credit Facility and the Borrowing Base and (C) whether or not Inventory shall be deemed to constitute Eligible Inventory and Accounts shall be deemed to constitute Eligible Credit Card Accounts. Such authorization may be withdrawn by the Required Lenders by giving the Agent written notice of such withdrawal signed by the Required Lenders; provided, however, that unless otherwise agreed by the Agent, such withdrawal of authorization shall not become effective until the thirtieth (30th) Business Day after receipt of such notice by the Agent. Thereafter, the Required Lenders shall jointly instruct the Agent in writing regarding such matters with such frequency as the Required Lenders shall jointly determine.

                  (ii) Unless and until the Agent shall have received written notice from the Required Lenders that because of a Default or Event of Default the Required Lenders do not intend to make available to the Agent such Lenders' ratable share of Advances made after the effective date of such notice, the Agent shall be entitled to continue to make the assumptions described in SECTION 4.6(B). After receipt of the notice described in the preceding sentence, which shall become effective on the third (3rd) Business Day after receipt of such notice by the Agent unless otherwise agreed by the Agent, the Agent shall be entitled to make the assumptions described in SECTION 4.6(B) as to any Advances as to which it has not received a written notice to the contrary prior to 11:00 a.m. (New York time) on the Business Day next preceding the day on which the Advance is to be made. The Agent shall not be required to make any Advance as to which it shall have received notice from a Lender of such Lender's intention not to make its ratable portion of such Advance available to the Agent. Any withdrawal of authorization under this SECTION 4.6(C) shall not affect the validity of any Advances made prior to the effectiveness thereof.

                  SECTION 4.7 Settlement Among Lenders.

                  (a) Revolving Credit Loans. It is agreed that each Lender's Net Outstandings are intended by the Lenders to be equal at all times to such Lender's Commitment Percentage of the aggregate principal amount of all Revolving Credit Loans outstanding. Notwithstanding such agreement, the several and not joint obligation of each Lender to fund Advances made in accordance with the terms of this Agreement ratably in accordance with such Lender's Commitment Percentage and each Lender's right to receive its ratable share of principal payments on Revolving Credit Loans in accordance with its Commitment Percentage, the Lenders agree that in order to facilitate the administration of this Agreement and the Loan Documents that settlement among them as to Revolving Credit Loans may take place on a periodic basis in accordance with the provisions of this SECTION 4.7.

                  (b) Settlement Procedures as to Revolving Credit Loans. To the extent and in the manner hereinafter provided in this SECTION 4.7, settlement among the Lenders as to Revolving Credit Loans may occur periodically on Settlement Dates determined from time to time by the Agent, which may occur before or after the occurrence or during the continuance of a Default or Event of Default and whether or not all of the conditions set forth in SECTION 5.2 have been met. On each Settlement Date payments shall be made by or to the Settlement Lender and the other Lenders in the manner provided in this SECTION 4.7 in accordance with the Settlement Report delivered by the Agent pursuant to the provisions of this SECTION 4.7 in respect of such Settlement Date so that as of each Settlement Date, and after giving effect to the transactions to take place on such Settlement Date, each Lender's Net Outstandings shall equal such Lender's Commitment Percentage of the Revolving Credit Loans outstanding.

                           (i) Selection of Settlement Dates. If the Agent elects, in its discretion, but subject to the consent of the Settlement Lender, to settle accounts among the Lenders with respect to principal amounts of Revolving Credit Loans less frequently than each Business Day, then the Agent shall designate periodic Settlement Dates which may occur on any Business Day after the Effective Date; provided, however, that the Agent shall designate as a Settlement Date any Business Day which is an Interest Payment Date; and provided further, that a Settlement Date shall occur at least once during each seven-day period. The Agent shall designate a Settlement Date by delivering to each Lender a Settlement Report not later than 12:00 noon (New York time) on the proposed Settlement Date, which Settlement Report shall be with respect to the period beginning on the next preceding Settlement Date and ending on such designated Settlement Date.

                           (ii) Non-Ratable Loans and Payments. Between Settlement Dates, the Agent shall request and the Settlement Lender may (but shall not be obligated to) advance to the Borrower out of the Settlement Lender's own funds, the entire principal amount of any Advance requested or deemed requested pursuant to SECTION 2.2(A) (any such Advance being referred to as a "Non-Ratable Loan"). The making of each Non-Ratable Loan by the Settlement Lender shall be deemed to be a purchase by the Settlement Lender of a one hundred percent (100%) participation in each other Lender's Commitment Percentage of the amount of such Non-Ratable Loan. All payments of principal, interest and any other amount with respect to such Non-Ratable Loan shall be payable to and received by the Agent for the account of the Settlement Lender. Upon demand by the Settlement Lender, with notice thereof to the Agent, each other Lender shall pay to the Settlement Lender, as the repurchase of such participation, an amount equal to one hundred percent (100%) of such Lender's Commitment Percentage of the principal amount of such Non-Ratable Loan. Any payments received by the Agent between Settlement Dates which in accordance with the terms of this Agreement are to be applied to the reduction of the outstanding principal balance of Revolving Credit Loans, shall be paid over to and retained by the Settlement Lender for such application, and such payment to and retention by the Settlement Lender shall be deemed, to the extent of each other Lender's Commitment Percentage of such payment, to be a purchase by each such other Lender of a participation in the Revolving Credit Loans (including the repurchase of participations in Non-Ratable Loans) held by the Settlement Lender. Upon demand by another Lender, with notice thereof to the Agent, the Settlement Lender shall pay to the Agent, for the account of such other Lender, as a repurchase of such participation, an amount equal to such other Lender's Commitment Percentage of any such amounts (after application thereof to the repurchase of any participations of the Settlement Lender in such other Lender's Commitment Percentage of any Non-Ratable Loans) paid only to the Settlement Lender by the Agent.

                           (iii) Decrease in Net Outstandings. If on any Settlement Date the increase, if any, in the dollar amount of any Lender's Net Outstandings which is required to comply with the first sentence of SECTION 4.7(A) is less than such Lender's Commitment Percentage of amounts received by the Agent but paid only to the Settlement Lender since the next preceding Settlement Date, such Lender and the Agent, in their respective records, shall apply such Lender's Commitment
                  Percentage of such amounts to the increase in such Lender's Net Outstandings, and the Settlement Lender shall pay to the Agent, for the account of such Lender, the excess allocable to such Lender.

                           (iv) Increase in Net Outstandings. If on any Settlement Date the increase, if any, in the dollar amount of any Lender's Net Outstandings which is required to comply with the first sentence of SECTION 4.7(A) exceeds such Lender's Commitment Percentage of amounts received by the Agent but paid only to the Settlement Lender since the next preceding Settlement Date, such Lender and the Agent, in their respective records, shall apply such Lender's Commitment
                  Percentage of such amounts to the increase in such Lender's Net Outstandings, and such Lender shall pay to the Agent, for the account of the Settlement Lender, any excess.

                           (v) No Change in Outstandings. If a Settlement Report
                  indicates that no Revolving Credit Loans have been made during the period since the next preceding Settlement Date, then such Lender's Commitment Percentage of any amounts received by the Agent in respect of Revolving Credit Loans but paid only to the Settlement Lender shall be paid by the Settlement Lender to the Agent, for the account of such Lender. If a Settlement Report indicates that the increase in the dollar amount of a Lender's Net Outstandings which is required to comply with the first sentence of SECTION 4.7(A) is exactly equal to such Lender's Commitment Percentage of amounts received by the Agent in respect of Revolving Credit Loans but paid only to the Settlement Lender since the next preceding Settlement Date, such Lender and the Agent, in their respective records, shall apply such Lender's Commitment Percentage of such amounts to the increase in such Lender's Net Outstandings.

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

                           (vi) Return of Payments.  If any amounts  received by
                  the Settlement Lender in respect of the Secured Obligations are later required to be returned or repaid by the Settlement Lender to the Borrower or any other obligor or their respective representatives or successors in interest, whether by court order, settlement or otherwise, in excess of the Settlement Lender's Commitment Percentage of all such amounts required to be returned by all Lenders, each other Lender shall, upon demand by the Settlement Lender with notice to the Agent, pay to the Agent for the account of the Settlement Lender, an amount equal to the excess of such Lender's Commitment Percentage of all such amounts required to be returned by all Lenders over the amount, if any, returned directly by such Lender.

                           (vii)    Payments to Agent, Lenders.

                                    (A) Payment by any Lender to the Agent shall
                           be made not later than 1:00 p.m. (New York time) on the Business Day such payment is due, provided that if such payment is due on demand by another Lender, such demand is made on the paying Lender not later than 11:00 a.m. (New York time) on such Business Day. Payment by the Agent to any Lender shall be made by wire transfer, promptly following the Agent's receipt of funds for the account of such Lender and in the type of funds received by the Agent, provided that if the Agent receives such funds at or prior to 1:00 p.m. (New York time), the Agent shall pay such funds to such Lender by 2:00 p.m. (New York time) on such Business Day. If a demand for payment is made after the applicable time set forth above, the payment due shall be made by 2:00 p.m. (New York time) on the first Business Day following the date of such demand.

                                    (B) If a Lender shall,  at any time, fail to
                           make any payment to the Agent required hereunder, the Agent may, but shall not be required to, retain payments that would otherwise be made to such Lender hereunder and apply such payments to such Lender's defaulted obligations hereunder, at such time, and in such order, as the Agent may elect in its sole discretion.

                                    (C) With respect to the payment of any funds
                           under this SECTION 4.7(B), whether from the Agent to a Lender or from a Lender to the Agent, the party failing to make full payment when due pursuant to the terms hereof shall, upon demand by the other party, pay such amount together with interest on such amount at the Prime Option.

                  (c) Settlement of Other Secured Obligations. All other amounts received by the Agent on account of, or applied by the Agent to the payment of, any Secured Obligation owed to the Lenders (including, without limitation, fees payable to the Lenders pursuant to SECTIONS 4.2(A) and (B) and Net Proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default) that are received by the Agent on or prior to 1:00 p.m. (New York time) on a Business Day will be paid by the Agent to each Lender on the same Business Day, and any such amounts that are received by the Agent after 1:00 p.m. (New York time) will be paid by the Agent

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

         to each Lender on the following Business Day. Unless otherwise stated herein, the Agent shall distribute fees payable to the Lenders pursuant to SECTIONS 4.2(A) and (B) ratably to the Lenders based on each Lender's Commitment Percentage and shall distribute proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default ratably to the Lenders based on the amount of the Secured Obligations then owing to each Lender.

                  SECTION 4.8 Changed Circumstances.

                  (a) Borrower agrees that if (i) any law hereafter in effect or
         (ii) any request, guideline or directive of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) not in effect as of the Effective Date with respect to any law now or hereafter in effect (and whether or not any such law is presently applicable to any Lender) or the interpretation or administration thereof by any Governmental Authority, shall either (A) (1) impose, affect, modify or deem applicable any reserve, special deposit, capital maintenance or similar requirement against any Advance, (2) impose on such Lender any other condition regarding any Advance, this Agreement, any Note or the facilities provided hereunder or (3) result in any requirement regarding capital adequacy (including any risk-based capital guidelines) affecting such Lender being imposed or modified or deemed applicable to such Lender or
         (B) subject such Lender to any taxes on the recording, registration, notarization or other formalization of the Revolving Credit Loans or any Note, and the result of any event referred to in CLAUSE (I) or (II) above shall be to increase the cost to such Lender of making, funding or maintaining any Advance or to reduce the amount of any sum receivable by such Lender or such Lender's rate of return on capital with respect to any Advance to a level below that which such Lender could have achieved but for such imposition, modification or deemed applicability (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then, upon demand by such Lender, Borrower shall immediately pay to such Lender additional amounts which shall be sufficient to compensate such Lender for such increased cost, tax or reduced rate of return. A certificate of such Lender to the Borrower claiming compensation under this SECTION 4.8 shall be final, conclusive and binding on all parties for all purposes in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder and the method by which such amounts were determined. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

                  (b) If the introduction of or any change in or in the interpretation of (in each case, after the date hereof) any law or regulation makes it unlawful, or any Governmental Authority asserts, after the date hereof, that it is unlawful, for any Lender to perform its obligations hereunder to make LIBOR Advances or to fund or maintain LIBOR Advances hereunder, such Lender shall notify the Agent of such event and the Agent shall notify the Borrower of such event, and the right of the Borrower to select LIBOR Advances for any subsequent Interest Period or in connection with any subsequent conversion of any Advance shall be suspended until the Agent shall notify the Borrower that the circumstances causing such suspension no longer exist, and the Borrower shall forthwith prepay in full all LIBOR Advances then outstanding and shall pay all interest accrued thereon through the date of such prepayment or conversion, unless the Borrower, within three (3) Business Days after such notice from the Agent, requests the conversion of all outstanding LIBOR Advances into Prime Advances; provided that, if the date of such repayment or proposed conversion is not the last day of the Interest Period applicable to such LIBOR Advances, the Borrower shall also pay any amount due pursuant to SECTION 4.1(A)(III).

                  (c) If the Agent shall, at least one (1) Business Day before the date of any requested Advance or the effective date of any conversion or continuation of an existing Advance to be made or continued as or converted into a LIBOR Advance (each such requested Advance made and/or to be converted or continued, a "Pending Advance"), notify the Borrower that the LIBOR Advance will not adequately reflect the cost to the Lenders of making or funding such Pending Advance as a LIBOR Advance or that LIBOR is not determinable from any interest rate reporting service of recognized standing, then the right of the Borrower to select LIBOR Advances for such Pending Advance, or any subsequent Advances in connection with any subsequent conversion or continuation of any Advance shall be suspended until the Agent shall notify the Borrower that the circumstances causing such suspension no longer exist, and Pending Advances and each such subsequent Advance requested to be made, continued or converted shall be made or continued as, or converted into a Prime Advance.

                  SECTION 4.9 Obligations Absolute. Borrower agrees that the Secured Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Lender with respect thereto. All Secured Obligations shall be conclusively presumed to have been created in reliance hereon. The liabilities of Borrower under this Agreement shall be absolute and unconditional irrespective of:

                  (a) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations;

                  (b) any taking, exchange, release or non-perfection of any Collateral or any other collateral securing the Secured Obligations, or any release, amendment or waiver of, or consent to or departure from, the Secured Obligations, or any guaranty for all or any of the Secured Obligations;

                  (c) any change, restructuring or termination of the corporate structure or existence of Borrower; or

                  (d) any other circumstance which might otherwise  constitute a defense available to, or a discharge of, Borrower or any Guarantor, other than payment or satisfaction of the Secured Obligations or to the extent of any loss resulting from the gross negligence or willful misconduct of the Agent, any Lender or the Issuing Bank, as determined by the final non-appealable judgment of a court of competent jurisdiction.

                  SECTION 4.10 Agent Advances.

                  (a) The Agent hereby is authorized by the Borrower and the Lenders, from time to time in the Agent's sole discretion, (i) after the occurrence of a Default or an Event of Default (but without constituting a waiver of such Default or Event of Default) or (ii) at any time that any of the other applicable conditions precedent set forth in SECTION 5.2 have not been satisfied, to make Advances to the Borrower on behalf of the Lenders which the Agent, in good faith, determines is necessary (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Secured Obligations or (C) to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including costs, fees, and expenses (any of the Advances described in this SECTION 4.10 being hereinafter referred to as "Agent Advances").

                  (b) The Agent Advances shall be repayable on demand and secured by the Collateral, shall constitute Revolving Credit Loans and Secured Obligations hereunder, and shall bear interest at the Prime Option.

                  SECTION 4.11 Overadvances.

                  (a) The  Agent may make  voluntary  Overadvances  without  the written consent of the Required Lenders for interest, fees or expenses due to Lenders in accordance with the provisions hereof. If the conditions for borrowing under SECTION 5.2 cannot be fulfilled, the Agent may, but is not obligated to, knowingly and intentionally continue to make Advances (including Agent Advances) to the Borrower, at the request of Borrower, notwithstanding such failure of condition(s), so long as, at any time, either (i) the aggregate amount of then outstanding Revolving Credit Loans would not exceed the Borrowing Base by more than an amount equal to ten percent (10%) of the Revolving Credit Facility Amount or (ii) (A) the aggregate amount of outstanding Revolving Credit Loans would not exceed the Borrowing Base by more than the amount proposed by the Agent and agreed to by the Required Lenders and (B) such Overadvances are made pursuant to a plan (proposed by the Agent and agreed to by the Required Lenders) for the elimination of such Overadvances. The foregoing provisions are for the sole and exclusive benefit of the Agent and the Lenders and are not intended to, and shall not be construed to, create any obligations of the Agent or any Lender to the Borrower with respect to Overadvances or otherwise benefit the Borrower in any way. The Overadvances and Agent Advances, as applicable, that are made pursuant to this Agreement shall be subject to the same terms and conditions as any other Advance, except that the rate of interest applicable thereto shall be the Prime Option; provided, however, that the making of any Overadvance shall not constitute a waiver of any Default or Event of Default then in existence or arising therefrom.

                  (b) In the event the Agent obtains actual knowledge that the aggregate amount of outstanding Revolving Credit Loans exceeds the amount permitted by the preceding paragraph, regardless of the amount of or reason for such excess, the Agent shall notify the Lenders as soon as practicable (and prior to making any (or any further) intentional Overadvances (except for and excluding amounts charged to the applicable Loan Account for interest, fees or expenses) unless the Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders thereupon shall, together with the Agent, jointly determine the terms of arrangements that shall be implemented with the Borrower intended to reduce, within a reasonable time, the outstanding principal amount of the Revolving Credit Loans of the Borrower to an amount permitted by the preceding paragraph. In the event any Lender disagrees over the terms of reduction and/or repayment of any Overadvance, the terms of reduction and/or repayment thereof shall be implemented according to the determination of the Required Lenders.

                  (c) Each Lender shall be obligated to settle with the Agent as provided in SECTION 4.7 for the amount of such Lender's ratable share of any Overextension reported to such Lender, any Overadvances made as permitted under this SECTION 4.11 and any Overextension resulting from the charging to the applicable Loan Account interest, fees or expenses.

                  (d) Any and all Overadvances made by the Agent (i) shall be repaid upon the demand of the Agent (except as set forth in SECTION 4.11(A)(II) which amounts shall be repaid pursuant to a plan for repayment as described in SECTION 4.11(A)(II) above), (ii) be secured by the Collateral and (iii) constitute Revolving Credit Loans and Secured Obligations hereunder.

                  SECTION 4.12 Funding Losses. The Borrower shall compensate each Lender, upon written demand (which demand shall set forth in reasonable detail the basis for requesting such amounts, and which demand shall, absent demonstrable or manifest error, be final, conclusive and binding on all parties), for all losses, expenses and liabilities which such Lender may sustain:

                  (a) if the Borrower fails to fulfill on or before the date specified in any Borrowing Notice given pursuant to SECTION 2.2 the applicable conditions set forth in ARTICLE 5 and, as a result, a requested LIBOR Advance is not made on the date specified in such notice of borrowing, or if the Borrower fails to continue or convert a LIBOR Borrowing after giving notice thereof pursuant to SECTION 2.2; or

                  (b) if any conversion, repayment or prepayment of a LIBOR Advance occurs on a date which is not the last day of the LIBOR Period applicable thereto.

Notwithstanding the foregoing, nothing in this SECTION 4.12 is intended to require Borrower to further compensate Lenders for losses or other amounts that Borrower is obligated to pay to Lenders pursuant to other provisions of this Agreement.

                  SECTION 4.13 Waiver of Suretyship Defenses. The liability of Borrower is direct and unconditional as to all of the Secured Obligations, and may be enforced without requiring the Agent first to resort to any other right, remedy or security. Borrower consents and agrees that the Agent shall be under no obligation to marshal any assets in favor of Borrower or against or in payment of any or all of the Secured Obligations. Borrower hereby expressly waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations, the Revolving Credit Notes, this Agreement or any other Loan Document, and any requirement that the Agent protect, secure, marshal, perfect or insure any

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

lien or any property subject thereto (except to the extent required by Applicable Law or this Agreement) or exhaust any right or take any action against Borrower or any other Person or any collateral, including any rights which may be conferred under applicable law permitting any Person after the Secured Obligations become due to demand that the Agent first commence proceedings against any other obligor to collect such amounts, the failure of which by the Agent to commence such proceedings would discharge such Person from its obligations.

                  SECTION 4.14 Change of Control.

         Upon the occurrence of a Change of Control, Agent shall have the right to take either of the following actions at its option: (i) Agent may impose a $5,000,000 Availability Reserve against the Borrowing Base or (ii) Agent may, within thirty (30) days of its receipt of actual knowledge of such Change of Control, give notice to the Credit Parties that Agent and Lenders are terminating this Agreement one hundred eighty (180) days from the date of such notice. In the event that, upon the occurrence of a Change of Control, Agent takes action in accordance with CLAUSES (I) or (II) above, then, if Credit Parties fully pay in cash all of the Secured Obligations to Agent's satisfaction within such one hundred eighty (180) day period or within one hundred eighty
(180) days after the institution of such $5,000,000 Availability Reserve, no Early Termination Fee (if applicable) shall be required.

                                   ARTICLE V.
                              CONDITIONS PRECEDENT

                  SECTION 5.1 Conditions Precedent to Revolving Credit Loans and Letters of Credit. Notwithstanding any other provision of this Agreement, the initial Advance will not be made, nor will any initial Letter of Credit be issued or Letter of Credit Obligations be incurred, until the fulfillment of each of the following conditions prior to or contemporaneously with the making of the first to be made of such Advances or issuances (unless waived by the Agent):

                  (a) Fees and Expenses. The Borrower shall have paid all of the fees and all expenses payable on the Effective Date referred to herein, including, without limitation, all out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, execution and closing of this Agreement and the transactions contemplated herein.

                  (b) Closing Documents. The Agent shall have received each of the following documents, all of which shall be satisfactory in form and substance to the Agent and its counsel and to the Lenders:

                           (i) Loan Agreement. This Agreement, duly executed and
                  delivered by each Credit Party and each Lender;

                           (ii)  Secretary's  Certificate.  A certificate of the
                  Secretary or Assistant Secretary of each Credit Party, substantially in the form attached hereto as EXHIBIT G, which shall include each Credit Party's (A) articles or certificate of incorporation, together with any and all amendments thereto, (B) bylaws, together

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

                  with any and all amendments thereto, (C) Board of Director (and if required, stockholder) resolutions, approving and authorizing the transactions to be consummated in connection herewith and (D) the signature and incumbency certificates of its officers executing any of the Loan Documents, all certified as of the Effective Date as being true, accurate, correct and complete;

                           (iii) Good Standing Certificates. A certificate evidencing the good standing (including verification of tax status) of each Credit Party in the jurisdiction of its incorporation and each other foreign jurisdiction where it is authorized to do business, dated as of a date not more than thirty (30) days prior to the Effective Date and certified by the applicable Secretary of State or other authorized Governmental Authority;

                           (iv) Financial Statements; Projections. Copies of all
                  financial statements and Projections referred to in SECTION 6.1(L) and meeting the requirements thereof;

                           (v) Legal  Opinions.  A signed  opinion of the Credit
                  Parties' outside counsel substantially in the form attached hereto as EXHIBIT D;

                           (vi) Payoff Letters.  A Payoff Letter executed by the
                  Existing Lender, in connection with the Borrower's existing credit facility, in form and substance reasonably satisfactory to the Agent, together with (A) UCC and other appropriate termination statements, in form and substance reasonably satisfactory to the Agent, releasing all liens of the Existing Lender upon any of the assets and properties of each Credit Party and (B) termination of all blocked account agreements, control agreements and other similar agreements and arrangements relating to the Collateral and other assets and properties of each Credit Party in favor of the Existing Lender or relating to the existing credit facility;

                           (vii) Security Interests and UCC Filings. (A) Evidence satisfactory to Agent that Agent (for the benefit of itself and Lenders) has a valid and perfected first priority security interest in the Collateral (excluding Deposit Accounts that are not Blocked Accounts; provided, however, that the foregoing exclusion shall not affect the security interest of the Agent in any proceeds of Collateral), including, without limitation, (1) such documents duly executed by Borrower (including UCC financing statements and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Agent may request in order to perfect its security interests in the Collateral and (2) copies of UCC search reports listing all effective financing statements that name Borrower as debtor, together with copies of such financing statements, none of which shall cover the Collateral, except for those relating to the Existing Lender's credit facility (the security interest with respect to which shall be terminated on the Effective Date (and such financing statements shall be terminated shortly thereafter)); (B) Evidence satisfactory to Agent, including copies, of all UCC-1 and other financing statements filed in favor of Borrower with respect to each location, if any, at which Inventory may be consigned; and (C) fully executed


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

                  Control Agreements from (i) all issuers of uncertificated securities and financial assets held by Borrower, (ii) all securities intermediaries with respect to all Securities Accounts and other Investment Accounts of Borrower and any securities entitlements of Borrower, and (iii) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by Borrower;

                           (viii) Insurance. Certificates or binders of insurance relating to each of the policies of insurance covering any of the Collateral together with a loss payable endorsement, substantially in the form of EXHIBIT K hereto, and/or additional insured clauses or endorsements, which comply with the terms of SECTION 8.6;

                           (ix) Officer's Certificate. A certificate of the Chief Executive Officer, Chief Operating Officer or a Financial Officer of the Borrower, substantially in the form attached hereto as EXHIBIT F;

                           (x) Borrowing Base Certificate.  Certified  originals
                  of a Borrowing Base Certificate, substantially in the form attached hereto as EXHIBIT C;

                           (xi) Cash Management Agreements. Evidence satisfactory to the Agent of the existence, as of the Effective Date, of a cash management system that complies with
                  SECTION 8.1(A) hereof and that is otherwise satisfactory to the Agent, it is sole discretion, including, without limitation, Blocked Account Agreements with respect to Borrower's Deposit Accounts as determined by Agent in its discretion, duly executed by the Borrower and the applicable Clearing Banks;

                           (xii) Initial  Borrowing Notice. An initial Borrowing
                  Notice from the Borrower to the Agent requesting the initial Advance, substantially in the form of EXHIBIT B hereto, and written notice from the Borrower to the Agent requesting the initial Letters of Credit, each specifying the method of disbursement;

                           (xiii) Schedules of Accounts and Inventory. A Schedule of Accounts and a Schedule of Inventory prepared as of the Effective Date or a recent prior date in accordance with SECTIONS 8.10(A) AND (C);

                           (xiv) Ancillary Documents. Copies of each of the other Loan Documents duly executed by the parties thereto, together with evidence satisfactory to the Agent of the due authorization and binding effect of each such Loan Document on such party;

                           (xv) Waivers and  Consents.  Subject to SECTION 8.12,
                  Waivers and Consents duly executed on behalf of (y) each landlord of Real Estate and any other real property on which any Collateral is located, and (z) each bailee (with respect to any warehouse, processor, converter or other storage facility) where any Collateral is located;

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

                           (xvi) Inventory Appraisal. An appraisal of all Inventory, including the Eligible Inventory, prepared at the Borrower's cost and expense by Great American Group, establishing an appraisal value for Inventory that indicates an Appraised GOB Value of such Inventory at levels satisfactory to the Agent;

                           (xvii) General.  Such other documents and instruments
                  as the Agent or any Lender may reasonably request.

                  (c) Notes. Each Lender shall have received a Revolving Credit Note duly executed and delivered by Borrower, in the form attached hereto as EXHIBIT A, and complying with the terms of SECTION 2.4.

                  (d) Other Security Documents. The Agent shall have received each other Security Document, all in form and substance satisfactory to the Agent, together with all share certificates, securities, instruments, agreements and other documents required to be delivered and/or relating thereto, duly executed by the Credit Parties and such other parties thereto.

                  (e) Excess Availability. The Agent shall be provided with evidence satisfactory to it, confirmed by a certificate of a Financial Officer of the Borrower, that as of the Effective Date, after giving effect to the initial Advance and the issuance of any Letters of Credit on the Effective Date, Excess Availability is not less than $30,000,000 and that Borrower's Indebtedness and trade payables are being paid in a manner consistent with its usual business practices.

                  (f) No Injunctions, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby or which, in the Agent's reasonable discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement.

                  (g) Material Adverse Change. As of the Effective Date, and except as disclosed in the unaudited financial statements described in
         SECTION 6.1(L), there shall not have occurred any change which is materially adverse, in the Lenders' reasonable credit judgment, to the assets, liabilities, businesses, operations, condition (financial or otherwise) or prospects of the Credit Parties taken as a whole from those presented by the unaudited financial statements described in
         SECTION 6.1(L), it being understood that any material adverse change in the projections supplied by the Credit Parties may, in their commercially reasonable discretion, be construed by the Agent and the Lenders as a material adverse change.

                  (h) Release of Security Interests. The Agent shall have received evidence satisfactory to it of the release and termination of, or with respect to the Existing Lender a commitment to release and terminate upon payment in full of all amounts due under the existing credit facility, all Liens other than Permitted Liens.

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

                  (i) Vendor Line of Credit. The Agent shall have received each of the Vendor Line of Credit Documents, in form and substance satisfactory to the Agent, duly executed by the Borrower.

                  (j) Due Diligence. The Agent shall have completed, with results satisfactory to it in its sole discretion, its legal, credit and business due diligence in respect of Borrower.

                  SECTION 5.2 All Advances; Letters of Credit. At the time of making of each Advance, including the initial Advance and all subsequent Advances, and the issuance of each Letter of Credit:

                  (a) all of the representations and warranties made or deemed to be made under this Agreement shall be true and correct in all material respects at such time both with and without giving effect to the Advance to be made at such time and the application of the proceeds thereof, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date);

                  (b) no event shall have occurred and be continuing, or would result from the making of any Advance or the incurrence of any Letter of Credit Obligation, as the case may be, which constitutes a Default or an Event of Default; and

                  (c) the corporate actions of the Credit Parties, including shareholder approval if necessary, to authorize the execution, delivery and performance of this Agreement, the other Loan Documents and the borrowings hereunder shall remain in full force and effect and the incumbency of officers shall be as stated in the certificates of incumbency delivered pursuant to SECTION 5.1(B)(II) or as subsequently modified and reflected in a certificate of incumbency delivered to the Agent.

                                  ARTICLE VI.
                REPRESENTATIONS AND WARRANTIES OF CREDIT PARTIES

                  SECTION 6.1 Representations and Warranties. Borrower and/or each Credit Party, as applicable, represents and warrants to the Agent and to the Lenders as follows:

                  (a) Organization; Power; Qualification; FEIN. SCHEDULE 6.1(A) lists for each Credit Party as of the Effective Date (i) the exact name of the entity as it appears in the official filings relating thereto, the type of entity, and the jurisdiction in which each Credit Party is incorporated, (ii) the jurisdictions in which they are qualified to do business as foreign entities, (iii) the organization or registration number of each Credit Party as fixed by their respective jurisdictions of incorporation and (iv) the federal employer identification number of such Credit Party. Each Credit Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the legal power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly

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

         qualified and authorized to do business in each jurisdiction in which failure to be so qualified and authorized would have a Materially Adverse Effect.

                  (b) Subsidiaries and Ownership of each Credit Party. Subject to SECTION 9.1 of this Agreement, each Credit Party's Subsidiaries, and its ownership interests therein, are set forth on SCHEDULE 6.1(B). Except as set forth on SCHEDULE 6.1(B), each Credit Party owns 100% of all such Subsidiaries. The outstanding stock of each Credit Party and each of its Subsidiaries has been duly and validly issued and is fully paid and non-assessable by each Credit Party and such Subsidiary and the number and owners of such shares of capital stock of each Credit Party (other than Parent) are set forth on SCHEDULE 6.1(B). Except as set forth on SCHEDULE 6.1(B), there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party (other than Parent) may be required to issue, sell, repurchase or redeem any of its stock or other equity securities or (including Parent) any stock or other equity securities of its Subsidiaries. No Credit Party has any Subsidiaries that are not also Credit Parties.

                  (c) Authorization of Agreement, Notes, Loan Documents and Borrowing. Each Credit Party has the right and power and has taken all necessary action to authorize the execution, delivery and performance of each of the Loan Documents to which it is a party in accordance with their respective terms. Each of the Loan Documents to which it is a party have been duly executed and delivered by the duly authorized officers of each Credit Party, and each is, or when executed and delivered in accordance with this Agreement will be, a legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms.

                  (d)  Compliance  of  Agreement,   Notes,  Loan  Documents  and
         Borrowing with Laws, Etc. The execution, delivery and performance of each of the Loan Documents to which each Credit Party is a party in accordance with its respective terms and the borrowings hereunder do not and will not, by the passage of time, the giving of notice or otherwise,

                           (i) require  any  Governmental  Approval  (other than
                  such as have been duly obtained, made or given, and are in full force and effect) or violate any applicable law relating to such Credit Party,

                           (ii) conflict with, result in a breach of or constitute a default under (A) the articles or certificate of incorporation or by-laws of such Credit Party, (B) any indenture, material agreement or other instrument to which such Credit Party is a party or by which any of its property may be bound, except where such conflict, breach or default with respect to such indenture, material agreement or other instrument would not reasonably be expected to have a Materially Adverse Effect or (C) any Governmental Approval relating to such Credit Party, or,

                           (iii) result in or require the creation or imposition
                  of any Lien upon or with respect to any property now owned or hereafter acquired by such Credit Party other than the Security Interest.

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

                           (e) Business.  As of the Effective  Date, each Credit
                  Party is engaged  principally  in the  business  described  on
                  SCHEDULE 6.1(E).

                           (f) Compliance with Law; Governmental Approvals.

                                    (i) Except as set forth in SCHEDULE  6.1(F),
                           each Credit Party

                                             (A) has all  material  Governmental
                                    Approvals,  including  permits  relating  to
                                    federal, state and local Environmental Laws,
                                    ordinances and regulations,  required by any
                                    Applicable   Law  for  it  to  conduct   its
                                    business, each of which is in full force and
                                    effect,  is final and not  subject to review
                                    on  appeal  and is not  the  subject  of any
                                    pending or, to the  knowledge of such Credit
                                    Party,   threatened   attack  by  direct  or
                                    collateral proceeding, and

                                             (B)  is  in  compliance  with  each
                                    material Governmental Approval applicable to
                                    it and in compliance with all other material
                                    Applicable  Laws relating to it,  including,
                                    without   being  limited  to,  all  material
                                    Environmental    Laws   and   all   material
                                    occupational    health   and   safety   laws
                                    applicable to such Credit Party or its properties,

except in the case of CLAUSES (A) and (B) above, for instances of noncompliance which would not have a Materially Adverse Effect.

                           (ii) Without  limiting the  generality  of the above,
                  except with respect to matters which could not reasonably be expected to have a Materially Adverse Effect:

                                    (A)  the  operations  of such  Credit  Party
                           comply in all material respects with all applicable environmental, health and safety requirements of Applicable Law;

                                    (B)  such  Credit  Party  has  obtained  all
                           environmental, health and safety permits necessary for its operation and all permits are in good standing and such Credit Party is in compliance in all material respects with all terms and conditions of such permits;

                                    (C) neither such Credit Party nor any of its
                           present or past property or operations are subject to any order from or agreement with any public authority or private party applicable to such Credit Party or its present or past property or operations and respecting (x) any environmental, health or safety requirements of Applicable Law, (y) any Remedial Action, or (z) any liabilities and costs arising from the Release or threatened Release of a Contaminant into the environment;

                                    (D) none of the  operations  of such  Credit
                           Party is subject to any judicial or administrative proceeding alleging a violation of any environmental, health or safety requirement of Applicable Law;

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

                                    (E) none of the present nor past  operations
                           of such Credit Party is the subject of any investigation by any public authority evaluating whether any Remedial Action is needed to respond to a Release or threatened Release of a Contaminant into the environment;

                                    (F) such  Credit  Party  has not  filed  any
                           notice under any requirement of Applicable Law indicating past or present treatment, storage or disposal of a hazardous waste, as that term is
                           defined   under  40  CFR   Part  261  or  any   state
                           equivalent;

                                    (G) such  Credit  Party  has not  filed  any
                           notice under any requirement of Applicable Law reporting a Release of a Contaminant into the environment;

                                    (H)  except in  compliance  in all  material
                           respects with applicable Environmental Laws, during the course of such Credit Party's ownership of or operations on the Real Estate there have been, to such Credit Party's knowledge, no (1) generation, treatment, recycling, storage or disposal of hazardous waste, as that term is defined under 40 CFR
                           Part 261 or any state equivalent, (2) use of underground storage tanks or surface impoundments,
                           (3) use of asbestos-containing materials or (4) use of polychlorinated biphenyls (PCB) used in hydraulic oils, electrical transformers or other equipment on the Real Estate;

                                    (I) such Credit  Party has not entered  into
                           any negotiations or agreements with any Person (including, without limitation, any prior owner of any of the Real Estate or other property of such Credit Party) relating to any Remedial Action or environmentally-related claim;

                                    (J) such Credit  Party has not  received any
                           notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment;

                                    (K)  such  Credit  Party  does  not,  to its
                           knowledge, have any material contingent liability in connection with any Release or threatened Release of any Contaminant into the environment;

                                    (L) no  Environmental  Lien has  attached to
                           any of the owned Real Estate (if any) or other personal property of such Credit Party, or, to the knowledge of any Credit Party, any of the leased Real Estate;

                                    (M)  the  presence  and   condition  of  all
                           asbestos-containing material which is to the knowledge of any Credit Party, on or part of any of the Real Estate (excluding any raw materials used in the manufacture of products or products themselves) do not violate in any material respect any currently applicable requirement of Applicable Law;

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                                    (N) such Credit Party does not  manufacture,
                           distribute  or sell,  and has not, in the past twenty
                           (20)  years,   manufactured,   distributed  or  sold,
                           products which contain asbestos-containing material; and

                                    (O) such Credit  Party  hereby  acknowledges
                           and agrees that Agent (i) is not now, and has not ever been, in control of any of the Real Estate or any of such Credit Party's affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence such Credit Party's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

                           (iii) SCHEDULE 6.1(F) sets forth, as of the Effective
                  Date, each notice received by any Credit Party from a Governmental Authority or pursuant to any legal proceeding during the last five (5) years of a material violation of any Environmental Laws and occupational health and safety laws applicable to such Credit Party or any of their respective properties.

                  (g) Real Estate; Leases. SCHEDULE 6.1(G) sets forth, as of the Effective Date, a correct and complete list of all Real Estate leases and subleases (and leases and subleases of personal property each with a value (determined by aggregating all payments to be made during the term of such lease) of $100,000 or more) held by the Credit Parties as lessee or sublessee, and all Real Estate leases and subleases (and leases and subleases of personal property each with a value (determined by aggregating all payments to be made during the term of such lease) of $100,000 or more) held by the Credit Parties as lessor or sublessor. As of the Effective Date, each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no material default by any Credit Party to any such lease or sublease exists. As of the Effective Date, the Credit Parties have valid leasehold interests in all Real Estate listed on SCHEDULE 6.1(G) and the Credit Parties have good, indefeasible, and merchantable title to all of their other property reflected on the Financial Statements delivered to the Agent and the Lenders, except as disposed of in the ordinary course of business since the date thereof, free of all Liens except the Security Interest and Permitted Liens. To the best knowledge of the Credit Parties, except as listed on SCHEDULE 6.1(G), there are no existing reports from any environmental engineering firms or any other consultants with respect to environmental investigations and audits of any Real Estate. As of the Effective Date, no Credit Party owns any Real Estate in fee simple.

                  (h) Liens. Except as set forth in SCHEDULE 6.1(H), none of the properties and assets owned by any Credit Party, including, without limitation, the Collateral, is subject to any Lien, except the Security Interest and Permitted Liens. Other than the Financing Statements, no financing statement under the UCC of any state which names any Credit Party as debtor and which has not been terminated or is being terminated in connection with the closing under the Loan Documents has been filed in any state or other jurisdiction, and no Credit Party has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect the Security Interest and Permitted Liens.

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

                  (i) Indebtedness and Guaranties. Set forth on SCHEDULE 6.1(I) is a complete and correct listing as of the Effective Date of all of each Credit Party's (i) Indebtedness for Money Borrowed and (ii) Guaranties. Each Credit Party has performed and is in compliance in all material respects with all of the terms and provisions of such Indebtedness and Guaranties and all instruments and agreements relating thereto and no event of default or, to their knowledge, event or condition which, with notice or lapse of time or both, would constitute such a default or event of default, exists with respect to such Indebtedness or Guaranties.

                  (j) Litigation. Except as set forth on SCHEDULE 6.1(J), as of the Effective Date, there are no actions, suits or proceedings pending (nor, to the knowledge of any Credit Party, are there any actions, suits or proceedings threatened) against any Credit Party or any of their respective properties, or which challenge any Credit Party's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, in any court or before any arbitrator of any kind or before or by any governmental body, which, individually or in the aggregate, could reasonably be expected to have a Materially Adverse Effect.

                  (k) Tax Returns and Payments. Except as set forth on SCHEDULE 6.1(K), as of the Effective Date, all United States federal, state and local as well as foreign national, provincial and local and other tax returns of each Credit Party required by Applicable Law to be filed (after taking into account all applicable extensions) have been duly filed, and all United States federal, state and local and foreign national, provincial and local and other taxes, assessments and other governmental charges or levies upon such Credit Party and such Credit Party's property, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under SECTION 9.6. The charges, accruals and reserves on the books of each Credit Party in respect of United States federal, state and local and foreign national, provincial and local taxes for all fiscal years and portions thereof during the last three (3) Fiscal Years of such Credit Party are in the judgment of such Credit Party adequate, and such Credit Party knows of no reason to anticipate any additional assessments for any of such years which, singly or in the aggregate, could reasonably be expected to have a Materially Adverse Effect. Proper and accurate amounts have been withheld by each Credit Party from its respective employees during its last three (3) Fiscal Years in full compliance with all applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities, in each case except where the failure to do so would not have a Materially Adverse Effect. SCHEDULE 6.1(K) sets forth as of the Effective Date those taxable years for which any Credit Party's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on SCHEDULE 6.1(K), as of the Effective Date, no Credit Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. Except as disclosed in SCHEDULE 6.1(K) hereto, as of the Effective Date, no Credit Party or any of its respective predecessors are liable for any Charges: (a) under any tax sharing agreement or similar agreement or (b) to

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

         any Credit Party's knowledge, as a transferee. As of the Effective Date, no Credit Party has agreed or been requested to make any adjustment under Code Section 481(a), by reason of a change in accounting method or otherwise, which would have a Materially Adverse Effect.

                  (l)      Financial Statements.

                           (i) The Credit  Parties  have  furnished to the Agent
                  and the Lenders a copy of (A) Parent's Form 10-K containing the Consolidated Balance Sheet as at February 2, 2003, and the related statements of income, cash flow and retained earnings for the Fiscal Year then ended, and (B) Parent's Form 10-Q as at August 2, 2003, and the related unaudited statement of income for the six (6) Fiscal Months then ended. Such financial statements are prepared in accordance with GAAP and present fairly and in all material respects the consolidated financial position of the Credit Parties, as at the dates thereof and the results of operations thereof, for the periods then ended on a consolidated basis (except with respect to interim financial statements, for the omission of footnotes and normal year-end adjustments). Except as disclosed or reflected in such financial statements, no Credit Party has any material liabilities, contingent or otherwise, and there were no material unrealized or anticipated losses of such Credit Party required to be accrued, reserved for, or disclosed in the foregoing financial statements.

                           (ii) The  Parent has  furnished  to the Agent and the
                  Lenders copies of the projections, dated November 20, 2003, for the period through and including January 31, 2005 (the "Projections"). The Projections have been prepared by the Parent in light of the past operations of the business of the Credit Parties and were, at the time furnished, (i) believed to be reasonable, and (ii) prepared on a reasonable and good faith basis based on assumptions believed to be reasonable, using the best information then available, concerning the most probable course of the business of the Credit Parties.

                  (m) Adverse Change. Since the date of the financial statements described in CLAUSE (I) of SECTION 6.1(L) and other than as disclosed in the unaudited financial statements described in CLAUSE (II) of
         SECTION 6.1(L), as of the Effective Date (i) no change in the business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects of any Credit Party has occurred that has had, or is reasonably likely to have, a Materially Adverse Effect and (ii) no event has occurred or failed to occur which has had, or is reasonably likely to have, a Materially Adverse Effect.

                  (n) Benefit Plans; ERISA. No Credit Party or any Related Company maintains or contributes to any Benefit Plan other than those listed on SCHEDULE 6.1(N). Except as set forth on SCHEDULE 6.1(N), each Benefit Plan has been in substantial compliance with ERISA and the Code to the extent that ERISA and/or the Code is applicable thereto, except, to the extent that any Benefit Plan is not in such compliance with ERISA and the Code, such failure to comply is not reasonably expected to have a Materially Adverse Effect. No Credit Party or any Related Company has received any

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

         notice asserting that a Benefit Plan is not in compliance with ERISA or the Code to the extent that any such noncompliance could reasonably be expected to have a Materially Adverse Effect. No material liability to the PBGC or to a Multiemployer Plan has been incurred by any Credit Party or any Related Company for which there is any current or expected liability or which has not otherwise been satisfied or discharged under applicable law. No material liability to the PBGC or to a Multiemployer Plan is expected by any Credit Party to be incurred by such Credit Party or any Related Company. No Credit Party or any Related Company has failed to make any contribution or pay any amount due as required by either Section 412 of the Code or Section 302 of ERISA for which there is any current or expected liability or which has not otherwise been satisfied or discharged under applicable law. No Credit Party or any Related Company has failed to make any contribution or pay any amount due as required by the terms of any such Benefit Plan which could reasonably be expected to have a Materially Adverse Effect on any Credit Party. No Credit Party or any Related Company has engaged in a prohibited transaction, as defined in Section 4975 of the Code, in connection with any Benefit Plan, which would subject such Credit Party to a tax that would have a Materially Adverse Effect. Except as set forth in SCHEDULE 6.1(N): (i) no Title IV Plan has any Unfunded Vested Accrued Benefits. (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred in the last six years before the Closing Date or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Benefit Plan or any Person as fiduciary or sponsor of any Benefit Plan which could reasonably be expected to have a Materially Adverse Effect; (iv) no Credit Party or any Related Company has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years, no Title IV Plan with Unfunded Vested Accrued Benefits has been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of such Credit Party or any Related Company; and (vi) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation or the equivalent by another nationally recognized rating agency.

                  (o) Absence of Defaults. No Credit Party is in default under its articles or certificate of incorporation or, under its by-laws and, as of the Effective Date, no event has occurred, which has not been remedied, cured or waived, which constitutes a Default or an Event of Default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, an event of default by any Credit Party under any material agreement (other than this Agreement) or judgment, decree or order to which any Credit Party is a party or by which any Credit Party or any Credit Party's properties may be bound or which would require any Credit Party to make any payment under any of the foregoing prior to the scheduled maturity date therefor.

                  (p) Accuracy and Completeness of Information. All Schedules hereto and all material written information, reports and other papers and data produced by or on behalf of each Credit Party and furnished to the Agent or any Lender were, at the time the same were so furnished, complete and correct in all material respects, to the extent necessary to

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

         give the recipient a true and accurate knowledge of the subject matter. No document furnished or written statement made to the Agent or any Lender by any Credit Party in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

                  (q) Solvency. In each case after giving effect to the Indebtedness represented by the Revolving Credit Loans outstanding to Borrower and to be incurred by Borrower pursuant to the transactions contemplated by this Agreement, Borrower is solvent, having assets of a fair salable value which exceeds the amount required to pay its debts as they become absolute and matured (including contingent, subordinated, unmatured and unliquidated liabilities) and Borrower is able to and anticipates that it will be able to meet its debts as they mature and has adequate capital to conduct the business in which it is or proposes to be engaged.

                  (r) Inventory. All Inventory included in any Borrowing Base Certificate delivered to the Agent pursuant to SECTION 8.10(D) meets the criteria enumerated in the definition of Eligible Inventory, except as disclosed in such Borrowing Base Certificate or in a subsequent Borrowing Base Certificate (with respect to a change in Cost value of $500,000 or more) or as otherwise specifically and promptly disclosed in writing to the Agent. All Eligible Inventory is in good condition, meets all material standards imposed by any governmental agency or department or division thereof having regulatory authority over such goods, their use or sale, and is currently either usable or saleable in the normal course of Borrower's business, except to the extent reserved against in the financial statements delivered pursuant to SECTION 6.1(L) and ARTICLE 10 or as disclosed on a Schedule of Inventory delivered to the Agent pursuant to SECTION 8.10(C). The Agent may rely on all statements, warranties or representations made in any Schedule of Inventory in determining which items of Inventory listed in such Schedule are to be deemed Eligible Inventory. Set forth on SCHEDULE 6.1(R) as of the Effective Date is the (i) address (including street, city, county and state) of each facility at which Inventory is located,
         (ii) the approximate Cost value of the Inventory located at each such facility, (iii) if the facility is leased or is a third party warehouse or processor location, the name of the landlord or such third party warehouseman or processor and (iv) if the Inventory is consigned, all outstanding consignment and memo contract agreements to which Borrower is a party (provided that Credit Parties shall provide Agent with prompt written notice of any change in (A) the approximate Cost value of $500,000 or more of the Inventory located at any facility listed on
         SCHEDULE 6.1(R) or (B) any information on SCHEDULE 6.1(R) with respect to CLAUSES (I), (III) and (IV) hereof). All Inventory is located on the premises set forth on SCHEDULE 6.1(R) or is in transit to one of such locations, except as otherwise promptly disclosed in writing to the Agent; Borrower has not had Inventory located at premises other than those set forth on SCHEDULE 6.1(R) at any time during the four months immediately preceding the Effective Date. No Inventory is subject to any Liens other than the Security Interest and Permitted Liens described in CLAUSES (A) and (E) of the definition thereof.

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                  (s)  Accounts.  Each  Account  reflected  in the  computations
         included  in  any  Borrowing  Base   Certificate   meets  the  criteria
         enumerated in the definition "Eligible Credit Card Accounts," except as disclosed in such Borrowing Base Certificate or as disclosed in a timely manner in a subsequent Borrowing Base Certificate or otherwise in writing to the Agent.

                  (t) Chief Executive Office. The chief executive office and principal place of business of each Credit Party and the books and records relating to the Collateral are located at the address or addresses set forth on SCHEDULE 6.1(T). Except as set forth on SCHEDULE 6.1(T) no Credit Party has maintained its chief executive office or books and records relating to the Collateral at any other address at any time during the five years immediately preceding the Effective Date.

                  (u) Transfer Pricing Between Affiliates. Each Credit Party is in compliance with and utilizes the arms-length standard for course of dealing transactions applicable to Affiliates as contemplated in
         Section 482 of the Code, as amended and the regulations promulgated thereunder, such that no material amount of taxes are due and owing and unpaid as a result of any such transaction or series of transactions.

                  (v) Corporate and Fictitious Names. Except as otherwise disclosed on SCHEDULE 6.1(V), during the five-year period preceding the Effective Date, no Credit Party or any predecessor thereof has been known as or used any corporate or fictitious name other than the corporate name of each Credit Party on the Effective Date.

                  (w) Use of Proceeds; Federal Reserve Regulations. The proceeds of the Loans are to be used solely to repay in full the Parent Notes and all of the obligations of the Borrower to the Existing Lender, for Borrower's working capital purposes, Borrower's capital expenditures, and Borrower's other lawful general corporate purposes not prohibited hereunder or under any of the other Loan Documents. No Credit Party is engaged and none will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each of the quoted terms is defined or used in Regulation U of the Board of Governors of the Federal Reserve System). No Credit Party owns any Margin Stock and no part of the proceeds of any of the Advances will be used for so purchasing or carrying margin stock or, in any event, for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors. If requested by the Agent or any Lender, each Credit Party will furnish to the Agent and the Lenders a statement or statements in conformity with the requirements of said Regulation T, U or X to the foregoing effect.

                  (x) Government Regulation. No Credit Party is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. Assuming the accuracy of the representations set forth in SECTION 13.2 hereunder, the making of the Revolving Credit

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         Loans and the Advances by Lenders to Borrower,  the  incurrence  of the
         Letter of Credit Obligations on behalf of Borrower, the application of the proceeds thereof and repayment thereof and the consummation of the related transactions will not cause any Credit Party to violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

                  (y) Employee Relations. As of the Effective Date, each Credit Party has adequate relations with its employees and is not party to any collective bargaining agreement nor has any labor union been recognized as the representative of any Credit Party's employees, and no Credit Party is aware of any pending, threatened or contemplated strikes, work stoppage or other material labor disputes involving such Credit Party's employees.

                  (z) Intellectual Property. SCHEDULE 6.1(Z) sets forth, as of the Effective Date, a correct and complete list of all Intellectual Property owned by each Credit Party or which any Credit Party has the right to use, in each case in respect of which a registration or filing has been made with any Governmental Authority in the United States of America. Each Credit Party owns or possesses the right to use all Intellectual Property required to conduct its business as now and presently planned to be conducted. As of the Effective Date, none of the Intellectual Property used by the Credit Parties is subject to any licensing agreement or similar arrangement except as set forth on
         SCHEDULE 6.1(Z). To the best of each Credit Party's knowledge, none of the Intellectual Property listed on SCHEDULE 6.1(Z) infringes on or conflicts with any other Person's property, and no other Person's property infringes on or conflicts with such Intellectual Property.

                  (aa) Trade Names. All trade names under which Borrower sells Inventory, creates Accounts, to which instruments in payment of Accounts are made payable, or under which it owns or leases the other Collateral (collectively, "Trade Names") as of the Effective Date are listed on SCHEDULE 6.1(AA). The Trade Names are merely trade names or divisions of Borrower. All Inventory and other Collateral held under the Trade Names is owned solely and exclusively by Borrower, and no other Person has any Lien or other interest in any of the Inventory or other Collateral, including, without limitation, any sales or proceeds thereof, whether such sales of Inventory are made in the name of Borrower or in the name of any of the Trade Names except for Permitted Liens and Liens under the Loan Documents.

                  (bb) Brokers. Except as disclosed on SCHEDULE 6.1 (BB), no broker or finder acting on behalf of any Credit Party brought about the obtaining, making or closing of the Revolving Credit Facility or any Advances hereunder or the related transactions, and no Credit Party has any obligation to any Person in respect of any finder's or brokerage fees in connection herewith.

                  (cc) Insurance. SCHEDULE 6.1(CC) lists all insurance policies of any nature maintained, as of the Effective Date, for current occurrences by each Credit Party, as well as a summary of the material terms of each such policy.

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                  (dd) Deposit and Disbursement Accounts. SCHEDULE 6.1(DD) lists all banks and other financial institutions at which any Credit Party maintains deposits and/or other accounts as of the Effective Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

                  (ee) Government Contracts. As of the Effective Date, no Credit Party is a party to any contract or agreement with the federal government or any state or municipal government and the Accounts are not subject to the Federal Assignment of Claims Act, as amended (31 U.S.C. Section 3727) or any similar state or local law.

                  (ff) Trade Relations. As of the Effective Date, there exists no actual or, to the knowledge of Borrower, threatened termination or cancellation of, or any material adverse modification or change in the business relationship of Borrower with any supplier material to its operations.

                  (gg) Agreements and Other Documents.

                           (i) As of the Effective  Date,  each Credit Party has
                  made available to the Agent or its counsel, on behalf of Lenders, for their review, accurate and complete copies (or summaries) of all of the following agreements or documents to which it is subject and each of which are listed on SCHEDULE 6.1(gg): supply agreements and purchase agreements not terminable by the applicable Credit Party within sixty (60) days following written notice issued by such Credit Party and involving transactions in excess of $500,000 per annum; and any lease of equipment or Real Estate having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $250,000 per annum; and

                           (ii) as of the Effective  Date, each Credit Party has
                  made available to the Agent or its counsel, on behalf of Lenders, accurate and complete copies of (A) licenses and permits held by such Credit Party, the absence of which could be reasonably likely to have a Materially Adverse Effect; (B) instruments or documents evidencing Indebtedness of such Credit Party and any security interest granted by such Credit Party with respect thereto; and (C) instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Credit Party (other than Parent).

                  (hh) Collateral. The exclusion from Collateral of the Real Estate leases and certain general intangibles (collectively, the "Excluded Assets") described in the last sentence of the definition of Collateral does not, and will not, materially and adversely affect the ability of Agent and Lenders to exercise their remedies under this Agreement and the other Loan Documents with respect to any material portion of the Collateral or realize upon such material portion of the Collateral. The fair market value of the Excluded Assets (other than the Real Estate leases) is not, and will not be, material to the business of the Credit Parties.

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                  (ii)  Full  Disclosure.   None  of  the   representations   or
         warranties made by any Credit Party in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of any Credit Party in connection with the Loan Documents (including the materials delivered by or on behalf of the Credit Parties to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

                  SECTION 6.2 Survival of Representation and Warranties, Etc. All (a) representations and warranties set forth in this ARTICLE 6, (b) statements contained in any certificate (including any certificate with respect to financial statements) or other agreements or documents delivered on or after the Effective Date by or on behalf of any Credit Party pursuant to or in connection with this Agreement or any of the Loan Documents and (c) representations, warranties, statements or other information (excluding financial statements) made or provided by or on behalf of any Credit Party in or in connection with any amendment to this Agreement or any of the Loan Documents shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Effective Date and at and as of the date of each Advance, except that representations and warranties which, by their terms are applicable only to one such date shall be deemed to be made only at and as of such date. All representations and warranties made or deemed to be made under this Agreement shall survive and not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

                                  ARTICLE VII.
                                SECURITY INTEREST

                  SECTION 7.1 Security Interest.

                  (a) To secure the payment, observance and performance of the Secured Obligations, Borrower hereby mortgages, pledges and assigns all of the Collateral to the Agent, for the benefit of itself as Agent and the Lenders, and grants to the Agent, for the benefit of itself as Agent and the Lenders, a continuing first priority security interest in, and a continuing Lien upon, the Collateral, in each case as collateral security for the Secured Obligations.

                  (b) As additional security for all of the Secured Obligations, Borrower grants to the Agent, for the benefit of itself and the
         Lenders, a security interest in, and assigns to the Agent, for the benefit of itself as Agent and the Lenders, all of its right, title and interest in and to, any deposits or other sums at any time credited by or due from each Lender to Borrower with the same rights therein as if the deposits or other sums were credited by or due from such Lender. Borrower hereby authorizes each Lender to pay or deliver to the Agent, for the account of the Lenders, without any necessity on the Agent's or any Lender's part to resort to other security or sources of reimbursement for the Secured Obligations, at any time during the continuation of any Event of Default and


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         without  further  notice  to  Borrower  (such  notice  being  expressly waived), any of the aforesaid deposits (general or special, time or demand, provisional or final) or other sums for application to any Secured Obligation, irrespective of whether any demand has been made or whether such Secured Obligation is mature, and the rights given the Agent and the Lenders hereunder are cumulative with such Person's other rights and remedies, including other rights of set-off. The Agent will promptly notify the Borrower of its receipt of any such funds for application to the Secured Obligations, but failure to do so will not affect the validity or enforceability thereof. The Agent may give notice of the above grant of a security interest in and assignment of the aforesaid deposits and other sums, and authorization, to, and make any suitable arrangements with, any Lender for effectuation thereof, and Borrower hereby irrevocably appoints Agent as its attorney to collect any and all such deposits or other sums to the extent any such payment is not made to the Agent or any Lender by such Lender in accordance with the terms of this SECTION 7.1(B).

                  SECTION 7.2 Continued Priority of Security  Interest.

                  (a) The Security Interest granted by Borrower shall at all times be valid, perfected and enforceable against Borrower and all third parties in accordance with the terms of this Agreement, as security for the Secured Obligations, and the Collateral shall not at any time be subject to any Liens that are prior to, on a parity with or junior to the Security Interest, other than Permitted Liens.

                  (b) Borrower shall, at its cost and expense, take all action that may be necessary or desirable, or that the Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and rank of the Security Interest in the Collateral in conformity with the requirements of SECTION 7.2(a), to enable the Agent and the Lenders to exercise or enforce their rights hereunder, and to obtain the full benefits of this Agreement including, but not limited to:

                           (i) paying all taxes,  assessments  and other  claims
                  lawfully levied or assessed on any of the Collateral, except to the extent that such taxes, assessments and other claims constitute Permitted Liens, subject to Borrower's rights set forth in SECTION 9.6 hereof,

                           (ii) using all reasonable efforts to obtain the Waivers and Consents and any other Lien releases, subordinations or waivers, including, without limitation, any mechanic's lien releases, if required pursuant to the terms hereof and subject to Borrower's rights set forth in SECTION
                  9.6 hereof,

                           (iii) delivering to the Agent, for the benefit of the
                  Lenders, endorsed or accompanied by such instruments of assignment as the Agent may specify, and stamping or marking, in such manner as the Agent may specify, any and all Chattel Paper, Instruments, Supporting Obligations and Documents evidencing or forming a part of the Collateral,

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                           (iv) executing and delivering  financing  statements,
                  pledges, designations, hypothecations, notices and assignments
                  requested   by  and  in  each  case  in  form  and   substance
                  satisfactory to the Agent relating to the creation,  validity,
                  perfection,   maintenance  or  continuation  of  the  Security
                  Interest under the Uniform Commercial Code or other Applicable Law; and

                           (v) using its best efforts to secure all consents and
                  approvals necessary or appropriate for the assignment to or for the benefit of Agent of any material license or Contract held by Borrower

                  (c) The Agent is hereby authorized to file one or more financing or continuation statements or amendments thereto without the signature of or in the name of Borrower for any purpose described in
         SECTION 7.2(B), including, without limitation, any such financing or continuation statements as Agent deems necessary in its sole discretion in order to comply with the Uniform Commercial Code. The Agent will give the Borrower notice of the filing of any such statements or amendments, which notice shall specify the locations where such statements or amendments were filed. A carbon, photographic, xerographic or other reproduction of this Agreement or of any of the Security Documents or of any financing statement filed in connection with this Agreement is sufficient as a financing statement.

                  (d) Borrower shall mark its books and records as directed by the Agent and as may be necessary or appropriate to evidence, protect and perfect the Security Interest and shall cause its financial statements to reflect the Security Interest if required under GAAP.


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                  SECTION 7.3 The UCC.(a) Perfection by Filing. Agent may at any
         time and from time to time, pursuant to the provisions of this Agreement and the other Loan Documents, file financing statements, continuation statements and amendments thereto that (i) indicate the Collateral (A) as all assets of Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or (B) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether Borrower is an organization, the type of organization and any organization identification number issued to Borrower and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which the Collateral relates. Borrower agrees to furnish any such information to the Agent promptly upon request. Borrower also agrees
         that  any  such  financing  statements,   continuation   statements  or
         amendments may (if the signature of Borrower is required in the applicable jurisdiction) be signed by Agent on behalf of Borrower, as provided in this Agreement and the other Loan Documents, and ratifies its authorization for the Agent to have filed in any jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

                  (b) Other Perfection Etc. Borrower shall at any time and from time to time take such steps as Agent may reasonably request for Agent
         (i) to obtain an acknowledgment, in form and substance satisfactory to Agent, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for Agent, (ii) to obtain "control" of any Investment Property, Letter-of-Credit Rights, electronic Chattel Paper, or transferable records (as such terms are defined in the UCC relating to what constitutes "control" for such items of Collateral and as "transferable records" is defined in the Uniform Electronic Transactions Act), with any agreements establishing control to be in form and substance satisfactory to Agent, (iii) to enter into a tri-party agreement with Agent and the issuer and/or confirmation bank with respect to any Letter-of Credit Rights that Borrower has acquired, and thereby directing all payments under such Letter-of Credit Rights to the Collection Account, (iv) to promptly notify Agent, in a writing signed by Borrower, of any commercial tort claim (as defined in the UCC) acquired by it and unless otherwise consented by Agent, to enter into a supplement to this Agreement, granting to Agent a Lien in such commercial tort claim and in the proceeds thereof and (v) otherwise to insure the continued perfection and priority of Agent's security interest in any of the Collateral and of the preservation of its rights therein.

                  (c) Savings Clause. Nothing contained in this SECTION 7.3 shall be construed to narrow the scope of Agent's security interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges or remedies of Agent or any other Lender hereunder.

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                                 ARTICLE VIII.
                              COLLATERAL COVENANTS

                  Until this Agreement has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner provided in SECTION 15.10:

                  SECTION 8.1 Collections; Payments.

                  (a)      Blocked Accounts.

                           (i) Borrower  shall  establish and  maintain,  at its
                  sole cost and expense, blocked accounts with respect to the following Deposit Accounts of the Borrower (each, a "Blocked Account"): account numbers 2000001100334 and 2000017266055 maintained with Wachovia Bank, National Association and account number 4758373468 maintained with Wells Fargo Bank, National Association. Borrower shall promptly deposit into such Blocked Accounts, or at Agent's request, direct their Account Debtors to directly remit for deposit therein, all payments on Accounts and all payments constituting proceeds of Inventory and other Collateral (collectively, "Receipts"); provided, however, that except during the continuance of an Event of Default, Borrower shall not be required to deposit into such Blocked Accounts di minimus amounts of Receipts for use by Borrower as petty cash in the operation of Borrower's business. All such Receipts shall be held in trust for the Agent as the property of the Agent, for the ratable benefit of the Lenders, and shall be remitted to the Collection Account pursuant to the requirements of CLAUSE (II) below. Notwithstanding anything contained in this Agreement to the contrary, the only Deposit Accounts of the Credit Parties as to which any Credit Party shall be required to establish or maintain as a blocked account shall be the Blocked Accounts.

                           (ii) On or before the  Effective  Date, at Borrower's
                  sole cost and expense, each bank where any of the Blocked Accounts identified in the first sentence of SECTION 8.1(A)(I) hereof is maintained shall have entered into a Blocked Account Agreement regarding such Blocked Account(s) with the Borrower and Agent, for the benefit of itself and the Lenders, satisfactory in form and substance to Agent, which shall become operative on the Effective Date. Each Blocked Account Agreement shall provide, among other things, (A) that the Receipts and any and all other funds on deposit in such Blocked Account(s) are the collateral of Agent and are held by such bank as agent or bailee-in-possession for Agent, on behalf of itself and Lenders, and (B) that such bank has no lien upon, or right to setoff against, such Blocked Account(s), the Receipts, or any other funds from time to time on deposit therein, other than for its service fees and other charges relating to such account(s) and for returned checks or other items of payment. Upon the occurrence of an Availability Shortfall, such bank will wire, or otherwise transfer, in next day funds on a daily basis, all Receipts and other funds on deposit in such Blocked Account(s) pursuant to the instructions of Agent. In such event, the Agent shall direct that such Receipts and funds be

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                  remitted to the Collection  Account for application on account of the Secured Obligations;  provided, however, that, prior to
                  the  occurrence  of  an  Availability   Shortfall  or  (if  an
                  Availability Shortfall shall have occurred) if an Availability Shortfall shall not have existed for a period of at least ninety (90) consecutive days subsequent to such Availability Shortfall, and if no Event of Default shall have occurred and been continuing, then (x) each bank maintaining Blocked Account(s) will wire, or otherwise transfer, all Receipts and other funds on deposit in such Blocked Account(s) pursuant to the written instructions of Borrower and (y) Agent shall not send any notice or instructions to any such Blocked Account bank to transfer any Receipts or other funds on deposit in such Blocked Account(s) into the Collection Account. Subject to the rights of the Borrower hereunder, Borrower agrees that all deposits made in, and payments made to, a Blocked Account and other funds received and collected by Agent, whether on the Accounts or as proceeds of Inventory or other Collateral or otherwise shall be the collateral of Agent, subject to the sole dominion and control of the Agent. If the Borrower is unable to obtain Blocked Account Agreements with respect to a Blocked Account of Borrower, then Agent may, at its option, establish a reasonable reserve against the Borrowing Base sufficient, based upon the determination of the Agent in its sole discretion, to insure that there will be no impairment of the Collateral.

                  (b) For purposes of (i) calculating the amount of Excess Availability and (ii) calculating interest on the Secured Obligations, all Receipts and other payments and funds received in the Collection Account will be applied (conditioned upon final collection) to the Secured Obligations one (1) Business Day following the date of receipt of good and immediately available funds in the Collection Account (the "Collection Period"), provided that the Collection Account Receipts and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time and by 1:00 p.m. (New York time) or, at Agent's discretion, within sufficient time to credit Borrower's loan account on such day, and if not, then on the second (2nd) succeeding Business Day after receipt in the Collection Account. If at any time (I) there are any Revolving Credit Loans outstanding and (II) any funds in any Blocked Account or any other Deposit Account of Borrower (excluding disbursement accounts) are not transferred to the Collection Account for application to the Secured Obligations, then Agent shall be entitled to charge Borrower an administrative fee equivalent to the interest Agent would have earned and received for the Collection Period had the funds deposited in the Blocked Accounts or any other Deposit Accounts of Borrower (excluding disbursement accounts) on such day been transferred from the Blocked Accounts or such other Deposit Accounts (excluding disbursement accounts) to the Collection Account on such day, which fee shall be equal to (A) the actual collections that were not so transferred, as reported in the monthly financial statements required to be delivered to the Agent pursuant to SECTION 10.1(B) hereof, for each such Fiscal Month during the term hereof, multiplied by (B) a rate equal to the LIBOR Option, and divided by (C) 360.

                  (c) Except as otherwise expressly provided in this Agreement, Borrower and all of its subsidiaries, employees or agents shall, acting as trustee for Agent, receive, as the property of Agent, any monies, checks, notes, drafts, credit card sales drafts, credit

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         card sales or charge slips or receipts,  or any other payment  relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and, immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Agent. In no event shall the same be commingled with Borrower's own funds. Borrower agrees to reimburse Agent on demand for any amounts owed or paid to any Clearing Bank or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Agent's payments to or indemnification of such bank or person. The obligation of Borrower to reimburse Agent for such amounts pursuant to this SECTION 8.1 shall survive the termination or non-renewal of this Agreement.

                  (d) It is expressly agreed by Borrower that, anything herein to the contrary notwithstanding, Borrower shall remain liable under each of its Contracts, licenses and other agreements, documents and instruments evidencing Inventory, Accounts or the other Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither Agent nor any Lender shall have any obligation or liability under any such Contract, license or agreement by reason of or arising out of this Agreement or the granting herein of a security interest therein or the receipt by Agent or any Lender of any payment relating to any such Contract, license or agreement pursuant hereto. Neither Agent nor any Lender shall be required or obligated in any manner to perform or fulfill any of the obligations of Borrower under or pursuant to any such Contract, license or agreement, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Contract, license or agreement, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  SECTION 8.2 Inspection, Verification and Notification.Subject to SECTION 15.2(D) and (G) hereof, the Agent and each Lender (by any of their officers, employees or agents) shall have the right at any time or times (so long as no Event of Default is in existence, with reasonable prior notice) to
(a) visit the properties and facilities of each Credit Party, inspect the Collateral and the other assets of each Credit Party and inspect and make extracts from the books and records of each Credit Party, including but not limited to management letters, prepared by independent accountants, all during customary business hours at such premises; (b) discuss each Credit Party's business, assets, liabilities, financial condition, results of operations and business prospects, insofar as the same are reasonably related to the rights of the Agent or the Lenders hereunder or under any of the Loan Documents, with each Credit Party's (i) principal officers, (ii) independent accountants, and (iii) any other Person (except that any such discussion with any third parties shall be conducted in accordance with the Agent's or such Lender's standard operating procedures relating to the maintenance of the confidentiality of confidential information of borrowers); (c) verify the validity, amount, quantity, value and condition of, or any other matter relating to, the Accounts, Inventory or any of the other Collateral in person or by mail, telephone, telegraph or otherwise and in this connection to review, audit and make extracts from all records and files related to any of the Collateral; and (d) on and after an Event of Default, to notify the Account Debtors or obligors under any Accounts, of the assignment of such Collateral to the Agent, for the benefit of the Lenders, and to direct such Account Debtor or


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obligors to make payment of all amounts due or to become due thereunder directly to the Agent, for the account of the Lenders, and, upon such notification and at the expense of Borrower, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Borrower might have done. Borrower will deliver to the Agent, for the benefit of the Lenders, any instrument necessary for it or any Lender to obtain records from any service bureau maintaining records on behalf of Borrower.

                  SECTION 8.3 Inventory Covenants.

                  (a) All sales of Inventory will be made in compliance with all material requirements of Applicable Law.

                  (b) Borrower shall notify the Agent in writing promptly upon, but in no event later than three (3) Business Days after, learning of any Eligible Inventory included in the last provided Borrowing Base Certificate with a value in excess of $500,000 that becomes, or the Borrower believes will become, ineligible, and of the cause of such ineligibility.

                  (c) Borrower shall not consign Inventory to any Person except as disclosed in the Schedule of Inventory delivered immediately after such consignment.

                  (d) Subject to SECTION 15.2(G) hereof, Borrower shall permit the Agent or an agent or representative thereof (who shall meet the requirements set forth in the definition of Appraised GOB Value) to conduct appraisals of the Inventory at such times as Agent determines to be necessary in its discretion.

                  SECTION 8.4 Returned Inventory. The Security Interest in the Inventory shall, without further act, attach to the cash and non-cash proceeds resulting from the sale or other disposition thereof and to all Inventory which is returned to Borrower by customers or is otherwise recovered.

                  SECTION 8.5 Ownership and Defense of Title.

                  (a) Except for the Security Interest and Permitted Liens, Borrower shall at all times be the sole owner or lessee of each and every item of Collateral and shall not create any lien on, or sell, lease, exchange, assign, transfer, pledge, hypothecate, grant a security interest or security title in or otherwise dispose of, any of the Collateral or any interest therein, except for (i) sales of Inventory in the ordinary course of business, for cash or on open account or on terms of payment ordinarily extended to its customers,
         (ii) dispositions of Real Estate leases in its discretion, including terminating, sub-leasing or assigning its interest in all or any portion of such leases, (iii) dispositions of items of the Collateral no longer used or useful in its business and (iv) except as otherwise expressly permitted under this Agreement. The inclusion of "proceeds" of the Collateral under the Security Interest shall not be deemed a consent by the Agent or the Lenders to any other sale or other disposition of any part or all of the Collateral.

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                  (b)  Borrower  shall  defend its title,  and use  commercially reasonable efforts to defend its leasehold interest in and to, and the Security Interest in, the Collateral against the claims and demands of all Persons.

                  (c) In addition to, and not in derogation of, the foregoing and the requirements of any of the Security Documents, Borrower shall
         (i) protect and preserve all properties material to its business, including Intellectual Property and maintain all tangible property useful in its business in good and workable condition in all material respects, with reasonable allowance for wear and tear, and (ii) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

                  SECTION 8.6 Insurance.

                  (a) The Borrower shall maintain insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; public liability and third party property damage; product liability; larceny, embezzlement or other criminal liability; business interruption; and such other hazards or of such other types as is customary for Persons engaged in the same or similar business, as the Agent, in its discretion, shall specify, in amounts, and under policies reasonably acceptable to Agent.

                  (b) All insurance policies required under SECTION 8.6(A) shall be maintained with financially sound and reputable insurers having at least an A- or better rating from A.M. Best Rating Guide, and shall name the Agent, for the benefit of the Lenders, as an additional insured and shall contain loss payable clauses in the form submitted to Borrower by the Agent, or otherwise in form and substance satisfactory to the Agent, naming the Agent, for the benefit of the Lenders, as loss payee, as its interests may appear, and providing that:

                           (i) all proceeds  thereunder  relating to  Collateral
                  shall be payable to the Agent, for the benefit of the Lenders;

                           (ii) no such  insurance  shall be affected by any act
                  or neglect of the insurer or owner of the property described in such policy, and

                           (iii) such policy and loss payable clauses may not be
                  canceled, amended or terminated unless at least thirty (30) days prior written notice is given to the Agent (or such lesser notice period with respect to non-payment of premiums, but in no event less than ten (10) days).

                  (c) Any proceeds of insurance referred to in this SECTION 8.6 which are paid to the Agent in connection with the Collateral for the account of the Lenders shall be applied by Agent to the repayment of the Revolving Credit Loans, with any excess to be released to Borrower subject to any obligations that Agent may have under applicable law to deliver such balance to third parties; provided, however, that to the extent that an Event of Default shall be in existence, such excess shall first be applied by Agent to the repayment of any other Secured Obligations, in Agent's discretion, and, to the extent that


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         Borrower  shall be  required  to furnish  Cash  Collateral  pursuant to
         Section 3.3, any excess shall be applied by Agent to such Cash Collateral equal to one-hundred and five percent (105%) of the Letter of Credit Obligations.

                  (d) Borrower irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Event of Default shall have occurred and be continuing as Borrower's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of Borrower on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. Prior to the occurrence and continuation of an Event of Default, in the event that any claim which is or could be made under any of such insurance policies exceeds $500,000, no such claim shall be settled, compromised or finally determined, except with the prior notice to Agent. Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of $500,000 or more, whether or not covered by insurance. After deducting from such insurance proceeds the expenses, if any, incurred by Agent in the collection or handling thereof, Agent shall apply such proceeds as set forth in SUBSECTION (C) of this SECTION 8.6.

                  SECTION 8.7 Location of Offices and Collateral.

                  (a) Borrower will not change its jurisdiction of incorporation, registration or formation, the location of its chief executive office or the place where it keeps its books and records relating to the Collateral or change its name, its identity or corporate structure in any manner which might make any Financing Statement or other UCC amendment, assignment or continuation statement filed in connection herewith seriously misleading within the meaning of Sections 9-506 and 9-507 of the UCC or any other applicable provision of the Uniform Commercial Code, without giving the Agent sixty (60) days prior written notice thereof and complying with the requirements and conditions of SECTION 8.7(D).

                  (b) All Inventory, other than Inventory in transit to any such location, will at all times be kept by Borrower at one of the locations set forth in SCHEDULE 6.1(R) and shall not, without giving the Agent at least thirty (30) days prior written notice and complying with the requirements and conditions of SECTION 8.7(D) hereof, be removed therefrom except (i) to another location on SCHEDULE 6.1(R) or (ii) for sales of Inventory permitted under SECTION 8.5(A).

                  (c) If any Inventory is in the possession or control of any of Borrower's agents or processors, Borrower shall notify such agents or processors of the Security Interest and, upon the occurrence of an Event of Default, shall instruct them (and cause them to acknowledge such instruction) to hold all such Inventory for the account of the Agent, for the benefit of the Lenders, subject to the instructions of the Agent.

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                  (d) After Agent's written  acknowledgment  that any reasonable action requested by Agent in connection with any changes covered by SECTIONS 8.7(A) OR (B), including continuation of the perfection of any Liens in favor of Agent, on behalf of the Agent and the Lenders, in any Collateral, has been completed or taken, Borrower may change its jurisdiction of incorporation, registration or formation, the location of its Collateral or the location where it keeps its books and records relating to the Collateral, provided that any such new location shall be in the continental United States, or change its name, its identity or its corporate structure. Borrower shall not, without prior notice to Agent, change its fiscal year to a year ending in any day other than the Fiscal Year end of the Borrower.

                  SECTION 8.8 Records Relating to Collateral.

                  (a) Borrower will at all times (i) keep complete and accurate records of Borrower's Inventory on a basis consistent with past practices of Borrower, itemizing and describing the kind, type and quantity of Inventory and Borrower's actual cost therefor and (ii) keep complete and accurate records of all other Collateral.

                  (b) Borrower will take a physical audit of all Inventory, wherever located, at least annually.

                  SECTION 8.9 Maintenance of Equipment. Borrower shall maintain all physical property that constitutes Equipment in good and workable condition in all material respects, with reasonable allowance for wear and tear, and shall exercise proper custody over all such property, provided that Borrower may dispose of such property no longer used or useful in its business. SECTION 8.10 Information and Reports.

                  (a) Schedule of Accounts: The Borrower shall deliver to the Agent and each Lender on or before the Effective Date and no later than ten (10) Business Days after the end of each Fiscal Month thereafter a Schedule of Accounts which (i) shall be as of the last day of the immediately preceding retail month; (ii) shall be reconciled to the Borrowing Base Certificate as of such last day; and (iii) shall set forth a summary aged trial balance of all then existing Accounts of Borrower.

                  (b)  Collection  Reports.  Borrower shall deliver to the Agent and each Lender no later than ten (10) days after the end of each Fiscal Month of Borrower, as of the last Business Day of Borrower's immediately preceding Fiscal Month, a Collection Report containing information regarding Receipts, deposits and expenditures on and with respect to each Business Day and such other information as the Agent may request. Upon request of the Agent, Borrower shall deliver to the Agent and each Lender copies (including electronic copies) of bank statements and checks deposited by or on behalf of Borrower in any Deposit Account, including, without limitation, the Disbursement Account, and such other information regarding Receipts, expenditures and Deposit Account balances as the Agent may reasonably request. Borrower shall immediately (i) notify the Agent and each Lender of any changes, additions or deletions to SCHEDULE

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         6.1(DD) and (ii) prepare and deliver a new SCHEDULE 6.1(DD)  reflecting such changes, additions and deletions.

                  (c) Schedule of Inventory. Borrower shall maintain a perpetual method of Inventory control. Borrower shall deliver to the Agent and each Lender (i) at least three (3) Business Days prior to the Effective Date a Schedule of Inventory as of the last day of the immediately preceding Fiscal Month of Borrower, itemizing and describing the kind, type, quantity and location of Inventory and the cost thereof, reconciled to the balance of Inventory as set forth in the Consolidated Balance Sheet as of such date and (ii) no later than ten (10) Business Days after the end of each Fiscal Month of Borrower thereafter a Schedule of Inventory as of the last day of the immediately preceding Fiscal Month of Borrower, itemizing and describing the kind, type, quantity and location of Inventory and the cost thereof, reconciled to the balance of Inventory as set forth in the Consolidated Balance Sheet as of such date. Borrower's Inventory records shall be based upon and evidence the results of physical Inventory counts conducted no less frequently than annually. Upon the request of the Agent, Borrower shall deliver to the Agent and each Lender, copies of the results of any physical Inventory count showing in reasonable detail the locations of and values for specific items of Inventory and such other information and supporting documents regarding Inventory that the Agent deems necessary.

                  (d) Borrowing Base Certificate. The Borrower shall deliver to the Agent, (i) on each Tuesday, a weekly Borrowing Base Certificate prepared as of the close of business of the last day of the immediately preceding week, (ii) not later than ten (10) Business Days after the end of each Fiscal Month of the Borrower, a Borrowing Base Certificate prepared as of the close of business of the last day of such Fiscal Month and (iii) if Excess Availability is less than $10,000,000 or a Default or Event of Default shall have occurred and be continuing, upon the Agent's request from time to time on any Business Day, a Borrowing Base Certificate as of the third (3rd) preceding Business Day.

                  (e) Notice of Diminution of Value. Borrower shall give prompt notice to the Agent of any matter or event which has resulted in the diminution in fair market value in excess of $500,000 in the aggregate in any month with respect to Inventory and any other Collateral (other than Real Estate leases), except for any such diminution in the value of any Accounts or Inventory in the ordinary course of business which has been appropriately reserved against, as reflected in financial statements previously delivered to the Agent and the Lenders pursuant to SECTION 6.1(L) or ARTICLE 10 and/or financial statements or reports otherwise permitted under this Agreement.

                  (f) Additional Information. The Agent may in its reasonable discretion from time to time request that the Borrower deliver (i) the schedules, certificates or reports described in SECTIONS 8.10(A) THROUGH (D) more or less often and on different schedules than specified in such sections and (ii) the following reports with respect to the Borrower: (a) an analysis and reconciliation of Inventory or any other Collateral; (b) an aging and test verification of Accounts; (c) an aging of accounts payable; and (d) trial balances. The Borrower shall also furnish to the Agent and each Lender such other information with respect to the Collateral as the Agent may from time to time reasonably request.

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                  (g)  Certification.  Each of the  schedules  delivered  to the
         Lender pursuant to this SECTION 8.10 shall be certified by a Financial Officer of the Borrower to be true, correct and complete in all material respects as of the date indicated thereon.

                  SECTION  8.11  Covenants   Regarding   Intellectual   Property
Collateral.

                  (a) Borrower shall notify Agent immediately if it knows that any application or registration relating to any Intellectual Property registered with a Governmental Authority in the United States of America (now or hereafter existing) may become abandoned, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding Borrower's ownership of any Intellectual Property registered with a Governmental Authority in the United States of America, its right to register the same or to keep, use and maintain the same, except where any such event shall not have a Materially
         Adverse Effect (provided, however, anything that affects any Intellectual Property which includes the name "Loehmann's" shall be deemed to have a Materially Adverse Effect).

                  (b) Promptly after the date on which Borrower registers with any Governmental Authority in the United States of America any Intellectual Property, Borrower shall execute and deliver any and all security agreements with respect to such Intellectual Property as Agent may request to evidence Agent's security interest, for the benefit of itself and the Lenders, in such Intellectual Property, and the General Intangibles of Borrower relating thereto or represented thereby.

                  (c) Borrower shall take all actions necessary or requested by Agent (i) to maintain the registration with respect to all of its Intellectual Property registered with a Governmental Authority in the United States of America (now or hereafter existing), including, if applicable, the filing of applications for renewal, affidavits of use, affidavits of non-contestability and opposition and interference and cancellation proceedings, unless any such Intellectual Property is no longer used or useful in Borrower's business and (ii) to ensure that none of the Intellectual Property is subject to any licensing agreement or similar arrangement except as permitted under SECTION 9.3 of this Agreement.

                  (d) In the event that any of the Intellectual Property Collateral that is registered with a Governmental Authority in the United States of America is infringed upon, or misappropriated or diluted by a third party, Borrower shall notify Agent promptly after Borrower learns thereof.

                  SECTION 8.12 Landlord and Other Waivers. Borrower shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each third party location where any Collateral is or may be located. On or prior to the Effective Date (or, subject to a written consent by Agent, within a period after the Effective Date to be specified by Agent in its sole discretion), and after the Effective Date prior to locating Collateral at any third party location, Borrower shall use its best efforts to obtain from each landlord of, and bailee (with respect to any warehouse, processor, converter or other storage facility) at, a location

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where  Collateral  is, or is to be, stored or held, an agreement or letter which shall contain a waiver or subordination of all Liens or claims that such landlord or bailee may assert against the personal property Collateral at such location, a consent to enter or use such location for sale or removal of the personal property Collateral, and which shall otherwise be satisfactory in form and substance to the Agent (each, a "Waiver and Consent"). If the Borrower is unable to obtain a Waiver and Consent with respect to a location (which location is in a State that has a statutory or common law landlord's lien or similar right) where personal property Collateral is stored or held, Agent may establish a reserve against the Borrowing Base sufficient, based upon the determination of the Agent in its sole discretion, to insure that there will be no impairment of the Collateral; provided, however, that any such reserve shall not exceed (a) with respect to any leased store/retail location, one (1) month's rent under the applicable lease and (b) with respect to any warehouse location, three (3) months' rent under the applicable warehouse agreement. Nothing contained in this
SECTION 8.12 shall impair or otherwise modify any of Agent's rights under this Agreement, including, without limitation, Agent's rights pursuant to the respective definitions of "Eligible Inventory" and "Borrowing Base."

                  SECTION 8.13 Control Agreements. On or before the Effective Date and, after the Effective Date, prior to establishing a securities, commodities, credit card processing or other financial account (individually, a "Financial Account", and collectively, "Financial Accounts"), Borrower shall obtain from each financial institution where a Financial Account is held by Borrower, a Control Agreement satisfactory in form and substance to Agent. If Borrower is unable to obtain a Control Agreement with respect to such account or program, Agent may, at its option, establish a reasonable reserve against the Borrowing Base sufficient, based upon the determination of the Agent in its sole discretion, to insure that there will be no impairment of the Collateral. Nothing contained in this SECTION 8.13 shall impair or otherwise modify any of Agent's rights under this Agreement, including, without limitation, Agent's rights pursuant to the definition of "Borrowing Base."

                                  ARTICLE IX.
                             AFFIRMATIVE COVENANTS

                  Until this Agreement has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner provided for in SECTION 15.9, each Credit Party will:

                  SECTION 9.1 Preservation of Corporate Existence and Similar Matters Preserve and maintain its corporate existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except where the failure to do so would not have a Materially Adverse Effect. Notwithstanding the foregoing, nothing in this SECTION 9.1 shall preclude, upon reasonable prior notice to Agent, (a) the dissolution or merger with another Credit Party, with prior written notice to Agent, of either Sub-Parent or REH or (b) the merger of Borrower into Parent after the Parent Notes have been repaid in full; provided, however, in each case, no Default or Event of Default shall result therefrom, the Security Interest (including the perfection and first priority status thereof) shall remain in full force and effect and Agent and Lenders shall continue to have all of their rights with respect thereto.

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                  SECTION  9.2  Compliance  with  Applicable  Law  Comply in all material respects with all Applicable Laws relating to such Credit Party, except for instances of noncompliance which would not have a Materially Adverse Effect.

                  SECTION 9.3 Maintenance of Property In addition to, and not in derogation of, the requirements of the Security Documents,

                  (a) protect and preserve all properties material to its business, and maintain in good repair, working order and condition in all material respects, with reasonable allowance for wear and tear, all tangible properties, except that Borrower shall in any event be permitted to do the following: (i) sell Inventory in the ordinary course of business, for cash or on open account or on terms of payment ordinarily extended to its customers, (ii) dispose of Real Estate leases in its discretion, (iii) dispose of items of the Collateral no longer used or useful in its business, (iv) license on a non-exclusive basis (and/or license on an exclusive basis with respect to individual product lines of other Persons) the name "Loehmann's" with reasonable prior notice to Agent in each instance, so long as Borrower retains the right to use such name in all aspects of the operation of Borrower's business, the rights of Borrower under any such license are subject to a first priority security interest in favor of Agent pursuant to documentation satisfactory to Agent and any proceeds from any such licensing arrangement are used to repay the Secured Obligations in accordance with this Agreement and (v) make dispositions otherwise expressly permitted under this Agreement;

                  (b) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; and

                  (c) obtain and maintain all patents, trademarks, licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted on the Effective Date or as otherwise permitted under SECTION 9.4.

                  SECTION 9.4 Conduct of Business At all times engage only in the businesses of Credit Parties as conducted on the Effective Date, and any businesses reasonably related or complimentary thereto.

                  SECTION 9.5 Insurance From time to time deliver to the Agent or any Lender upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

                  SECTION 9.6 Payment of Taxes and Claims (a) Pay or discharge when due (i) all Charges and other taxes, assessments and governmental levies imposed upon it or upon its income or profits or upon any properties belonging to it, except that real property ad valorem taxes shall be deemed to have been so paid or discharged if the same are paid before they become delinquent, and (ii) all lawful claims of materialmen,

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         mechanics,  carriers,  warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Credit Party; except that this SECTION 9.6(A) shall not require the payment or discharge of any Charge or claim (including claims of materialmen) which is being contested in good faith by appropriate proceedings and for which reserves in respect of the reasonably anticipated liability therefor have been appropriately established, so long as the enforcement of such Lien shall have been stayed; and

                  (b) File when due all United States federal, state and local as well as foreign national, provincial and local and other tax returns required by Applicable Law to be filed (after taking into account all applicable extensions).

                  SECTION 9.7 Accounting Methods and Financial Records Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete), as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP.

                  SECTION 9.8 Use of Proceeds.

                  (a) Cause the Borrower to use the proceeds of (i) the initial Advance under the Revolving Credit Facility for its working capital purposes, to refinance and pay off Borrower's Indebtedness to the Existing Lender and other outstanding amounts due as indicated on
         SCHEDULE 9.8 and to fund the fees and expenses associated with the extension of the Revolving Credit Facility and (ii) all subsequent Advances only to repay the Parent Notes in full (to the extent permitted under SECTION 11.5), to make capital expenditures, for its working capital purposes and for its general corporate purposes not prohibited by applicable law or under any of the Loan Documents; and

                  (b) Not use any part of such proceeds to purchase or to carry or reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or, in any event, for any purpose which would involve a violation of such Regulation U or of Regulation T or X of such Board of Governors, or for any purpose prohibited by law or by the terms and conditions of this Agreement.

                  SECTION 9.9 Hazardous Waste and Substances; Environmental Requirements.

                  (a) In addition to, and not in derogation of, the requirements of SECTION 9.2 and of the Security Documents, comply in all material respects with all Environmental Laws and all Applicable Laws relating to occupational health and safety (except for instances of noncompliance that are being contested in good faith by appropriate proceedings if reserves in respect of such Credit Party's reasonably anticipated liability therefor have been appropriately established), promptly notify the Agent of its receipt of any written notice from any Governmental Authority or pursuant to any legal proceeding of a violation of any such Environmental Laws or other such Applicable Laws that could

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         reasonably  be  expected  to  have  a  Materially  Adverse  Effect  and indemnify and hold the Agent and the Lenders harmless from all Environmental Liabilities incurred by or imposed upon the Agent or any Lender on account of such Credit Party's failure to perform its obligations under this SECTION 9.9.

                  (b) Not cause or permit a Release of any Contaminant on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or impacts which could not reasonably be expected to have a Materially Adverse Effect.

                  SECTION 9.10 Further Assurances. Upon the request of the Agent, to duly execute and deliver, or cause to be duly executed and delivered, to the Agent such further instruments and do and cause to be done such further acts as may be necessary in the reasonable opinion of the Agent to carry out the express provisions of this Agreement or any other Loan Document.

                                   ARTICLE X.
                                   INFORMATION

        Until this Agreement has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner set forth in SECTION 15.9, the Borrower will furnish to the Agent and to each Lender at the offices then designated for such notices pursuant to
SECTION 15.1:

                  SECTION 10.1 Financial Statements.

                  (a) Audited Year-End-Statements. As soon as available, but in any event within ninety (90) days after the end of each Fiscal Year, copies of the Parent's Form 10-K containing the Consolidated Balance Sheet as at the end of such Fiscal Year and the related statements of income, shareholders' equity and cash flow for such Fiscal Year setting forth in comparative form the figures for the previous Fiscal Year and which financial statements shall include an unqualified opinion of the independent certified public accountants that such financial statements present fairly the financial position of the Credit Parties as at the end of and for such Fiscal Year (the "Audited Financial Statements").

                  (b) Monthly Financial Statements. As soon as available, but in any event within thirty (30) days after the end of each Fiscal Month, copies of the unaudited Consolidated Balance Sheet as at the end of such Fiscal Month and the related unaudited income statement for such Fiscal Month and for the portion of the Fiscal Year through such Fiscal Month, setting forth in comparative form the figures for the previous Fiscal Year (including, without limitation, a comparison to the then current projected budget figures for the current Fiscal Year), certified by the Financial Officer as presenting fairly the financial condition and results of operations of the Credit Parties as at the date thereof and for the periods ended on such date, subject to normal quarterly and year end

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         adjustments. Such financial statements shall be complete and correct in all material respects and prepared in accordance with GAAP (except for the omission of footnotes and normal year-end adjustments).

                  (c) Quarterly Financial Statements. As soon as available, but in any event within forty-five (45) days after the end of each Fiscal Quarter other than the fourth Fiscal Quarter, copies of the Parent's Form 10-Q containing the unaudited Consolidated Balance Sheet as at the end of such Fiscal Quarter and the related unaudited income statement for such Fiscal Quarter and for the portion of the Fiscal Year through such Fiscal Quarter, setting forth in comparative form the figures for the previous Fiscal Year, certified by the Financial Officer as presenting fairly the financial condition and results of operations of the Credit Parties as at the date thereof and for the periods ended on such date, subject to normal year end adjustments. Such financial statements shall be complete and correct in all material respects and prepared in accordance with GAAP (except for the omission of footnotes and normal year-end adjustments).

                  (d) Projected Financial Statements. As soon as available, but in any event prior to the last Business Day of each Fiscal Year during the term hereof, forecasted financial statements prepared by the Borrower, consisting of monthly consolidated balance sheets, cash flow statements and income statements of the Borrower, reflecting projected borrowings hereunder and setting forth the assumptions on which such forecasted financial statements were prepared, covering the two (2) year period commencing on the first day of the next succeeding Fiscal Year.

                  (e) Spring and Fall Plans. As soon as available, but in any event on or before (i) January 15 of each Fiscal Year during the term hereof, Borrower's business plan for the Spring season of the following Fiscal Year and (ii) July 15 of each Fiscal Year during the term hereof, Borrower's business plan for the Fall season of such Fiscal Year, each in form and substance satisfactory to Agent.

                  (f) Other Financial Statements. All financial statements, reports and other information that are provided to The CIT Group/Commercial Services, Inc. under the Vendor Line of Credit Documents, in form and substance and within the applicable time periods required under the Vendor Line of Credit Documents.

                  SECTION 10.2 Accountants' Certificate. Together with the Audited Financial Statements referred to in SECTION 10.1(A), a certificate of the independent certified public accountants addressed to the Agent, stating that in making the examination necessary for the certification of such financial statements, nothing has come to their attention to lead them to believe that any Default or Event of Default exists and, in particular, they have no knowledge of any Default or Event of Default or, if such is not the case, specifying such Default or Event of Default and its nature.

                  SECTION 10.3 Compliance Certificate. Together with each delivery of financial statements required by SECTION 10.1(A), (B) and (C), a certificate of the President or Financial Officer of the Borrower (a) stating that, based on an examination sufficient to enable him to make an informed statement, no Default or Event of Default exists or, if such is not the

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         case,  specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default or Event of Default and (b) setting forth the calculations necessary to establish whether or not the Borrower was in compliance with the covenant contained in SECTION
         11.4 as of the date of such  statements.

                  SECTION 10.4 Copies of Other Reports.

                  (a) Promptly upon receipt thereof, copies of any management letters and any other reports disclosing any deficiencies or weaknesses with respect to any Credit Party submitted to such Credit Party or its Board of Directors by its independent public accountants.

                  (b) As soon as practicable, copies of all financial statements and reports that any Credit Party shall send to its shareholders generally and of all registration statements and all regular or periodic reports which any Credit Party shall file with the Securities and Exchange Commission or any successor commission.

                  (c) Upon the request of Agent, copies of any schedules regarding Eligible Credit Card Accounts received by any Credit Party from any credit card issuer or processor in connection with any credit card merchant agreement between such Credit Party and any such credit card issuer or processor.

                  (d) From time to time and as soon as reasonably practicable following each request, such forecasts, data, certificates, reports, statements, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of the Credit Parties as the Agent or any Lender may reasonably request. The rights of the Agent and the Lenders under this
         SECTION 10.4 are in addition to and not in derogation of their rights under any other provision of this Agreement or of any other Loan Document.

                  (e) If requested by the Agent or any Lender, each Credit Party will furnish to the Agent and the Lenders statements in conformity with the requirements of Federal Reserve Form G-3 or U-1 referred to in Regulation U of the Board of Governors of the Federal Reserve System.

                  SECTION 10.5 Notice of Litigation and Other Matters. Prompt notice of:

                  (a) the commencement, to the extent any Credit Party is aware of the same, of all proceedings and investigations by or before any governmental or non-governmental body and all actions and proceedings in any court or before any arbitrator against or in any other way relating to or affecting any Credit Party or any of any Credit Party's properties, assets or businesses, which could reasonably be expected to, singly or in the aggregate, have a Materially Adverse Effect;

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                  (b) without in any way  limiting  SUBSECTION  (A) hereof,  the commencement against any Credit Party of any involuntary bankruptcy proceeding, immediately upon receipt by it of notice of commencement thereof or pleadings with respect thereto;

                  (c) any amendment of the articles of incorporation or by-laws of any Credit Party;

                  (d) any change in the business, assets, liabilities, financial condition, results of operations or business prospects of any Credit Party which has had or is reasonably likely to have a Materially Adverse Effect, and any change in the Chief Executive Officer, President or Chief Financial Officer of any Credit Party;

                  (e) any material change in the standard operating regulations or procedures of any credit card issuer or processor with whom such Credit Party has entered into a credit card merchant agreement; and

                  (f) any Default or Event of Default or any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default by any Credit Party under any material agreement (other than this Agreement) to which such Credit Party is a party or by which such Credit Party or any of such Credit Party's properties may be bound.

                  SECTION 10.6 ERISA. As soon as possible and in any event within 30 days after any Credit Party knows, or has reason to know, that:

                  (a) any Termination Event with respect to a Plan has occurred or will occur, or

                  (b) the aggregate present value of the Unfunded Vested Accrued Benefits under all Title IV Plans or Benefit Plans subject to Section 302 of ERISA or Section 412 of the Code is equal to an amount in excess of $0, or

                  (c) any Credit Party is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan required by reason of such Credit Party's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan, or a certificate of the President or a Financial Officer of such Credit Party setting forth the details of such event and the action which is proposed to be taken with respect thereto, together with any notice or filing which may be required by the PBGC or other agency of the United States government with respect to such event.

                  (d) The Credit Party will create a new obligation, liability or sponsorship with respect to, or commence participation in, any Multiemployer Plan or Title IV Plan.

                  SECTION 10.7 Accuracy of Information All written information, reports, statements and other papers and data furnished to the Agent or any Lender, whether pursuant to this ARTICLE 10 or any other provision of this Agreement or of any other Loan Document, shall be, at the time the same is so furnished, complete and correct in all material respects.

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                  SECTION 10.8  Revisions or Updates to Schedules  Should any of
the information or disclosures provided on any of the Schedules originally attached hereto become outdated or incorrect in any material respect, the Credit Parties shall deliver to the Agent and the Lenders as part of the certificate required pursuant to SECTION 10.3 such revisions or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s), provided that no such revisions or updates to any Schedule(s) shall be deemed to have amended, modified or superseded such Schedule(s) as originally attached hereto, or to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule(s), unless and until the Required Lenders in the exercise of their reasonable credit judgment shall have accepted in writing such revisions or updates to such Schedule(s), and further provided that no such Schedule(s) need be revised or updated which were given as of a specific date unless this Agreement specifically requires otherwise.

                                  ARTICLE XI.
                               NEGATIVE COVENANTS

         Until this Agreement has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner set forth in SECTION 15.10, Credit Parties will not directly or indirectly:

                  SECTION 11.1 Indebtedness for Money Borrowed Create, assume, or otherwise become or remain obligated in respect of, or permit or suffer to exist or to be created, assumed or incurred or to be outstanding any Indebtedness for Money Borrowed, except for Permitted Obligations.

                  SECTION 11.2 Guaranties. Become or remain liable with respect to any Guaranty of any obligation of any other Person, except for Permitted Guaranties.

                  SECTION 11.3 Investments and Acquisitions. Acquire, after the Effective Date, any Business Unit (other than Inventory of a Person, provided that no liabilities of the seller are incurred in connection with such acquisition) or Investment or, after such date, permit any Investment to be outstanding other than Permitted Investments.

                  SECTION 11.4 Capital Expenditures. Make any Capital Expenditures, except that Borrower may make Capital Expenditures (a) up to an aggregate amount of $14,400,000 in the Fiscal Year ending January 31, 2004 and
(b) in each Fiscal Year thereafter, in amounts to be mutually agreed upon between Borrower and Agent; provided, however, if any such amounts cannot be mutually agreed upon for any such Fiscal Year, then the aggregate amount of Capital Expenditures that Borrower may make in such Fiscal Year shall be $15,000,000; and, provided, further, any unused amounts of permitted Capital Expenditures for any Fiscal Year may be carried forward to any succeeding Fiscal Year.

                  SECTION 11.5 Restricted Distributions and Payments Declare or make any Restricted Distribution or Restricted Payment, other than (i) payments by Borrower to REH to fund amounts owing by REH under Real Estate leases entered into by REH in connection with Borrower's business, (ii) payments by Borrower to REH to fund expenses incurred by REH in


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the ordinary  course of Borrower's  business and (iii)  dividends made by REH or
Borrower to Sub-Parent and by Sub-Parent to Parent if all of the foregoing dividend proceeds are used by Parent to repay all Indebtedness under the Parent Notes, to fund dividends to Parent's shareholders and/or to fund purchases, redemptions and other acquisitions of the Parent's capital stock or any options related to such capital stock, so long as with respect to CLAUSE (III) above (a) prior to and after giving effect to such payment, dividend and/or redemption by Borrower, REH, Sub-Parent and/or Parent, there is no Default or Event of Default, (b) no Availability Shortfall has occurred within ninety (90) days prior to the date of such payment, dividend and/or redemption or would occur after giving effect to such payment, dividend and/or redemption and (c) in Agent's reasonable judgment, no Availability Shortfall is likely to occur within ninety (90) days after the date of such payment, dividend and/or redemption.

                  SECTION 11.6 Merger, Consolidation and Sale of AssetsExcept as permitted under SECTION 9.1 of this Agreement, merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of all or a substantial portion of its assets to any Person, including the capital stock of any of its Subsidiaries, other than (i) sales of Inventory in the ordinary course of business; (ii) the issuance or sales by Parent of its capital stock; and (iii) combinations or mergers of Borrower and another Credit Party, provided that the Borrower is the surviving entity thereof and that the Agent shall have received at least thirty (30) days prior written notice thereof.

                  SECTION 11.7 Transactions with Affiliates. Effect any transaction with any Affiliate (other than another Credit Party) on a basis less favorable to Borrower than would be the case if such transaction had been effected with a Person not an Affiliate without the express prior written consent of the Agent.

                  SECTION 11.8 Liens. Create, assume or permit or suffer to exist or to be created or assumed any Lien on any of the Collateral, other than the Security Interest and Permitted Liens.

                  SECTION 11.9 Operating Leases. Enter into any lease other than a Capitalized Lease (an "Operating Lease"), which would cause the aggregate amount of the Credit Parties' payment obligations under their Operating Lease Obligations (other than obligations with respect to leases of Real Estate (and renewals and substitutions thereof)) and Capitalized Lease Obligations to exceed $10,000,000 in the aggregate during the period beginning on the Effective Date and ending on the Initial Anniversary Date, and thereafter in amounts to be negotiated between the parties hereto for any period thereafter.

                  SECTION 11.10 Benefit Plans. Permit or take any action which would result in the aggregate present value of Unfunded Vested Accrued Benefits under all Title IV Plans or Benefit Plans subject to Section 302 of ERISA or
Section 412 of the Code to exceed $0 or permit any condition to exist in connection with any Title IV Plan which might constitute grounds for the PBGC to institute proceedings to have such Title IV Plan terminated or a trustee appointed to administer such Benefit Plan, and any other condition, event or transaction with respect to any Benefit Plan which could result in the incurrence (other than in the ordinary course of operation of such Benefit Plan) by any Credit Party of any liability, fine or penalty in an amount expected to result in a Materially Adverse Effect. Notwithstanding anything contained


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in this Agreement to the contrary,  the Credit  Parties and any Related  Company shall be permitted to create a new obligation, liability or sponsorship with respect to, or commence participation in, any Multiemployer Plan or Title IV Plan, so long as the applicable Credit Party or Related Company complies with the notice provisions of Section 10.6 and such participation would not have a Materially Adverse Effect.

                  SECTION 11.11 Sales and Leasebacks. Enter into any synthetic lease or any arrangement with any Person providing for such Credit Party's leasing from such Person any real or personal property which has been or is to be sold, conveyed or transferred, directly or indirectly, by such Credit Party to such Person.

                  SECTION 11.12 Capital Structure and Business. (a) Make any material changes in any of its business objectives, purposes or operations which could reasonably be expected to materially and adversely affect the repayment of the Revolving Credit Loans or any of the other Secured Obligations or could reasonably be expected to result in a Materially Adverse Effect, (b) change its Fiscal Year without prior written notice to Agent, (c) amend its certificate of incorporation or bylaws in a manner which would adversely affect Agent or Lenders or such Credit Party's duty or ability to repay the Secured Obligations or (d) directly or indirectly create, organize, acquire or permit to exist any Subsidiary other than those existing on the Effective Date.

                  SECTION 11.13 No Impairment of Intercompany Transfers. Directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) which could directly or indirectly restrict, prohibit or require the consent of any Person with respect to (a) the payment of dividends or distributions to any Credit Party, (b) the payment of any Indebtedness or other obligation owed to any Credit Party or (c) the making or repayment of intercompany loans by a Subsidiary of any Credit Party to such Credit Party.

                  SECTION 11.14 No Speculative Transactions. Engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.

                  SECTION 11.15 Parent Notes.

                  (a) Change, amend, modify or supplement (collectively, "Change") the terms of any of the Parent Notes (or the Senior Note Indenture or any other agreement executed in connection therewith) if the effect of such Change is to: (i) increase the interest rate on or principal or other amount payable with respect to any of the Parent Notes; or (ii) change any other term if such change would increase the obligations of the obligor or confer additional rights to holders of any of the Parent Notes in a manner adverse to any Credit Party, Agent or any Lender.

                  (b) Renew, refinance or extend any of the Parent Notes without the prior written consent of the Agent. Parent shall notify Agent, at least three (3) months prior to the maturity, expiration or termination date of any of the Parent Notes, of Parent's intent

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         to  renew,  refinance  or extend  such  indebtedness  (collectively,  a
         "Refinancing"), which notice shall include the proposed terms and conditions of the Refinancing and the proposed documentation thereof.

                  SECTION 11.16 Terminations; Amendments Not Authorized. File any financing statement or amendment or termination statement with respect to any financing statement in each case relating to the Security Interest in the Collateral without the prior written consent of Agent, subject to such Credit Party's rights under Section 9-509(d)(2) of the Uniform Commercial Code.

                  SECTION 11.17 No Restriction on Payments to Agent. Enter into any Contract that restricts or prohibits the grant of a security interest in Inventory, Accounts, Chattel Paper, Instruments, payment intangibles or any of the other Collateral or the proceeds of any of the foregoing to Agent.

                  SECTION 11.18 Real Estate; Leases.

                  (a) Acquire any Real Estate in fee simple using funds provided under this Agreement (unless Agent shall be granted a first priority mortgage with respect thereto pursuant to terms reasonably satisfactory to Agent); or

                  (b) Fail to provide Agent with prompt written notice of the termination, invalidity or unenforceability of any Real Estate lease if
         (i) such Credit Party has actual knowledge of such termination, invalidity or unenforceability and (ii) the result of such termination, invalidity or unenforceability is that (A) Borrower no longer has access to the Collateral located upon such Real Estate or (B) Agent is no longer able to exercise its rights and remedies under this Agreement with respect to such Collateral.

                  SECTION 11.19 PNC Loans and Accounts. Accept any loans from, or establish in any manner any deposit and/or other accounts with, PNC Bank, N.A. or any Affiliate thereof, except for (a) accounts already established with such bank on the Effective Date and identified on SCHEDULE 6.1(DD) hereof and
(b) accounts, if any, required to be established in connection with the credit card agreements between PNC Bank, N.A. or any Affiliate thereof and Borrower, if Agent is a party to such agreement.

                  SECTION 11.20 Existing Documentary Letters of Credit. Amend, modify, extend, or renew, other than in the ordinary course of business consistent with past practices, or increase the amount of, any Existing Documentary Letter of Credit.

                                  ARTICLE XII.
                                     DEFAULT

                  SECTION 12.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

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                  (a) Default in Payment.  Borrower shall default in any payment of principal of or interest on any Revolving Credit Loans or any Note when and as due (whether at maturity, by reason of acceleration or otherwise).

                  (b) Other Payment Default. Borrower shall default in the payment, as and when due, of principal of or interest on, any other Secured Obligation, and such default shall continue for a period of ten
         (10) days after written notice thereof has been given to Borrower by the Agent.

                  (c) Misrepresentation. Any representation or warranty made or deemed to be made by any Credit Party under this Agreement or any other Loan Document, or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

                  (d) Default in Performance. Any Credit Party shall default in the performance or observance of any term, covenant, condition or agreement to be performed by such Credit Party, contained in,

                           (i) ARTICLES 7 or 11;

                           (ii) ARTICLES 8, 9, or 10 and such  default,  if such
                  default is capable of being cured, shall continue for a period of fifteen (15) days after the earlier of (x) the receipt of actual knowledge thereof by an officer of such Credit Party and (y) written notice of such default has been given to such Credit Party by Agent; or

                           (iii) any other  provision of this  Agreement  (other
                  than as specifically provided for otherwise in this SECTION 12.1) and such default, if capable of being cured, shall continue for a period of thirty (30) days after the earlier of
                  (x) the receipt of actual knowledge thereof by an officer of such Credit Party and (y) written notice thereof has been given to such Credit Party by the Agent.

                  (e) Indebtedness Cross-Default. With respect to Permitted Indebtedness for Money Borrowed,

                           (i) the maturity of any such Indebtedness, individually or in the aggregate with other such Indebtedness, in a principal amount exceeding $500,000 shall have (A) been accelerated in accordance with the provisions of any indenture, contract or instrument providing for the creation of or concerning such Indebtedness, or (B) been required to be prepaid prior to the stated maturity thereof, or

                           (ii) any event shall have  occurred and be continuing
                  which would permit any holder or holders of such Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person so to accelerate such maturity, and any Credit Party shall have failed to cure such default prior to the expiration of any applicable cure or grace period.

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                  (f) Other  Cross-Defaults.  Any Credit Party shall  default in the payment when due, or in the performance or observance, of any obligation or condition of any agreement, contract or lease (other than this Agreement, the Security Documents or any such agreement, contract or lease relating to Permitted Indebtedness for Money Borrowed) if the existence of any such defaults, singly or in the aggregate, could reasonably be expected to have a Materially Adverse Effect.

                  (g) Voluntary  Bankruptcy  Proceeding.  Any Credit Party shall
         (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

                  (h) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Credit Party in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of any Credit Party or of all or any substantial part of the assets, domestic or foreign, of such Credit Party, and such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive calendar days, or an order granting the relief requested in such case or proceeding against such Credit Party (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

                  (i) Loan Documents. Any event of default or Event of Default under any other Loan Document shall occur or any provision of this Agreement, or of any other Loan Document after delivery thereof hereunder, shall for any reason cease to be valid and binding, other than a nonmaterial provision rendered unenforceable by operation of law, or such Credit Party or other party thereto (other than the Agent or a Lender) shall so state in writing, or this Agreement or any other Loan Document, after delivery thereof hereunder, shall for any reason (other than any action taken independently by the Agent or a Lender and except to the extent permitted by the terms thereof) cease to create a valid, perfected and, except as otherwise expressly permitted herein or therein, first priority Lien on, or security interest in, any item of the Collateral purported to be covered thereby having a value of at least $250,000.

                  (j) Judgment. Any judgment or order for the payment of money (other than as listed on SCHEDULE 12.1(J) hereto), warrant, writ of attachment, execution or similar process which exceeds in amount or value $500,000 individually or in the aggregate shall (after a reduction for insurance coverage as to which the applicable insurance company

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


         has acknowledged such coverage) be entered against any Credit Party by any court and such judgment, order, warrant, writ of attachment, execution or similar process shall continue undischarged or unstayed for thirty (30) days.

                  (k) ERISA. (i) Any Termination Event with respect to a Title IV Plan shall occur that, after taking into account the excess, if any, of (A) the present value on such day of all vested nonforfeitable benefits under all such Title IV Plans, over (B) the fair market value of the assets of any Title IV Plans with respect to which a Termination Event occurs on the same day (but only to the extent that such excess relates to the property of Borrower), results in an Unfunded Vested Accrued Benefit in excess of $0, (ii) any Benefit Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA) for which a waiver has not been obtained in accordance with the applicable provisions of the Code and ERISA or
         (iii) Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from Borrower's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan.

                  (l) Qualified Audits. The independent certified public accountants retained by any Credit Party shall refuse to deliver an opinion in accordance with SECTION 10.1(A) with respect to the annual financial statements of such Credit Party.

                  (m) Material Adverse Change. There occurs any act, omission, event, undertaking or circumstance or series of acts, omissions, events, undertakings or circumstances which have, or would have, either individually or in the aggregate, a Materially Adverse Effect.

                  SECTION 12.2 Remedies.

                  (a) Automatic Acceleration and Termination of Facilities. Upon the occurrence of an Event of Default specified in SECTION 12.1(G) or
         (H), (i) the principal of and the interest on the Revolving Credit Loans and any Note at the time outstanding, and all other amounts owed to the Agent or the Lenders under this Agreement or any of the Loan Documents and all other Secured Obligations, shall thereupon become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Agreement or any of the Loan Documents to the contrary notwithstanding, and (ii) any obligation of the Lenders or the Agent to make Advances or incur Letter of Credit Obligations, and the right of Borrower to request Advances or Letters of Credit under this Agreement shall immediately terminate without notice.

                  (b) Other Remedies. If any Event of Default shall have occurred, and during the continuance of any such Event of Default, the Agent may without notice, and at the direction of the Required Lenders in their sole and absolute discretion shall, do any of the following:


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                           (i)  declare  the  principal  of and  interest on the
                  Revolving Credit Loans and any Note at the time outstanding, and all other amounts owed to the Agent or the Lenders under this Agreement or any of the Loan Documents and all other
                  Secured   Obligations,   to  be  forthwith  due  and  payable,
                  whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this
                  Agreement   or   the   Loan    Documents   to   the   contrary
                  notwithstanding;

                           (ii) terminate any obligation of the Lenders or the Agent to make Advances or incur Letter of Credit Obligations, and any other right of the Borrower to request the same hereunder;

                           (iii) without prior notice to Borrower, notify, or at
                  Agent's election, request the Borrower to notify, Account Debtors and other Persons obligated on the Collateral that Agent has a security interest therein, and that payments shall be made directly to Agent. Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, the Borrower shall not give any contrary instructions to such Account Debtor or other Person without Agent's prior written consent. If, notwithstanding the giving of any notice, any Account Debtor or other such obligor shall make payments to Borrower, Borrower shall hold all such payments it receives in trust for the Agent, for the account of the Lenders, without commingling the same with other funds or property of, or held by, Borrower, and shall deliver the same to the Agent or any such agent or designee of the Agent immediately upon receipt by Borrower in the identical form received, together with any necessary endorsements.

                           (iv) settle or adjust  disputes  and claims  directly
                  with Account Debtors and other obligors on Accounts for amounts and on terms which the Agent reasonably considers advisable and in all such cases only the net amounts received by the Agent, for the account of the Lenders, in payment of such amounts, after deductions of costs and reasonable attorneys' fees, shall constitute Collateral and Borrower shall not have any further right to make any such settlements or adjustments or to accept any returns of merchandise;

                           (v) through self-help, without notice, demand or judicial or other process, enter upon any premises in which Collateral, including without limitation, any Inventory, may be located and, without resistance or interference by Borrower, take physical possession of any or all thereof and maintain such possession on such premises or move the same or any part thereof to such other place or places as the Agent shall choose, without being liable to Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Agent shall act reasonably and in good faith;

                           (vi) require  Borrower to and Borrower  shall, at its
                  own cost and expense and without charge to the Agent or any Lender, assemble the Collateral, including, without limitation, the Inventory, and maintain or deliver it into the possession of the Agent or any agent or representative of the Agent at such place

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

                  or places as the Agent may designate and as are reasonably convenient to both the Agent and Borrower;

                           (vii) at the  expense of  Borrower,  cause any of the
                  Collateral to be placed in a public or field warehouse, and the Agent shall not be liable to Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Agent shall act reasonably and in its reasonable credit judgment;

                           (viii) through  self-help and without notice,  demand
                  or judicial or other process, and without payment of any rent or any other charge, enter any or all of Borrower's premises and, without breach of the peace, until the Agent, on behalf of the Lenders, completes the enforcement of its rights in the Collateral, take possession of such premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of Borrower's Collateral, for the purpose of (A) preparing any Inventory for disposition and disposing thereof and (B) collecting any Account, and the Agent for the benefit of the Lenders is hereby granted a license or sublicense and all other rights as may be necessary, appropriate or desirable to use the proprietary rights in connection with the foregoing, and the rights of Borrower under all licenses, sublicenses and franchise agreements shall inure to the Agent for the benefit of the Lenders (provided, however, that any use of any federally registered trademarks as to any goods shall be subject to the control as to the quality of such goods of the owner of such trademarks and the goodwill of the business symbolized thereby);

                           (ix) exercise any and all of its rights under any and
                  all of the Security Documents;

                           (x) apply any  Collateral  consisting  of cash to the
                  payment of the Secured  Obligations in accordance with SECTION
                  12.3 hereof or in any order in which the Agent, on behalf of the Lenders, may elect or use such cash in connection with the exercise of any of its other rights hereunder or under any of the Security Documents;

                           (xi) establish or cause to be established one or more
                  lockboxes or other arrangement for the deposit of proceeds of Accounts, and, in such case, Borrower shall cause to be forwarded to the Agent at the Agent's Office, on a daily basis, copies of all checks and other items of payment and deposit slips related thereto deposited in such lockboxes, together with Collection Reports in accordance with SECTION 8.10(B), in form and substance satisfactory to the Agent; and

                           (xii) exercise all of the rights and remedies of a secured party under the Uniform Commercial Code and under any other Applicable Law, including, without limitation, the right, without notice except as specified below and with or without taking the possession thereof, to sell the Collateral or any part thereof in one or more parcels at public or private sale, at any location chosen by the Agent, for cash, on credit or for future delivery, and at such price or prices and upon such

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


                  other terms as are commercially reasonable. Borrower agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  SECTION 12.3 Application of Proceeds All proceeds from each sale of, or other realization upon, all or any part of the Collateral following an Event of Default shall be applied or paid over as follows:

                           (a) First:  to the payment of all costs and  expenses
                  incurred in connection with such sale or other realization, including attorneys' fees and expenses actually incurred,

                           (b) Second: to the payment of the Secured Obligations, in accordance with the priorities set forth in
                  SECTION 4.1(B) hereof and to the creation of a fund in an amount equal to the Letter of Credit Reserve, which fund shall be held by Agent, for the benefit of itself and the Lenders, as security for and applied to the payment of any amounts which may thereafter become due under the Letter of Credit Facility (with Borrower remaining liable for any deficiency), or any order that Agent may elect and,

                           (c) Third: the balance (if any) of such proceeds shall be paid to Borrower, subject to any duty imposed by law, or otherwise to whomsoever shall be entitled thereto.

BORROWER SHALL REMAIN LIABLE AND WILL PAY, ON DEMAND, ANY DEFICIENCY REMAINING IN RESPECT OF THE SECURED OBLIGATIONS, TOGETHER WITH INTEREST THEREON AT A RATE PER ANNUM EQUAL TO THE HIGHEST RATE THEN PAYABLE HEREUNDER ON SUCH SECURED OBLIGATIONS, WHICH INTEREST SHALL CONSTITUTE PART OF THE SECURED OBLIGATIONS.

                  SECTION 12.4 Miscellaneous Provision Concerning Remedies.

                  (a) Rights Cumulative. The rights and remedies of the Agent and the Lenders under this Agreement, the Notes and each of the Loan Documents shall be cumulative and not exclusive of any rights or remedies which it or they would otherwise have. In exercising such rights and remedies the Agent and the Lenders may be selective and no failure or delay by the Agent or any Lender in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

                  (b) Marshaling. Neither the Agent nor the Lenders shall be required to marshal the Collateral or any guarantee of any obligation arising under this Agreement or any other Loan Document or to resort to the Collateral or any such guarantee in any

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

         particular order and each Credit Party hereby waives any right to require any marshaling of assets or any other similar right.

                  (c) Limitation of Liability. Nothing contained in this ARTICLE
         12 or elsewhere in this Agreement or in any of the other Loan Documents shall be construed as requiring or obligating the Agent, any Lender or any agent or designee of the Agent or any Lender to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, any Credit Party, any other obligor, guarantor, pledgor or any other Person with respect to the payment of any Letter of Credit Obligation, Secured Obligation, or any other obligation arising under this Agreement or any of the other Loan Documents, or the monies due or to become due thereunder, including by making an inquiry as to the nature or sufficiency of any payment received by it, (ii) to pursue or exhaust any of their rights or remedies, such as by filing a claim or notice, with respect to any Collateral, the monies due or to become due thereunder, or any direct or indirect guarantee thereof and (iii) to take any steps necessary to preserve any rights against prior parties. To the extent it may lawfully do so, each Credit Party absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Agent or any Lender, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this
         Agreement,  or  otherwise.  Without  limiting  the  generality  of  the foregoing, each Credit Party (A) agrees that it will not invoke or utilize any law which might prevent, cause a delay in or otherwise impede the enforcement of the rights of the Agent or any Lender in the Collateral, (B) waives its rights under all such laws and (C) agrees that it will not invoke or raise as a defense to any enforcement by the Agent or any Lender of any rights and remedies relating to the Collateral, the Letter of Credit Obligations, the Secured Obligations or any other obligations hereunder, any legal or contractual requirement with which the Agent or any Lender may have in good faith failed to comply. The Agent, the Lenders and their agents or designees shall have no liability to any Credit Party for actions taken pursuant to this ARTICLE 12, any other provision of this Agreement or any of the other Loan Documents so long as the Agent or such Lender shall act reasonably and in its reasonable credit judgment.

                  (d) Appointment of Receiver. In any action under this ARTICLE 12, the Agent shall be entitled during the continuance of an Event of Default to the appointment of a receiver, without notice of any kind whatsoever, to take possession of all or any portion of the Collateral and to exercise such power as the court shall confer upon such receiver.

                  (e) Commercially Reasonable Remedies. To the extent that Applicable Law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, Borrower acknowledges and agrees that it is not commercially unreasonable for the Agent (i) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition

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


         of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Borrower, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral or (xii) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral. Borrower acknowledges that the purpose of this SECTION 12.4(F) is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent's exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this SECTION 12.4(F). Without limitation upon the foregoing, nothing contained in this SECTION 12.4(F) shall be construed to grant any rights to Borrower or to impose any duties on Agent that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this
         SECTION 12.4(F).

                  SECTION 12.5 Trademark License Borrower hereby grants to the Agent, for the benefit of the Lenders, to the extent of Borrower's rights therein, the nonexclusive right and license to use the trademarks and tradenames or other Intellectual Property set forth on SCHEDULES 6.1(Z) and 6.1(AA) and any other such trademark, tradename or property then owned (or to the extent permitted, used) by Borrower, for the purposes set forth in SECTION 12.2(B)(VIII) and for the purpose of enabling the Agent to realize on the Collateral and to permit any purchaser of any portion of the Collateral through a foreclosure sale or any other exercise of the Agent's rights and remedies under the Loan Documents to use, sell or otherwise dispose of the Collateral bearing any such trademark. Such right and license is granted free of charge, without the requirement that any monetary payment whatsoever be made to Borrower or any other Person by the Agent. Borrower hereby represents, warrants, covenants and agrees that it presently has, and shall continue to have, the right, without the approval or consent of others, to grant the license set forth in this SECTION 12.5.

                  SECTION 12.6 Payout Agreement Payments. Agent agrees that any Required LC Cash Collateral or proceeds of Collateral received by Agent from Deutsche Bank Trust Company America ("DBTC") pursuant to the payout letter dated on or about the Agreement Date by DBTC to Credit Parties and Agent shall be applied by Agent to the


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

Revolving Credit Loans, with any excess to be released to Borrower subject to any obligations that Agent may have under applicable law to deliver such balance to third parties; provided, however, that to the extent that an Event of Default shall be in existence, such excess shall first be applied by Agent to the repayment of any other Secured Obligations, in Agent's discretion, and, to the extent that Borrower shall be required to furnish Cash Collateral pursuant to
Section 3.3, any remaining excess shall be applied by Agent to such Cash Collateral equal to one-hundred and five percent (105%) of the Letter of Credit Obligations.

                                 ARTICLE XIII.
                                   ASSIGNMENTS

                  SECTION 13.1 Successors and Assigns; Participations.

                  (a) This Agreement shall be binding upon and inure to the benefit of each Credit Party, the Lenders, the Agent, all future holders of the Notes, and their respective successors and assigns, except that no Credit Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender, and any such attempted assignment or transfer by any Credit Party except in strict compliance with the provisions hereof shall be null and void, and of no force or effect.

                  (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Revolving Credit Loans at the time owing to it and the Notes held by
         it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Lender that is subject to each such assignment (determined as of the date the Assignment and Transfer with respect to such assignment is delivered to the Agent) shall in no event be less than $10,000,000 (the "Minimum Commitment"), (iii) in the case of a partial assignment, the amount of the Commitment that is retained by the assigning Lender (determined as of the date the Assignment and Transfer with respect to such assignment is delivered to the Agent) shall in no event be less than the Minimum Commitment, (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register an Assignment and Transfer, together with any Note or Notes subject to such assignment and such assignee's commitment percentage of the Agent's syndication expenses,
         (v) such assignment shall not, without the consent of Borrower, require Borrower to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Revolving Credit Loans or the Notes under the blue sky laws of any state, (vi) the representation contained in SECTION 13.2 hereof shall be true with respect to any such proposed assignee, (vii) such Lender provides notice to Borrower of the identity of the Eligible Assignee and (viii) such Eligible Assignee shall pay in cash a $3,500 transfer fee to Agent. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Transfer, which effective date shall be at least five (5) Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Transfer, have the rights and obligations of a Lender hereunder, and

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

         (y) the Lender assignor thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

                  (c) By executing and delivering an Assignment and Transfer, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in SECTION 6.1(L) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Transfer; (iv) such assignee will, independently and without reliance upon the Agent, such Lender assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) The Agent shall maintain a copy of each Assignment and Transfer delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitment Percentage of, and principal amount of the Revolving Credit Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and each Credit Party, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Transfer executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Agent shall, if such Assignment and Transfer has been completed and is in the form of EXHIBIT E, (i) accept such Assignment and Transfer, (ii) record the information contained therein in the Register, (iii) give prompt notice thereof to the Lenders and Borrower, and (iv) promptly deliver a copy of such Assignment and Transfer to Borrower. Within five (5) Business

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

         Days after receipt of notice, Borrower shall execute and deliver to the Agent in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Commitment Percentage assumed by such Eligible Assignee pursuant to such Assignment and Transfer and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Transfer and shall otherwise be in substantially the form of the assigned Notes delivered to the assignor Lender. Assignor Lenders shall cancel and return the old Note or Notes to the Borrower promptly after delivery of the new Note or Notes to the applicable Lenders.

                  (f) Each Lender may, without the consent of any Credit Party or other Person, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its commitments hereunder and the Revolving Credit Loans owing to it and the Notes held by it); provided, however, that (i) each such participation shall be in an amount not less than the Minimum Commitment, (ii) such Lender's obligations under this Agreement (including, without limitation, its commitments hereunder) shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement, (v) each Credit Party, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; provided, that such Lender may agree with any participant that such Lender will not, without such participant's consent, agree to or approve any waivers or amendments which would reduce the principal of or the interest rate on any Revolving Credit Loans, extend the term or increase the amount of the commitments of such participant, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal or release Collateral securing the Revolving Credit Loans (other than Collateral disposed of pursuant to the terms of this Agreement or the Security Documents) and (vi) any such disposition shall not, without the consent of any Credit Party, require such Credit Party to file a registration statement with the Securities and Exchange Commission or to apply to qualify the Revolving Credit Loans or the Notes under the blue sky laws of any state.

                  (g) Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this SECTION 13.1, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to each Credit Party furnished to such Lender by or on behalf of such Credit Party; provided that, prior to any such disclosure, each such-assignee, proposed assignee, participant or proposed participant shall agree with such Credit Party or such Lender (which in the case of an agreement with only such Lender, such Credit Party shall be recognized as a third party beneficiary thereof) to preserve the confidentiality of any confidential information relating to such Credit Party received from such Lender.

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

                  (h) Each Credit Party shall assist any Lender permitted to sell assignments or participations under this SECTION 13.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including, without limitation,
         (i) prompt assistance in the preparation of an information memorandum and the verification of the completeness and accuracy of the information contained therein; (ii) preparation of offering materials and projections by such Credit Party and its advisors; (iii) providing the Agent with all information reasonably deemed necessary by Agent to successfully complete the syndication, including, without limitation, financial information, evaluations and projections; (iv) confirmation as to the accuracy and completeness of such offering materials, information and projections; (v) participation of such Credit Party's senior management in meetings and conference calls with potential lenders at such times and places as Agent may reasonable request; and
         (vi) the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested; provided, however, the Credit Parties shall not be required to incur any material costs in connection with the foregoing unless such assignment or participation shall be made in connection with a waiver, amendment or modification requested by any Credit Party.

                  SECTION 13.2 Representation of Lenders Each Lender hereby represents that it will make each Advance hereunder as a commercial loan for its own account in the ordinary course of its business; provided, however, that subject to SECTION 13.1 hereof, the disposition of the Notes or other evidence of the Secured Obligations held by any Lender shall at all times be within its exclusive control.

                                  ARTICLE XIV.
                                    THE AGENT

                  SECTION 14.1 Appointment of Agent Each of the Lenders hereby irrevocably designates and appoints The CIT Group/Business Credit, Inc. as the Agent of such Lender under this Agreement and the other Loan Documents. Each such Lender irrevocably authorizes Agent, as the Agent for such Lender to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and such other Loan Documents, including, without limitation, to make determinations as to the eligibility of Accounts and Inventory and to adjust the advance ratios contained in the definition of "Borrowing Base" (so long as such advance ratios, as adjusted, do not exceed those set forth in the definition of "Borrowing Base"), together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Agent.

                  SECTION 14.2 Delegation of Duties The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

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The Agent shall not be  responsible  for the  negligence  or  misconduct  of any agents or attorneys-in-fact selected by it with reasonable care.

                  SECTION 14.3 Exculpatory Provisions Neither the Agent nor any of its trustees, officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable to any Lender (or any Lender's participants) for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any Lender (or any Lender's participants) for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of any Credit Party to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of any Credit Party.

                  SECTION 14.4 Reliance by Agent The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Credit Parties), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with
SECTION 13.1. The Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or the unanimous consent of the Lenders with respect to the matters set forth in
SECTION 15.10(B)) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

                  SECTION 14.5 Notice of Default The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) continue making Advances to Borrower on behalf of the Lenders in reliance on the provisions of SECTION

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4.6 and take such other action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  SECTION 14.6 Non-Reliance on Agent and Other Lenders Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of each Credit Party, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of each Credit Party and made its own decision to make its Advances hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of each Credit Party. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder or by the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of each Credit Party which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  SECTION 14.7 Indemnification The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by a Credit Party and without limiting the obligation of each Credit Party to do so), ratably according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct or resulting solely from transactions or occurrences that occur at a time after such Lender has assigned all of its interests, rights and obligations under this Agreement pursuant to SECTION 13.1 or, in the case of a Lender to which an assignment is made hereunder pursuant to SECTION 13.1, at a time before such assignment. The agreements in this subsection shall survive the payment of the Notes, the Secured Obligations and all other amounts payable hereunder and the termination of this Agreement.

                  SECTION 14.8 Agent in Its Individual Capacity The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with each Credit Party as though it was not the Agent hereunder. With respect to its

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Commitment, the Advances made or renewed by it and any Note issued to it and any
Letter of Credit issued by it, the Agent shall have and may exercise the same rights and powers under this Agreement and the other Loan Documents and is subject to the same obligations and liabilities as and to the extent set forth herein and in the other Loan Documents for any other Lender. The terms "Lenders" or "Required Lenders" or any other term shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Lender or one of the Required Lenders.

                  SECTION 14.9 Successor Agent
The Agent may resign as Agent by providing thirty (30) days written notice to the Lenders. If the Agent shall resign or be removed as Agent under this Agreement, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall, so long as no Default or Event of Default shall have occurred, be subject to the approval of the Borrower (which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any Agent's resignation or removal hereunder as Agent, the provisions of SECTION 14.7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                  SECTION 14.10 Notices from Agent to Lenders The Agent shall promptly, upon receipt thereof, forward to each Lender copies of any monthly Borrowing Base Certificates supplied to it by Borrower pursuant to SECTION 8.10(D)(II) hereof.

                  SECTION 14.11 Agency for Perfection.
Agent and each Lender hereby appoints each other Lender as agent for the purpose of perfecting Agent's Liens in assets which, in accordance with Article IX of the UCC can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

                                  ARTICLE XV.
                                  MISCELLANEOUS

                  SECTION 15.1 Notices.

                  (a) Method of Communication. Except as specifically provided in this Agreement or in any of the Loan Documents, all notices and the communications hereunder and thereunder shall be in writing or by telephone, subsequently confirmed in writing. Notices in writing shall be delivered personally or sent by e-mail, certified or registered mail, postage pre-paid, or by overnight courier, telex or facsimile transmission and shall be deemed received in the case of personal delivery, when delivered, in the case of mailing, when receipted for, in the case of overnight delivery, on the next Business Day after delivery to the courier, and in the case of e-mail, telex and facsimile


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         transmission, upon transmittal, provided that in the case of notices to the Agent, notice shall be deemed to have been given only when such notice is actually received by the Agent. A telephonic notice to the Agent, as understood by the Agent, will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

(b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address of which all the other parties are notified in writing

            If to any Credit Party:  c/o Loehmann's Operating Co.
                                     2500 Halsey St.
                                     Bronx, New York 10461
                                     Attn:  Rich Morretta
                                     Titles:  Vice President and Controller
                                     Facsimile No.:  (718) 518-2788

            With a copy to:          Karen Ceil Lapidus, Esq.
                                     General Counsel
                                     Loehmann's Operating Co.
                                     2500 Halsey St.
                                     Bronx, New York 10461
                                     Facsimile No.:  (718) 430-5367

            If to the Agent:         The CIT Group/Business Credit, Inc.
                                     1211 Avenue of the Americas
                                     New York, New York 10036
                                     Attn.:  Deborah Rogut
                                     Title:  Vice President
                                     Facsimile No.:  (212) 536-9379

            With a copy to:          Hahn & Hessen LLP
                                     488 Madison Ave.
                                     New York, New York 10022
                                     Attn.:  Leonard Lee Podair, Esq.
                                     Facsimile:  (212) 478-7400

            If to a Lender:          At the address of such Lender set forth on
                                     the signature page hereof.

                  (c) Agent's Office. The Agent hereby designates its office located at 1211 Avenue of the Americas, New York, New York 10036, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower, as the office to which payments due are to be made and at which Advances will be disbursed.

                  SECTION 15.2 Expenses Borrower agrees to pay or reimburse on demand all reasonable costs and expenses incurred by the Agent or, following an Event of Default, any


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Lender, including,  without limitation, the reasonable fees and disbursements of counsel, in connection with (a) the negotiation, preparation, execution, delivery, administration, enforcement and termination of this Agreement and each of the other Loan Documents, whenever the same shall be executed and delivered, including, without limitation (i) the out-of-pocket costs and expenses incurred in connection with the administration and interpretation of this Agreement and each of the other Loan Documents (provided that, before Agent or any Lender incurs any costs or expenses with respect to any Blocked Account Agreement, Agent or such Lender shall (if reasonably possible) provide Borrower with reasonable notice that Agent or such Lender is about to incur such costs or expenses and provide Borrower with a commercially reasonable opportunity to directly pay such costs or expenses prior to Agent or such Lender incurring such costs or expenses); (ii) the costs and expenses of appraisals of the Collateral;
(iii) the costs and expenses of lien and title searches; and (iv) taxes, fees and other charges for filing the Financing Statements and continuations and the costs and expenses of taking other actions to perfect, protect, and continue the Security Interests, including, without limitation, the filing of any such financing or continuation statements as Agent deems necessary in its sole discretion in order to comply with the Uniform Commercial Code; (b) the preparation, execution and delivery of any waiver, amendment, supplement or consent by the Agent and the Lenders relating to this Agreement or any of the other Loan Documents; (c) sums paid or incurred to pay any amount or take any action required of the Credit Parties under this Agreement or any of the other Loan Documents that any Credit Party fails to pay or take; (d) the reasonable out-of-pocket costs of field audits, inspections and verifications of the Collateral by the Agent and the Lenders, including, without limitation, standard per diem fees charged by the Agent and the Lenders for each auditor and travel, lodging, and meals in connection with any of the foregoing, provided, however, if at any time no Default or Event of Default has occurred and is continuing, then Borrower shall not be required to pay for more than two (2) such audits, inspections or verifications in the subsequent twelve (12) consecutive months;
(e) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining each Disbursement Account, Blocked Account, lockbox and any other arrangements with third parties relating to the Collateral; (f) costs and expenses of preserving and protecting the Collateral; (g) consulting with one or more Persons, including appraisers, accountants and lawyers, concerning the value of any Collateral for the Secured Obligations or related to the nature, scope or value of any right or remedy of the Agent or any Lender hereunder or under any of the other Loan Documents, including any review of factual matters in connection therewith, which expenses shall include the fees and disbursements of such Persons; provided, however, solely with respect to appraisers, if at any time no Default or Event of Default has occurred and is continuing, then Borrower shall not be required to pay for more than one (1) appraisal by any such appraiser in the subsequent twelve (12) consecutive months; and (h) reasonable costs and expenses paid or incurred to obtain payment of the Secured Obligations, enforce the Security Interests, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of this Agreement and each of the other Loan Documents, or to prosecute or defend any claim in any way arising out of, related to or connected with, this Agreement or any of the other Loan Documents, which expenses shall include the
reasonable  fees  and   disbursements  of  counsel  and  of  experts  and  other
consultants retained by the Agent or any Lender.

The foregoing shall not be construed to limit any other provisions of this Agreement or any of the other Loan Documents regarding costs and expenses to be paid by Borrower. Borrower


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hereby authorizes the Agent and the Lenders,  upon reasonable  consultation with
(but not notice to) Borrower, to debit the Borrower's Loan Accounts (by increasing the principal amount of the Revolving Credit Loan) in the amount of any such costs and expenses owed by Borrower when due.

                  SECTION 15.3 Stamp and Other Taxes Borrower will pay any and all stamp, registration, recordation and similar taxes, fees or charges and shall indemnify the Agent and the Lenders against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement and any of the Loan Documents or the perfection of any rights or security interest thereunder, including, without limitation, the Security Interest.

                  SECTION 15.4 Setoff; Pro Rata Participation.

                  (a) In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender is hereby authorized by Borrower at any time or from time to time, without notice to Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by any Lender to or for the credit or the account of Borrower against and on account of the Secured Obligations irrespective or whether or not the Agent or such Lender shall have made any demand under this Agreement or any of the Loan Documents, or the Agent or such Lender shall have declared any or all of the Secured Obligations to be due and payable as permitted by SECTION 12.2 and although such Secured Obligations shall be contingent or unmatured.

                  (b) If any Lender shall obtain payment of any principal of or interest on any Revolving Credit Loans made by it or on any other Secured Obligation owing to such Lender through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, it shall promptly so notify the Agent (which shall promptly notify the other Lenders). If, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on any Revolving Credit Loans than such Lender's Commitment Percentage thereof, then it shall, at the request of such other Lender or Lenders, promptly purchase from such other Lender or Lenders participations in (or, if and to the extent specified by such first Lender, direct interests in) the principal of or interest on Revolving Credit Loans owing to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that such first Lender and such other Lender or Lenders (such first Lender and such other Lender or Lenders being collectively referred to as the "Sharing Lenders") shall share the benefit of such excess payment (net of any expenses which may be incurred by such first Lender in obtaining or preserving such excess payment) ratably in accordance with the unpaid amounts of such obligations owing to each of the Sharing Lenders and their respective Commitment Percentages of the Revolving Credit Facility. To such end all the Sharing Lenders shall make appropriate adjustments among

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         themselves (by the resale of participations  sold or otherwise) if such payment is rescinded or must otherwise be restored.

                  (c) Borrower agrees that any Lender so purchasing a participation in obligations hereunder of Borrower to another Lender or other Lenders may exercise any and all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such first Lender were a direct holder of obligations of Borrower in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower.

                  (d) If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which Section 15.4(b) hereof applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 15.4 to share in the benefits of any recovery on such secured claim.

                  SECTION 15.5 Litigation EACH CREDIT PARTY, THE AGENT AND EACH LENDER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY CREDIT PARTY, THE AGENT AND SUCH LENDER ARISING OUT OF THIS AGREEMENT, THE COLLATERAL OR ANY ASSIGNMENT THEREOF OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN ANY CREDIT PARTY AND THE AGENT OR ANY LENDER OF ANY KIND OR NATURE. EACH CREDIT PARTY, THE AGENT AND THE LENDERS HEREBY AGREE THAT THE FEDERAL COURT OF THE SOUTHERN DISTRICT OF NEW YORK SHALL HAVE NONEXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY CREDIT PARTY AND THE AGENT OR SUCH LENDER, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE LOAN DOCUMENTS OR TO ANY MATTER ARISING THEREFROM. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS, HEREBY WAIVING PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN AND AGREEING THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS OF SUCH CREDIT PARTY SET FORTH IN SECTION
15.1. SHOULD ANY CREDIT PARTY FAIL TO APPEAR OR ANSWER ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THIRTY (30) DAYS AFTER THE RECEIPT THEREOF (AS THE TERM "RECEIPT" IS DEFINED IN SECTION 15.1 HEREOF), IT SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE RENDERED AGAINST IT AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE NONEXCLUSIVE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT

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OBTAINED  IN SUCH  FORUM OR THE TAKING OF ANY ACTION  UNDER  THIS  AGREEMENT  TO
ENFORCE SAME IN ANY APPROPRIATE JURISDICTION.

                  SECTION  15.6  Waiver  of  Rights  EACH  CREDIT  PARTY  HEREBY
KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES ALL RIGHTS WHICH SUCH CREDIT PARTY HAS UNDER APPLICABLE LAW TO NOTICE AND TO A JUDICIAL HEARING PRIOR TO THE AGENT OR ANY LENDER, OR THE SUCCESSORS AND ASSIGNS OF THE AGENT OR SUCH LENDER, BECOMING ENTITLED TO POSSESSION OF THE COLLATERAL UPON AN EVENT OF DEFAULT. EACH CREDIT PARTY ACKNOWLEGES THAT, UPON AN EVENT OF DEFAULT, THE AGENT AND LENDERS WOULD BE IRREPRABLY HARMED AND, ACCORDINGLY, EACH CREDIT PARTY CONSENTS TO THE EXERCISE BY THE AGENT, ON BEHALF OF LENDERS, OF SUCH LAWFUL PROVISIONAL REMEDIES AS THE AGENT MAY ELECT. EACH CREDIT PARTY HEREBY ACKNOWLEDGES THAT IT HAS READ AND FULLY UNDERSTANDS THE TERMS OF THIS WAIVER AND CONSENT AND THE EFFECTS HEREOF.

                  SECTION 15.7 Reversal of Payments The Agent and each Lender shall have the continuing and exclusive right to apply, reverse and re-apply any and all payments to any portion of the Secured Obligations in a manner consistent with the terms of this Agreement. To the extent Borrower makes a payment or payments to the Agent, for the account of the Lenders, or any Lender receives any payment or proceeds of the Collateral for Borrower's benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect, as if such payment or proceeds had not been received by the Agent or such Lender, and shall constitute a Prime Advance.

                  SECTION 15.8 Injunctive Relief Each Credit Party recognizes that, in the event such Credit Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to the Agent and the Lenders; therefore, such Credit Party agrees that if any Event of Default shall have occurred and be continuing, the Agent and the Lenders, if the Agent or any Lender so requests, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

                  SECTION 15.9 Accounting Matters All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by any Credit Party to determine whether it is in compliance with any covenant contained herein, shall, unless this Agreement otherwise provides or unless Required Lenders shall otherwise consent in writing, be performed in accordance with GAAP.

                  SECTION 15.10 Amendments

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

                  (a) Except as set forth in SUBSECTION (B) below, any term, covenant, agreement or condition of this Agreement or any of the Loan Documents may be amended or waived, and any departure therefrom may be consented to by the Required Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders and, in the case of an amendment (other than an amendment described in SECTION 15.10(D)), by the Borrower, and in any such event, the failure to observe, perform or discharge any such term, covenant, agreement or condition (whether such amendment is executed or such waiver or consent is given before or after such failure) shall not be construed as a breach of such term, covenant, agreement or condition or as a Default or an Event of Default. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

                  (b) Except as otherwise set forth in this Agreement, without the prior unanimous written consent of the Lenders,

                           (i) no amendment,  consent or waiver shall affect the
                  amount or extend the time of the obligation of the Lenders to make Advances or extend the originally scheduled time or times of payment of the principal of any Revolving Credit Loans or alter the time or times of payment of interest on any Revolving Credit Loans or the Revolving Credit Facility Amount, the Commitment or Commitment Percentage of any Lender or the rate of interest thereon or the amount of any fee payable hereunder or permit any subordination of the principal or interest on such loans, permit the subordination of the Security Interests in any material Collateral or amend the provisions of ARTICLE 12 or of this SECTION 15.10(B),

                           (ii) no  Collateral  shall be  released  by the Agent
                  other than as specifically permitted in this Agreement,

                           (iii) except to the extent expressly provided herein,
                  the definition "Borrowing Base" shall not be amended, and

                           (iv) neither the Agent nor any Lender  shall  consent
                  to any amendment to or waiver of the amortization, deferral or subordination provisions of any instrument or agreement evidencing or relating to obligations of Borrower that are expressly subordinate to any of the Secured Obligations if such amendment or waiver would be adverse to the Lenders in their capacities as Lenders hereunder;

provided, however, that anything herein to the contrary notwithstanding, Required Lenders shall have the right to waive any Default or Event of Default and the consequences hereunder of such Default or Event of Default, provided that such Default or Event of Default does not arise under SECTION 12.1(G) or
SECTION 12.1(H) or out of a breach of, or failure to perform or observe any term, covenant or condition of this Agreement or any other Loan Document (other than the provisions of ARTICLE 12 of this Agreement), the amendment of which requires the unanimous consent of the Lenders. The Required Lenders shall have the right, with respect to any Default or Event of Default that may be waived by them, to enter into an agreement with the Borrower


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providing  for the  forbearance  from  the  exercise  of any  remedies  provided hereunder or under the other Loan Documents without waiving any Default or Event of Default.

                  (c) The making of Advances hereunder by the Lenders during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default.

                  (d) Notwithstanding any provision of this Agreement or the other Loan Documents to the contrary, no consent, written or otherwise, of the Borrower shall be necessary or required in connection with any amendment to ARTICLE 14 (except to the extent provided in SECTION 14.9) or SECTION 4.7; provided, however, Agent shall provide copies of such amendment to the Borrower.

                  SECTION 15.11 Assignment All the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Credit Party may assign or transfer any of its rights under this Agreement.

                  SECTION 15.12 Performance of each Credit Party's Duties Each Credit Party's obligations under this Agreement and each of the Loan Documents shall be performed by such Credit Party at its own cost and expense. Upon the occurrence of an Event of Default hereunder or under any of the Loan Documents, if a Credit Party shall fail to do any act or thing which it has covenanted to do under this Agreement or any of the Loan Documents, the Agent, on behalf of the Lenders, may (but shall not be obligated to) do the same or cause it to be done, at such Credit Party's cost and expense, either in the name of the Agent or the Lenders or in the name and on behalf of such Credit Party, and such Credit Party hereby irrevocably authorizes the Agent so to act.

                  SECTION 15.13 Indemnification Borrower agrees to reimburse the
Agent and the Lenders for all costs and expenses, including, without limitation, reasonable counsel fees and disbursements, incurred, and to indemnify and hold the Agent and the Lenders harmless from and against all losses suffered by, the Agent or any Lender in connection with (i) the exercise by the Agent or any Lender of any right or remedy granted to it under this Agreement or any of the other Loan Documents, (ii) any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Agreement or any of the other Loan Documents and (iii) the collection or enforcement of the Secured Obligations or any of them, in each case, other than such costs, expenses and liabilities solely and directly from such Agent's or any such Lender's gross negligence or willful misconduct.

                  SECTION 15.14 All Powers Coupled with Interest All powers of attorney and other authorizations granted to the Agent and the Lenders and any Persons designated by the Agent or the Lenders pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Secured Obligations remain unpaid or unsatisfied.

                  SECTION 15.15 Survival Notwithstanding any termination of this Agreement, (a) until all Secured Obligations have been irrevocably paid in full or otherwise satisfied, the Agent, for the benefit of the Lenders, shall retain its Security Interest and shall

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retain all rights under this  Agreement and each of the Security  Documents with respect to the Collateral as fully as though this Agreement had not been terminated, (b) the indemnities to which the Agent and the Lenders are entitled under the provisions of this ARTICLE 15 and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Agent and the Lenders against events arising after such termination as well as before and (c) in connection with the termination of this Agreement and the release and termination of the Security Interests, the Agent, on behalf of itself as agent and the Lenders, may require such assurances and indemnities as it shall reasonably deem necessary or appropriate to protect the Agent and the Lenders against loss on account of such release and termination, including, without limitation, with respect to credits previously applied to the Secured Obligations that may subsequently be reversed or revoked.

                  SECTION 15.16 Severability of Provisions Any provision of this Agreement or any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  SECTION 15.17 Governing Law This Agreement and the Notes shall be construed in accordance with and governed by the law of the State of New York.

                  SECTION 15.18 Counterparts This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

                  SECTION 15.19 Reproduction of Documents This Agreement, each of the Loan Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Agent or any Lender, and (c) financial statements, certificates and other information previously or hereafter furnished to the Agent or any Lender, may be reproduced by the Agent or such Lender by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Person may destroy any original document so produced. Each party hereto stipulates that, to the extent permitted by Applicable Law, any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original shall be in existence and whether or not such reproduction was made by the Agent or such Lender in the regular course of business), and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                  SECTION 15.20 Term of Agreement This Agreement shall remain in effect from the Effective Date through the Termination Date and thereafter until all Secured Obligations shall have been irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

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                  SECTION 15.21  Confidentiality.(a) Each Credit Party severally hereby consents that the Agent and each Lender may issue and disseminate to the public general information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of the Credit Parties and a general description of the Credit Parties' business and may use the Credit Parties' names in advertising and other promotional material.

                  (b) Subject to the provisions of the following sentence, each Lender severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to the Agent or such Lender by or on behalf of such Credit Party under this Agreement or any other Loan Document (including, without limitation, the Blocked Account Agreements), except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than such Credit Party, provided that such source is not bound by a confidentiality agreement with such Credit Party known to the Agent or such Lender; provided, however, that the Agent and any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any Applicable Law; (D) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party, subject to reasonable prior notice to such Credit Party (only if time permits such notice); (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to the Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors, provided that any such Person agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; (G) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; and (H) to its Affiliates (excluding Affiliates described in CLAUSE (B) of the definition thereof).

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers in several counterparts all as of the day and year first written above.

                                    BORROWER:

                                    LOEHMANN'S OPERATING CO.

                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:


                                    GUARANTORS:

                                    LOEHMANN'S HOLDINGS, INC.

                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:


                                    LOEHMANN'S, INC.

                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:


                                    LOEHMANN'S REAL ESTATE HOLDINGS,
                                    INC.

                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:

                                    AGENT:

                                    THE CIT GROUP/BUSINESS CREDIT, INC.

                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:


                                    LENDER:

      Commitment: $50,000,000       THE CIT GROUP/BUSINESS CREDIT, INC.

                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title: